                                                                   EXHIBIT T3E.1

                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION



-----------------------------------------------x
IN RE)                                         )     Case No. 98-60390
                                               )
PARAGON TRADE BRANDS, INC.,                    )     Chapter 11
                                               )
         Debtor.                               )     Judge Murphy
                                               )
Federal Tax I.D. No. 91-1554663                )
                                               )
-----------------------------------------------x




                      SECOND AMENDED PLAN OF REORGANIZATION



ALSTON & BIRD LLP                                            O'MELVENY & MYERS LLP
Attorneys for Debtor and Debtor in                           Attorneys for the Official Committee of Unsecured
   Possession                                                  Creditors
1201 West Peachtree Street                                   153 East 53rd Street
Atlanta, Georgia 30309-3424                                  New York, New York 10022
(404) 881-7000                                               (212) 326-2000

and                                                          and

WILLKIE FARR & GALLAGHER                                     PARKER HUDSON RAINER & DOBBS LLP
Special Reorganization Counsel for Debtor                    Attorneys for the Official Committee of
   and Debtor in Possession                                    Unsecured Creditors
787 Seventh Avenue                                           Suite 1500
New York, New York  10019-6099                               285 Peachtree Center Avenue
(212) 728-8000                                               Atlanta, Georgia  30303
                                                             (404) 523-5300



Dated as of: November 15, 1999

First Amended Plan of Reorganization


                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
 I.  DEFINITIONS..................................................................................................1
          1.1.  ADMINISTRATIVE CLAIM..............................................................................1
          1.2.  AFFILIATE.........................................................................................1
          1.3.  ALLOWED CLAIM.....................................................................................1
          1.4.  ALLOWED INTEREST..................................................................................2
          1.5.  APPLICABLE BAR DATE...............................................................................2
          1.6.  BALLOT............................................................................................2
          1.7.  BANKRUPTCY CODE...................................................................................2
          1.8.  BANKRUPTCY COURT..................................................................................2
          1.9.  BANKRUPTCY RULES..................................................................................2
          1.10. BOARD OF DIRECTORS................................................................................2
          1.11. BUSINESS DAY......................................................................................3
          1.12. BYLAWS............................................................................................3
          1.13. CASH..............................................................................................3
          1.14. CASH EQUIVALENTS..................................................................................3
          1.15. CERTIFICATE OF INCORPORATION......................................................................3
          1.16. CHAPTER 11 CASE...................................................................................3
          1.17. CLAIM.............................................................................................3
          1.18. CLAIMS OBJECTION DEADLINE.........................................................................3
          1.19. CLASS.............................................................................................3
          1.20. COMMISSION........................................................................................3
          1.21. COMMITTEES........................................................................................3
          1.22. CONFIRMATION......................................................................................3
          1.23. CONFIRMATION DATE.................................................................................3
          1.24. CONFIRMATION HEARING..............................................................................4
          1.25. CONFIRMATION ORDER................................................................................4
          1.26. CONVENIENCE CLAIM.................................................................................4
          1.27. CREDITORS' COMMITTEE..............................................................................4
          1.28. CURE STATEMENT....................................................................................4
          1.29. DEBTOR............................................................................................4
          1.30. DEBTOR IN POSSESSION..............................................................................4
          1.31. DEBTOR'S PROFESSIONALS............................................................................4
          1.32. DELAWARE ACTION...................................................................................4
          1.33. DIP BANK AGENT....................................................................................4
          1.34. DIP CLAIM.........................................................................................4
          1.35. DIP CREDIT AGREEMENT..............................................................................4
          1.36. DISALLOWED........................................................................................5
          1.37. DISBURSEMENT ACCOUNT(S)...........................................................................5
          1.38. DISCLOSURE STATEMENT..............................................................................5
          1.39. DISCLOSURE STATEMENT HEARING......................................................................5



                                      (i)
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
          1.40. DISPUTED..........................................................................................5
          1.41. DISPUTED CLAIMS RESERVE...........................................................................5
          1.42. DISTRIBUTION......................................................................................5
          1.43. DISTRIBUTION DATE.................................................................................5
          1.44. DISTRIBUTION RECORD DATE..........................................................................5
          1.45. EFFECTIVE DATE....................................................................................5
          1.46. EQUITY COMMITTEE..................................................................................5
          1.47. ESTATE............................................................................................5
          1.48. ESTIMATED.........................................................................................6
          1.49. ESTIMATED CLAIMS SCHEDULE.........................................................................6
          1.50. ESTIMATION ORDER..................................................................................6
          1.51. EXCHANGE ACT......................................................................................6
          1.52. FEE CLAIM.........................................................................................6
          1.53. FEE CLAIMS BAR DATE...............................................................................6
          1.54. FILED, FILE OR FILING.............................................................................6
          1.55. FINAL DISTRIBUTION................................................................................6
          1.56. FINAL DISTRIBUTION DATE...........................................................................6
          1.57. FINAL ORDER.......................................................................................6
          1.58. IMPAIRED..........................................................................................7
          1.59. INITIAL DISTRIBUTION DATE.........................................................................7
          1.60. INTEREST..........................................................................................7
          1.61. INTEREST HOLDERS' NEW COMMON STOCK AMOUNT.........................................................7
          1.62. K-C...............................................................................................7
          1.63. K-C SETTLEMENT....................................................................................7
          1.64. K-C SETTLEMENT AGREEMENT..........................................................................7
          1.65. K-C SETTLEMENT ORDER..............................................................................7
          1.66. LITIGATION CLAIMS.................................................................................7
          1.67. LITIGATION TRUSTEE................................................................................7
          1.68. LITIGATION PROCEEDS...............................................................................7
          1.69. NEW BOARD.........................................................................................8
          1.70. NEW COMMON STOCK..................................................................................8
          1.71. NEW COMMON STOCK AMOUNT...........................................................................8
          1.72. NEW NOTES.........................................................................................8
          1.73. NEW NOTES AMOUNT..................................................................................8
          1.74. NEW CREDIT AGREEMENT..............................................................................8
          1.75. NEW ORGANIZATIONAL DOCUMENTS......................................................................8
          1.76. New Securities....................................................................................8
          1.77. NON-TEEP RETENTION PLAN...........................................................................9
          1.78. OLD COMMON STOCK..................................................................................9
          1.79. OLD COMMON STOCK INTERESTS........................................................................9
          1.80. OLD STOCK OPTIONS.................................................................................9
          1.81. OLD STOCK OPTION INTERESTS........................................................................9
          1.82. P&G...............................................................................................9
          1.83. P&G SETTLEMENT....................................................................................9
          1.84. P&G SETTLEMENT AGREEMENT..........................................................................9



                                      (ii)

          1.85. P&G SETTLEMENT ORDER..............................................................................9
          1.86. PERIODIC DISTRIBUTION DATE........................................................................9
          1.87. PERSON............................................................................................9
          1.88. PETITION DATE.....................................................................................9
          1.89. PLAN..............................................................................................9
          1.90. PLAN VOTING DEADLINE.............................................................................10
          1.91. POPE & TALBOT....................................................................................10
          1.92. PREPETITION......................................................................................10
          1.93. PREPETITION BANK CLAIM...........................................................................10
          1.94. PREPETITION CLAIMS BAR DATE......................................................................10
          1.95. PREPETITION LINE OF CREDIT.......................................................................10
          1.96. PREPETITION PARAGON CANADA GUARANTY..............................................................10
          1.97. PREPETITION REVOLVING CREDIT AGREEMENT...........................................................10
          1.98. PRIORITY NON-TAX CLAIM...........................................................................10
          1.99. PRIORITY TAX CLAIM...............................................................................10
          1.100. PROFESSIONAL....................................................................................10
          1.101. PROFESSIONAL FEE RESERVE........................................................................10
          1.102. PROPONENTS......................................................................................10
          1.103. PRO RATA SHARE..................................................................................11
          1.104. RECORD DATE.....................................................................................11
          1.105. REGISTRATION RIGHTS AGREEMENT...................................................................11
          1.106. REORGANIZED PARAGON.............................................................................11
          1.107. RESTATED BYLAWS.................................................................................11
          1.108. RESTATED CERTIFICATE OF INCORPORATION...........................................................11
          1.109. RIGHTS..........................................................................................11
          1.110. SCHEDULES.......................................................................................11
          1.111. SECURED CLAIM...................................................................................11
          1.112. SECURITIES ACT..................................................................................12
          1.113. TEEP RETENTION PLAN.............................................................................12
          1.114. TEXAS ACTION....................................................................................12
          1.115. UNCLAIMED PROPERTY..............................................................................12
          1.116. UNSECURED CLAIM.................................................................................12
          1.117. UNSECURED CLAIMS DISTRIBUTION POOL..............................................................12
          1.118. UNSECURED CREDITOR NEW COMMON STOCK AMOUNT......................................................12
          1.119. VOTING PROCEDURES...............................................................................12
          1.120. VOTING RECORD DATE..............................................................................13
          1.121. WARRANTS........................................................................................13
          1.122. WELLSPRING......................................................................................13
          1.123. WELLSPRING COMMITMENT...........................................................................13
          1.124. WELLSPRING CONSIDERATION........................................................................13
          1.125. WELLSPRING INVESTMENT AMOUNT....................................................................13
          1.126. WELLSPRING NEW NOTES INDENTURE..................................................................13
          1.127. WELLSPRING NEW NOTES INDENTURE TRUSTEE..........................................................13
          1.128. WELLSPRING NEW NOTES INTEREST RATE..............................................................13
          1.129. WELLSPRING RIGHTS OFFERING......................................................................13



                                     (iii)

          1.130. WELLSPRING RIGHTS OFFERING PROCEDURES...........................................................14
          1.131. WELLSPRING STOCK PURCHASE AGREEMENT.............................................................14
          1.132. WEYERHAEUSER....................................................................................14

 II.  METHOD OF CLASSIFICATION OF CLAIMS AND  INTERESTS AND GENERAL PROVISIONS...................................14
          2.1. General Rules of Classification...................................................................14
          2.2. Administrative Claims, Fee Claims and Priority Tax Claims.........................................14
          2.3. Satisfaction of Claims and Interests..............................................................14
          2.4. Bar Date for Fee Claims...........................................................................14

 III.    14

IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN..........................15
          3.1. Unimpaired Classes Conclusively Presumed to Accept the Plan.......................................15
          3.2. Classes of Claims and Interests Impaired by the Plan and Entitled to Vote.........................15
          3.3. Classes Receiving No Distribution and Deemed to Reject the Plan...................................15
          3.4. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code...................................15

 IV.  CLASSIFICATION OF CLAIMS AND INTERESTS.....................................................................15
          4.1. Classification....................................................................................15

 V.      15

PROVISIONS FOR ALLOWANCE, TREATMENT AND PAYMENT OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS.................16
          5.1. Treatment of Allowed Priority Tax Claims..........................................................16
          5.2. Treatment of Allowed Administrative Claims........................................................16
          5.3. Treatment of Allowed DIP Claims...................................................................16
          5.4. Treatment of FeeClaims............................................................................17

 VI.  TREATMENT OF CLASSES OF ALLOWED CLAIMS AND ALLOWED INTERESTS...............................................17
          6.1. Treatment of Allowed Secured Claims (Class 1).....................................................17
          6.2. Treatment of Allowed Priority Non-Tax Claims (Class 2)............................................18
          6.3. Treatment of Allowed Unsecured Claims (Class 3A)..................................................18
          6.4. Treatment of Allowed Convenience Claims (Class 3B)................................................19
          6.5. Treatment of Allowed Old Common Stock Interests (Class 4A)........................................19
          6.6. Treatment of Old Stock Option Interests (Class 4B)................................................19
          6.7. No Distribution in Excess of Allowed Amount of Claim..............................................20



                                      (iv)


 VII.  COMPROMISE AND SETTLEMENT OF CERTAIN CLAIMS;  THE WELLSPRING STOCK PURCHASE AGREEMENT.....................20
          7.1. Compromise and Settlement of Claims Held by P&G...................................................20
          7.2. Compromise and Settlement of Claims Held by K-C...................................................20
          7.3. Allowance of the Prepetition Bank Claims..........................................................20
          7.4. Allowance and Payment of Postpetition Interest....................................................20
          7.5. The Wellspring Stock Purchase Agreement...........................................................20
          7.6. The PMI Claim.....................................................................................21
          7.7. Withdrawal of Pending Litigation..................................................................21

 VIII.  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES....................................................21
          8.1. Assumption or Rejection...........................................................................21
          8.2. Cure of Defaults upon Assumption..................................................................22
          8.3. Rejection Damage Claims...........................................................................22
          8.4. Objections........................................................................................22
          8.5. Bar Date for Rejection Damage Claims..............................................................23
          8.6. Deemed Consents...................................................................................23

 IX.  MEANS OF IMPLEMENTATION OF THE PLAN........................................................................23
          9.1. Funding and Distribution of Cash..................................................................23
          9.2. Working Capital Facility..........................................................................23
          9.3. Intentionally omitted.............................................................................23
          9.4. Cancellation of Instruments.......................................................................23
          9.5. Restated Certificate of Incorporation; Restated Bylaws............................................23
          9.6. Issuance of New Common Stock, New Notes and Warrants..............................................24
          9.7. Certain Provisions Regarding New Common Stock.....................................................24
          9.8. Estimation of Disputed Claims.....................................................................24
          9.9. Continuation of Business..........................................................................24
          9.10. Provisions for Management........................................................................24
          9.11. Consummation of P&G Settlement...................................................................25
          9.12. Consummation of K-C Settlement...................................................................25
          9.13. Revesting of Property in Reorganized Paragon.....................................................26
          9.14. Surrender of Instruments/Cancellation of Stock...................................................26
          9.15. Release of Liens and Perfection of Liens.........................................................27
          9.16. Registration of Securities.......................................................................28
          9.17. Avoidance Actions................................................................................28
          9.18. Exemption from Certain Transfer Taxes............................................................28
          9.19. Compromise of Controversies......................................................................29
          9.20. Continuation of Paragon's 401(k) and Profit Sharing Plan.........................................29
          9.21. Investigation, Prosecution and/or Settlement of the Litigation Claims............................29
          9.22. Wellspring Rights Offering.......................................................................34



                                      (v)


 X.  ADMINISTRATION OF THE PLAN..................................................................................35
          10.1. Implementation of Plan...........................................................................35
          10.2. Responsibilities of Reorganized Paragon..........................................................35
          10.3. Other............................................................................................35
          10.4. Powers of Reorganized Paragon as Administrator of the Plan.......................................35
          10.5. Exculpation and Limitation of Liability..........................................................36
          10.6. Distribution by Reorganized Paragon..............................................................36
          10.7. Establishment and Maintenance of Disbursement Accounts...........................................36

 XI.  DISTRIBUTIONS..............................................................................................36
          11.1. Timing of Distributions..........................................................................36
          11.2. Manner of Payment................................................................................36
          11.3. Persons Deemed Holders of Registered Securities..................................................37
          11.4. Compliance with Tax Requirements.................................................................37
          11.6. De Minimis Distributions.........................................................................37
          11.7. Periodic Distributions to Holders of Allowed Unsecured Claims and Allowed Old
                  Common Stock Interests.........................................................................37
          11.8. Initial Distributions to the Holders of Subsequently Allowed Unsecured Claims
                  and Allowed Interests..........................................................................37
          11.9. Subsequent Periodic Distributions to Holders of Previously Allowed Claims and Previously
                  Allowed Interests..............................................................................38
          11.10. Final Distribution..............................................................................38
          11.11. Distributions on Disputed Claims................................................................38
          11.12. Disbursement of Funds and Delivery of New Securities............................................38
          11.13. Fractional Cents................................................................................39
          11.14. Fractional Securities...........................................................................39
          11.15. Disputed Payments...............................................................................39
          11.16. Unclaimed Property..............................................................................39

 XII.  DISPUTED CLAIMS, DISPUTED INTERESTS, ESTIMATION, RESERVES AND MISCELLANEOUS DISTRIBUTION PROVISIONS.......39
          12.1. Objections to Claims; Prosecution of Disputed Claims.............................................39
          12.2. Estimated Claims Schedule........................................................................40
          12.3. Estimation Order.................................................................................40
          12.4. No Recourse to Reorganized Paragon...............................................................40
          12.5. Disputed Claims Reserves.........................................................................40
          12.6. Fluctuation in Value of New Securities...........................................................41
          12.7. Voting of Certain New Common Stock...............................................................41
          12.8. Returned Distributions...........................................................................41
          12.9. Estimation of Claims.............................................................................41
          12.10. Amendments of Claims............................................................................41

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                                      (vi)


 XIII.  WAIVERS, DISCHARGE, RELEASE, INDEMNIFICATION, ABANDONMENT, AND SETTLEMENT OF CLAIMS......................42
          13.1. Discharge of Debtor..............................................................................42
          13.2. Complete Satisfaction............................................................................42
          13.3. Release of Debtor................................................................................42
          13.4. Exoneration......................................................................................42
          13.5. Indemnification..................................................................................43
          13.6. Release of Committee Members.....................................................................44
          13.7. Enforceability of Releases.......................................................................44
          13.8. Additional Releases..............................................................................44
          13.9. Injunction.......................................................................................44
          13.10. Terms of Injunctions or Stays...................................................................44

 XIV.  CONDITIONS TO CONFIRMATION/EFFECTIVE DATE.................................................................44
          14.1. Conditions Precedent to Confirmation.............................................................44
          14.2. Conditions Precedent to Effective Date...........................................................45
          14.3. Additional Conditions Precedent to Effective Date................................................45
          14.4. Waiver of Conditions Precedent to Confirmation and Consummation..................................46
          14.5. Mootness.........................................................................................46

 XV.  MISCELLANEOUS PROVISIONS...................................................................................46
          15.1. Administration Pending Effective Date............................................................46
          15.2. Carrying Out of Terms............................................................................46
          15.3. Withdrawal of the Plan...........................................................................46
          15.4. Amendments and Modifications to Plan.............................................................46
          15.5. Severability.....................................................................................47
          15.6. Confirmation Order...............................................................................47
          15.7. Compliance with Securities Laws and Tax Requirements.............................................47
          15.8. Interpretation, Rules of Construction, Computation of Time, and Choice of Law....................47
          15.9. Binding Effect of the Plan.......................................................................48
          15.10. Payment of Statutory Fees.......................................................................48
          15.11. Dissolution of Committees.......................................................................48
          15.12. Governing Law...................................................................................49
          15.13. Method of Notice................................................................................49
          15.14. Authorization of Corporate Action...............................................................50
          15.15. Continued Confidentiality Obligations...........................................................51

 XVI.  RETENTION OF JURISDICTION.................................................................................51
          16.1. Retention of Jurisdiction........................................................................51



                                     (vii)

                      First Amended Plan of Reorganization

                                  INTRODUCTION

                  This Second Amended Plan of Reorganization, dated as of November 15, 1999, is jointly proposed by Paragon Trade Brands, Inc. ("Paragon" or the "Debtor"), the above-captioned debtor and debtor in possession, and Paragon's Official Committee of Unsecured Creditors (the "Creditors' Committee"). Reference is made to the Disclosure Statement (as defined below), including exhibits thereto, for a discussion of the Debtor's history, business, results of operations, historical financial information, and for a summary and analysis of this Plan. No solicitation materials, other than the Disclosure Statement and related materials transmitted herewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of this Plan.

                  Under the Plan, Paragon will be reorganized either (a) through the consummation of a stock purchase agreement (the "Wellspring Stock Purchase Agreement") with PTB Acquisition Company LLC, a wholly-owned subsidiary of Wellspring Capital Management LLC ("Wellspring"), and the distribution of the proceeds thereof to fund certain distributions under the Plan, or (b) alternatively, on a stand-alone plan of reorganization basis. In the event that the Wellspring Stock Purchase Agreement is consummated, holders of Allowed Unsecured Claims will receive distributions in amounts equal to their Pro Rata Share of Cash, New Notes, and the right to participate in the Wellspring Rights Offering, and holders of Allowed Old Common Stock Interests will receive their Pro Rata Share of the Interest Holders' New Common Stock Amount, the right to participate in the Wellspring Rights Offering (to the extent all such rights are not exercised by holders of Allowed Unsecured Claims in the Wellspring Rights Offering), and the Warrants. If the Wellspring Stock Purchase Agreement is not consummated and Paragon is reorganized on a stand-alone basis hereunder, holders of Allowed Unsecured Claims will receive distributions in amounts equal to their Pro Rata Share of the Unsecured Creditor New Common Stock Amount and holders of Allowed Old Common Stock Interests will receive their Pro Rata Share of the Interest Holders' New Common Stock Amount and the Warrants. Whether or not the Wellspring Stock Purchase Agreement is consummated, holders of Allowed Unsecured Claims and Allowed Old Common Stock Interests also will receive such portion of the Litigation Proceeds, if any, as is allocable to such Claims and Interests in accordance with the provisions of this Plan. Section 7.5 of the Plan sets forth the circumstances in which the different plan alternatives set forth in this paragraph will be pursued.

                                       I.

                                   DEFINITIONS

                  In addition to such other terms as are defined in other Sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

          1.1. "ADMINISTRATIVE CLAIM" means any Claim, other than a Fee Claim, for a cost or expense of administration of the Chapter 11 Case asserted or arising under sections 503(b) and 507(a)(1) of the Bankruptcy Code, or a Claim given such status by Final Order of the Bankruptcy Court, and any fees or charges assessed against the Estate under section 1930, title 28, United States Code.

          1.2. "AFFILIATE" means an affiliate as such term is defined in section 101(2) of the Bankruptcy Code.

          1.3. "ALLOWED CLAIM" or "Allowed [Class ____] Claim" means a Claim against the Debtor (in the relevant Class, if a Class is specified) to the extent such Claim is either:

                  (a) listed by the Debtor in the Schedules in an amount greater than zero and as not being contingent, unliquidated, disputed or undetermined, to the extent that it is not objected to on or before the Claims Objection Deadline and is not otherwise Disallowed;

                  (b) a Claim or any portion of such Claim, proof of which has been timely Filed by any Applicable Bar Date, or deemed timely Filed under applicable law or by Final Order of the Bankruptcy Court, pursuant to the Bankruptcy Code, Bankruptcy Rules or applicable law, or Filed late, with Bankruptcy Court leave pursuant to a Final Order, after notice and a hearing, and either (i) is not objected to on or before the Claims Objection Deadline and is not otherwise Disallowed, or (ii) is otherwise allowed by a Final Order;

                  (c) a Claim or any portion of such Claim that: (i) is allowed:
(A) in any contract, instrument, indenture or other agreement entered into in connection with the Plan; (B) in a Final Order or, in the case of Claims held by P&G and K-C, the P&G Settlement Order and the K-C Settlement Order, respectively; or (C) pursuant to the terms of the Plan; or (ii) is settled prior to the Effective Date pursuant to any stipulation among the Debtor and the Claim holder that has been approved by the Bankruptcy Court pursuant to a Final Order; or

                  (d) with respect to an Administrative Claim only, (i) was incurred by the Debtor in the ordinary course of business during the Chapter 11 Case (including under any license agreement with P&G or K-C) to the extent due and owing without defense, offset, recoupment or counterclaim of any kind, and
(ii) is not otherwise Disputed.

                  Unless otherwise specified herein or by Final Order of the Bankruptcy Court, "Allowed Claim" shall not, for purposes of computation of Distributions under the Plan, include interest or similar charges accrued after the Petition Date. For purposes of determining the amount of an "Allowed Claim," there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent the Debtor is entitled to exercise a right of set off pursuant to applicable law.

          1.4. "ALLOWED INTEREST" means an Interest (exclusive of any shares of stock representing such Interest held in treasury) in the Debtor that is registered as of the Record Date in such stock register as may be maintained by or on behalf of the Debtor, and to which no objection has been made before any applicable deadline or which has been allowed by Final Order.

          1.5. "APPLICABLE BAR DATE" means, as the case may be, the Prepetition Claims Bar Date, the Fee Claims Bar Date or such other bar date as may be fixed by the Plan or any order of the Bankruptcy Court.

          1.6. "BALLOT" means the form of ballot distributed, together with the Disclosure Statement, to holders of Claims and Interests entitled to vote for the purpose of acceptance or rejection of the Plan.

          1.7. "BANKRUPTCY CODE" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

          1.8. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Georgia, Atlanta Division, or, to the extent that such court ceases to exercise jurisdiction over the Chapter 11 Case, such other court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

          1.9. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended, promulgated under section 2075 of title 28 of the United States Code, as applicable to the Chapter 11 Case.

          1.10. "BOARD OF DIRECTORS" means the board of directors of the Debtor as it exists immediately prior to the Effective Date.

          1.11. "BUSINESS DAY" means any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

          1.12. "BYLAWS" means the Bylaws of the Debtor, as in effect on the Petition Date, as amended, through the Effective Date.

          1.13. "CASH" means legal tender of the United States of America.

          1.14. "CASH EQUIVALENTS" means (a) readily marketable direct obligations of, or obligations guaranteed by, the United States of America, (b) commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, and (c) interest-bearing certificates of deposit or other similar obligations, having maturities of not more than one (1) year, of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than Five Hundred Million Dollars ($500,000,000).

          1.15. "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Debtor, as in effect on the Petition Date, as amended, through the Effective Date.

          1.16. "CHAPTER 11 CASE" means the case under chapter 11 of the Bankruptcy Code concerning Paragon which was commenced on the Petition Date and is being administered in the Bankruptcy Court under case number 98-60390 (Judge Murphy).

          1.17. "CLAIM" means a claim, as such term is defined in section 101(5) of the Bankruptcy Code, against the Debtor.

          1.18. "CLAIMS OBJECTION DEADLINE" means (a) for all Claims other than Fee Claims, the date that is the later of (i) the Effective Date, (ii) sixty
(60) calendar days after the Filing of a proof of claim for such Claim, and
(iii) such other deadline for objecting to a Claim as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or an order of the Bankruptcy Court, which order may be entered on notice only to the Debtor and counsel to the Committees (and, if the Wellspring Stock Purchase Agreement has been executed and has not been terminated, Wellspring) and at any time regardless of whether before or after the date specified in clauses (i) and (ii) hereof; and (b) for Fee Claims, the date established as such in the Confirmation Order.

          1.19. "CLASS" means any class of Claims or Interests established under
Article IV of the Plan pursuant to section 1122 of the Bankruptcy Code.

          1.20. "COMMISSION" means the Securities and Exchange Commission.

          1.21. "COMMITTEES" means the official committees appointed in the Chapter 11 Case pursuant to section 1102(a) of the Bankruptcy Code, consisting of the Creditors' Committee and the Equity Committee.

          1.22. "CONFIRMATION" means the signing of the Confirmation Order by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

          1.23. "CONFIRMATION DATE" means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court.

          1.24. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

          1.25. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code. In the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated, the form of the Confirmation Order must be reasonably satisfactory to Wellspring. The form of the Confirmation Order also must be reasonably satisfactory to each of P&G and K-C, provided each of P&G and K-C, as the case may be, has voted to accept the Plan.

          1.26. "CONVENIENCE CLAIM" means any Allowed Unsecured Claim against the Debtor in the amount of five thousand dollars ($5,000.00) or less; PROVIDED, HOWEVER, that if the holder of an Allowed Unsecured Claim in an amount greater than five thousand dollars ($5,000.00) but not greater than ten thousand dollars ($10,000.00) elects on such holder's Ballot (a) Convenience Claim treatment and
(b) to reduce such Claim to five thousand dollars ($5,000.00) in accordance with
Section 6.4(b) hereof, such Claim shall be treated as a Convenience Claim for all purposes. No holder of an Allowed Unsecured Claim against the Debtor in excess of ten thousand dollars ($10,000.00) shall be entitled to elect Convenience Class treatment with respect to such Allowed Unsecured Claim.

          1.27. "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, on or about January 16, 1998, as reconstituted from time to time.

          1.28. "CURE STATEMENT" shall have the meaning ascribed to such term in
Section 8.1 hereof.

          1.29. "DEBTOR" means Paragon Trade Brands, Inc., a Delaware corporation.

          1.30. "DEBTOR IN POSSESSION" means the Debtor as debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

          1.31. "DEBTOR'S PROFESSIONALS" means any Persons retained by the Debtor pursuant to section 327 of the Bankruptcy Code.

          1.32. "DELAWARE ACTION" means the action commenced on or about January 20, 1994 in the United States District Court for the District of Delaware, entitled THE PROCTER & GAMBLE COMPANY V. PARAGON TRADE BRANDS, INC., Case No. 94-CV-16 (LON) (D. Del.).

          1.33. "DIP BANK AGENT" means The Chase Manhattan Bank as agent for the syndicate of lending institutions under the DIP Credit Agreement, or any successor thereto or replacement thereof appointed in accordance with the terms of the DIP Credit Agreement.

          1.34. "DIP CLAIM" means any Claim arising under the DIP Credit Agreement.

          1.35. "DIP CREDIT AGREEMENT" means that certain Debtor in Possession credit facility approved by the Bankruptcy Court by interim order dated January 21, 1998 and Final Order dated January 30, 1998, as provided under the Revolving Credit and Guaranty Agreement dated as of January 7, 1998, among the Debtor, as borrower, certain subsidiaries of the Debtor, as guarantors, and the DIP Bank Agent, as agent for the lenders thereunder, as amended by the First Amendment, dated January 30, 1998, the Second Amendment, dated March 23, 1998, the Third Amendment, dated April 15, 1998, the Fourth Amendment, dated September 28, 1998, and the Fifth Amendment, dated as of June 14, 1999, and as thereafter amended in accordance with its terms up to and including the Effective Date, or the agreements or other documents evidencing any successor or replacement postpetition financing facility, and all documents related thereto.

          1.36. "DISALLOWED" means with reference to any Claim or Interest, such Claim or Interest or any portion thereof which has been disallowed or deemed disallowed by Final Order or by operation of the Plan.

          1.37. "DISBURSEMENT ACCOUNT(S)" means the account(s) to be established by the Debtor on the Effective Date in accordance with Section 10.7 of the Plan, together with any interest earned thereon.

          1.38. "DISCLOSURE STATEMENT" means the disclosure statement, including all exhibits, appendices and attachments thereto, approved by order of the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code, as such statement may be amended or supplemented from time to time.

          1.39. "DISCLOSURE STATEMENT HEARING" means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement, as such hearing may be adjourned or continued from time to time.

          1.40. "DISPUTED" means with respect to a Claim or Interest, any Claim or Interest that is not yet an Allowed Claim or Interest or a Disallowed Claim or Interest.

          1.41. "DISPUTED CLAIMS RESERVE" means, in respect of any Class of Claims or Interests, the amount of Cash, New Securities and/or Warrants reserved in accordance with Section 12.5 hereof for such Class of Claims or Interests.

          1.42. "DISTRIBUTION" means the distribution in accordance with the Plan of: (a) Cash; (b) New Notes; (c) New Common Stock; and/or (d) Warrants, as the case may be.

          1.43. "DISTRIBUTION DATE" means, as the case may be, the Initial Distribution Date, each Periodic Distribution Date and the Final Distribution Date.

          1.44. "DISTRIBUTION RECORD DATE" means 5:00 p.m. (Atlanta, Georgia time) on the Confirmation Date or such other date and time as designated in the Confirmation Order.

          1.45. "EFFECTIVE DATE" means the first (1st) Business Day following satisfaction of the conditions precedent to the Effective Date specified in
Section 14.2 of the Plan, unless otherwise waived as provided in Sections 14.3 and 14.4 of the Plan, or such other date fixed by the Proponents, with the consent of P&G, K-C and, in the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated in accordance with its terms, Wellspring (such consent in each case not to be unreasonably withheld).

          1.46. "EQUITY COMMITTEE" means the Official Committee of Interest Holders appointed in the Chapter 11 Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, on or about November 2, 1998, as constituted from time to time.

          1.47. "ESTATE" means the Debtor's estate, created pursuant to section 541 of the Bankruptcy Code, in and upon commencement of the Chapter 11 Case. Pursuant to Sections 9.13 and 9.21 hereof, the Litigation Claims shall remain vested in and property of the Estate following the Effective Date, and the Estate shall remain in existence for the purpose of allowing the investigation, prosecution and/or settlement of the Litigation Claims pursuant to Section 9.21 hereof.

          1.48. "ESTIMATED" means with reference to any Claim or Interest, any Claim or Interest estimated by an Estimation Order.

          1.49. "ESTIMATED CLAIMS SCHEDULE" shall have the meaning ascribed to such term in Section 12.2 hereof.

          1.50. "ESTIMATION ORDER" means an order or orders of the Bankruptcy Court estimating or otherwise determining Disputed Claims and/or Disputed Interests for Distribution and/or reserve purposes. The "Estimation Order" may be part of the Confirmation Order if the Confirmation Order grants the same relief with respect to any Disputed Claim or Disputed Interest that would have been granted in a separate Estimation Order.

          1.51. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          1.52. "FEE CLAIM" means a Claim for compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b)(2), 503(b)(3) or
503(b)(4) of the Bankruptcy Code in connection with an application made to the Bankruptcy Court in the Chapter 11 Case. "Fee Claims" shall not include any claims for professional fees or expenses of the DIP Bank Agent under the DIP Credit Agreement.

          1.53. "FEE CLAIMS BAR DATE" means the date fixed by the Bankruptcy Court in the Confirmation Order by which all holders of Fee Claims must have filed requests for payment of such Fee Claims or be forever barred from asserting such Claims against the Debtor, the Estate, Reorganized Paragon or its property.

          1.54. "FILED," "FILE" OR "FILING" means, filed, file or filing with the Clerk of the Bankruptcy Court in the Chapter 11 Case.

          1.55. "FINAL DISTRIBUTION" means the last Distribution of the remaining Cash, New Securities and/or Warrants to holders of Allowed Unsecured Claims and/or Allowed Interests, as the case may be, in the relevant Class, as contemplated under the Plan.

          1.56. "FINAL DISTRIBUTION DATE" means the date on which a Final Distribution is made to holders of Allowed Unsecured Claims and/or Allowed Interests pursuant to the Plan, which date shall, unless otherwise ordered by the Bankruptcy Court, occur after all Disputed Unsecured Claims and Disputed Interests in the relevant Class, and all Litigation Claims, have been resolved by Final Order or otherwise.

          1.57. "FINAL ORDER" means an order or judgment of the Bankruptcy Court that has not been reversed, stayed, modified or amended and as to which the time to appeal or seek review, rehearing, reargument or certiorari has expired and as to which no appeal or petition for review, rehearing, reargument, stay or certiorari is pending, or as to which any right to appeal or to seek certiorari, review, or rehearing has been waived, or, if an appeal, reargument, petition for review, certiorari or rehearing has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or certiorari has been denied, and as to which the time to take any further appeal or seek further reargument, review or rehearing has expired.

          1.58. "IMPAIRED" means any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

          1.59. "INITIAL DISTRIBUTION DATE" means the date for making initial Distributions under the Plan to holders of Allowed Unsecured Claims or Allowed Interests in the relevant Class, which date shall be on or as soon as reasonably practicable after the Effective Date.

          1.60. "INTEREST" means any "equity security," as such term is defined in section 101(16) of the Bankruptcy Code, of the Debtor. Specifically, "Interests" include Old Common Stock Interests and Old Stock Option Interests.

          1.61. "INTEREST HOLDERS' NEW COMMON STOCK AMOUNT" means (i) if the Wellspring Stock Purchase Agreement is consummated, 178,359 shares of New Common Stock (I.E., one and one-half percent (1 1/2%) of the New Common Stock Amount), subject to dilution resulting from those items set forth in Section 1.118(i)(1) through (4), and (ii) if the Wellspring Stock Purchase Agreement is not consummated, the Interest Holders' New Common Stock Amount shall mean 118,149 shares of New Common Stock (I.E., .87% of the New Common Stock Amount), subject to dilution for those items set forth in Section 1.118(i)(1) through (3).

          1.62. "K-C" means Kimberly-Clark Corporation, a Delaware corporation.

          1.63. "K-C SETTLEMENT" means the compromise and settlement by and between the Debtor and K-C pursuant and subject to the terms and conditions of the K-C Settlement Agreement.

          1.64. "K-C SETTLEMENT AGREEMENT" means the settlement agreement dated March 19, 1999, as amended through the date hereof, by and between the Debtor and K-C (including all exhibits thereto and any related agreements, including any licenses provided for therein).

          1.65. "K-C SETTLEMENT ORDER" means the order of the Bankruptcy Court, dated August 6, 1999, authorizing and approving the K-C Settlement Agreement.

          1.66. "LITIGATION CLAIMS" means, collectively, any pre-Effective Date claims of the Debtor against (a) Weyerhaeuser arising from or relating to (i) that certain Asset Transfer Agreement, dated January 26, 1993, (ii) that certain related Intellectual Property Agreement, dated February 3, 1993 and/or (iii) any other agreements with Weyerhaeuser relating to Weyerhaeuser's spin-off of Paragon in 1993, (b) Pope & Talbot arising from or relating to the Asset Purchase Agreement, dated February 8, 1996, between Paragon and Pope & Talbot, and/or any other agreements with Pope & Talbot relating to such Asset Purchase Agreement, and (c) Oracle Corporation and/or Anderson Consulting LLP arising from or relating to any agreements between and/or among Paragon and Oracle Corporation, Paragon and Anderson Consulting LLP, and/or Paragon, Oracle Corporation and Andersen Consulting LLP in connection with Paragon's purchase and/or implementation of Oracle's CPG ERP software.

          1.67. "LITIGATION CLAIMS REPRESENTATIVE" means any Person designated as the representative of the Estate to prosecute the Litigation Claims pursuant to Section 9.21 hereof.

          1.68. "LITIGATION PROCEEDS" means the proceeds, if any, recovered by the Litigation Claims Representative on account of the Litigation Claims, net of any costs, fees and expenses incurred by the Litigation Claims Representative in connection with the Litigation Claims; PROVIDED, HOWEVER, that the defined term "Litigation Proceeds" shall not be deemed to include the first $500,000.00 in proceeds received on account of the Litigation Claims, which amount or portion thereof shall be delivered by the Litigation Claims Representative to Reorganized Paragon as and when received for allocation and Distribution to holders of Allowed Unsecured Claims in accordance with the Distribution provisions of the Plan. With regard to any Litigation Claim against Weyerhaeuser or any other Litigation Claims defendant, the Litigation Proceeds from such Litigation Claim shall also be net of any asserted indemnification rights or other similar claims, if any, Weyerhaeuser or any such other defendant recovers against Paragon arising from or relating to the assertion and/or prosecution of such Litigation Claim (which shall be reimbursed by the Litigation Claims Representative to Reorganized Paragon out of any Litigation Proceeds received unless already netted out of such proceeds).

          1.69. "NEW BOARD" means the Board of Directors of Reorganized Paragon immediately following the Effective Date, as set forth in Section 9.10(a) hereof.

          1.70. "NEW COMMON STOCK" means the shares of common stock of Reorganized Paragon authorized and/or to be issued pursuant to the terms of the Plan and having the rights as set forth in the Restated Certificate of Incorporation.

          1.71. "NEW COMMON STOCK AMOUNT" means 11,891,000 shares of New Common Stock; provided, that, if the Wellspring Stock Purchase Agreement is not consummated, the New Common Stock Amount shall mean 13,566,574 shares of New Common Stock.

          1.72. "NEW NOTES" means, in the event that the Wellspring Stock Purchase Agreement is consummated, the notes to be issued on the Effective Date by Reorganized Paragon pursuant to the Wellspring New Notes Indenture in an aggregate principal amount equal to the New Notes Amount.

          1.73. "NEW NOTES AMOUNT" means a principal amount equal to $160 million (bearing interest at the non-default rate of eleven and one-quarter percent (11.25%) per annum), provided that such amount shall be adjusted (upward or downward, as applicable) as follows: (a) the New Notes Amount shall be reduced by the amount that the Cash Deficit (as defined in the Wellspring Stock Purchase Agreement) exceeds $10 million; (b) if the Cash Deficit is less than $4 million, then the New Notes Amount shall be increased by an amount equal to $4 million minus the Cash Deficit; (c) if the Cash Deficit is greater than or equal to $4 million but less than or equal to $10 million, then the New Notes Amount shall not be adjusted; and (d) the New Notes Amount shall be increased by the amount of the Cash Excess (as defined in the Wellspring Commitment), plus $4 million. The Cash Deficit and Cash Excess shall be adjusted upward or downward, as the case may be, by (1) the amount by which the liabilities listed on
Schedule 5.10 to the Wellspring Stock Purchase Agreement are greater or less on the Effective Date than the amounts set forth on such schedule, and (2) any change in Paragon's Net Working Capital (as defined in the Wellspring Stock Purchase Agreement) from June 27, 1999.

          1.74. "NEW CREDIT AGREEMENT" shall have the meaning ascribed to such term in Section 9.2 hereof.

          1.75. "NEW ORGANIZATIONAL DOCUMENTS" means the Restated Certificate of Incorporation and Restated By-Laws of Reorganized Paragon, the forms of which shall be (a) Filed by the Proponents at least ten (10) calendar days prior to the date of the Confirmation Hearing, and (b) reasonably satisfactory to P&G, K-C and the Equity Committee. In the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated, the forms of the New Organizational Documents must be satisfactory to Wellspring.

          1.76. "NEW SECURITIES" means the New Common Stock and, if the Wellspring Stock Purchase Agreement is consummated, the New Notes. In the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated, the forms of the New Securities must (a) be satisfactory to the Proponents and Wellspring, (b) be reasonably satisfactory to P&G and K-C, and
(c) contain substantially the same terms as set forth in Appendix 1 to the Wellspring Stock Purchase Agreement.

          1.77. "NON-TEEP RETENTION PLAN" means those certain employee retention and incentive programs, approved by the Bankruptcy Court by order dated July 2, 1998, or such other similar employee retention and incentive programs in effect as of the Effective Date of the Plan.

          1.78. "OLD COMMON STOCK" means all authorized $.01 par value common shares of the Debtor issued and outstanding prior to the Effective Date and non-transferable as of the Distribution Record Date.

          1.79. "OLD COMMON STOCK INTERESTS" means Interests based on Old Common Stock.

          1.80. "OLD STOCK OPTIONS" means all unexercised rights of any kind to acquire any Old Common Stock of, or other Interest in, the Debtor that is not evidenced by an issued and outstanding share of Old Common Stock or other instrument evidencing a present ownership interest in the Debtor. "Old Stock Options" shall include all options, warrants, calls, subscriptions or other similar rights or other agreements, commitments, or obligations of the Debtor to issue, transfer, or sell any shares of capital stock, including Old Common Stock and preferred stock, of the Debtor.

          1.81. "OLD STOCK OPTION INTERESTS" means Interests based on Old Stock Options.

          1.82. "P&G" means The Procter & Gamble Company, an Ohio corporation.

          1.83. "P&G SETTLEMENT" means the compromise and settlement by and between the Debtor and P&G pursuant and subject to the terms and conditions of the P&G Settlement Agreement.

          1.84. "P&G SETTLEMENT AGREEMENT" means the settlement agreement dated February 2, 1999, as amended through the date hereof, by and between the Debtor and P&G (including all exhibits thereto and any related agreements, including any licenses provided for therein).

          1.85. "P&G SETTLEMENT ORDER" means the order of the Bankruptcy Court, dated August 6, 1999, authorizing and approving the P&G Settlement Agreement.

          1.86. "PERIODIC DISTRIBUTION DATE" means, with respect to the relevant
Classes: (a) initially, the first Business Day that is four (4) calendar months after the Initial Distribution Date; (b) subsequently, the first Business Day that is four (4) calendar months after the immediately preceding scheduled Periodic Distribution Date; and (c) such other dates as Reorganized Paragon may determine from time to time in its reasonable discretion.

          1.87. "PERSON" means, without limitation, (a) any individual, corporation, partnership, joint venture, association, joint stock company, estate, trust, trustee, United States trustee, unincorporated association or organization, government, governmental unit, agency or any subdivision thereof, and (b) any other "entity" or "person" as such terms are defined in sections 101(15) and 101(41) of the Bankruptcy Code.

          1.88. "PETITION DATE" means January 6, 1998.

          1.89. "PLAN" means this Second Amended Plan of Reorganization for the Debtor, and all exhibits and supplements hereto, as amended or modified by the Proponents in accordance with the Bankruptcy Code, the Bankruptcy Rules and this Plan.

          1.90. "PLAN VOTING DEADLINE" means the date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of the Plan must have been received.

          1.91. "POPE & TALBOT"" means, collectively, (a) Pope & Talbot Company, a Delaware corporation, and (b) Pope & Talbot Wis., Inc., a Delaware Corporation.

          1.92. "PREPETITION" means arising or accruing prior to the Petition Date.

          1.93. "PREPETITION BANK CLAIM" means any Claim against the Debtor arising under or governed by: (a) the Prepetition Revolving Credit Agreement;
(b) the Prepetition Line of Credit; or (c) the Prepetition Paragon Canada Guaranty.

          1.94. "PREPETITION CLAIMS BAR DATE" means June 5, 1998, the date fixed by the Bankruptcy Court by Final Order, dated March 24, 1998, as the deadline for filing proofs of Claim arising or accruing prior to the Petition Date against the Debtor or the Estate.

          1.95. "PREPETITION LINE OF CREDIT" means that certain Prepetition unsecured short-term line of credit, dated February 6, 1996, as amended, between Paragon and Wachovia Bank of Georgia, N.A., on an uncommitted basis.

          1.96. "PREPETITION PARAGON CANADA GUARANTY" means that certain Prepetition guaranty by Paragon of a $5 million unsecured line of credit, dated November 5, 1993, as amended, from The Bank of Nova Scotia which is available to Paragon Canada, a subsidiary of the Debtor.

          1.97. "PREPETITION REVOLVING CREDIT AGREEMENT" means that certain $150 million revolving credit facility dated as of February 16, 1996 and December 28, 1997, as amended, between Paragon and a group of financial institutions, pursuant to which The Chase Manhattan Bank serves as agent.

          1.98. "PRIORITY NON-TAX CLAIM" means that portion of any Claim that is entitled to priority in payment under section 507(a) of the Bankruptcy Code, exclusive of Priority Tax Claims, Administrative Claims and Fee Claims.

          1.99. "PRIORITY TAX CLAIM" means that portion of any Claim that is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

          1.100. "PROFESSIONAL" means any Person: (a) employed pursuant to an order of the Bankruptcy Court in accordance with sections 327, 1102 or 1103 of the Bankruptcy Code and to be compensated for services rendered and reimbursed for related expenses incurred prior to the Effective Date, pursuant to sections 327, 328, 329, 330, and/or 331; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to sections 503(b)(2) or (4) of the Bankruptcy Code.

          1.101. "PROFESSIONAL FEE RESERVE" means the reserve of Cash or other security (in form and substance reasonably acceptable to counsel to the Proponents) to be established by the Debtor or Reorganized Paragon on the Effective Date in an amount fixed by the Bankruptcy Court on or before the Confirmation Date (based on estimates Filed by Professionals at least ten (10) calendar Days prior to the first date scheduled for the commencement of the Confirmation Hearing) to provide for the payment of Fee Claims allowed by the Bankruptcy Court.

          1.102. "PROPONENTS" means the Debtor and the Creditors' Committee.

          1.103. "PRO RATA SHARE" means, as of the date of calculation and with respect to an Allowed Claim or Allowed Interest in any Class, a proportion equal to the ratio of:

                  (a) the Allowed Claim (or Allowed Interest); divided by:

                  (b) the sum of:

                           (i) the aggregate of all Allowed Claims (or Allowed Interests) of that particular Class that are Allowed Claims (or Allowed Interests) as of such date; plus

                           (ii) the aggregate of all Estimated Claims (or Estimated Interests) of that particular Class as set forth in the relevant Estimation Order (except to the extent that Estimated Claims or Estimated Interests have been expunged or otherwise Disallowed) that are not described in clause (i) above, on such date; plus:

                           (iii) the aggregate of all Disputed Claims (or Disputed Interests) of that particular Class that are not set forth in the Estimation Order (except to the extent such Disputed Claims or Disputed Interests have been expunged or otherwise Disallowed), on that date.

          1.104. "RECORD DATE" means the applicable Voting Record Date or the Distribution Record Date, as the context requires.

          1.105. "REGISTRATION RIGHTS AGREEMENT" shall have the meaning ascribed to such term in Section 9.16 of the Plan. The Registration Rights Agreement shall (i) be filed by the Proponents and Wellspring at least ten (10) calendar Days prior to the date of the Confirmation Hearing, and (ii) be satisfactory to Wellspring in form and substance; PROVIDED, HOWEVER, that no Registration Rights Agreement will be filed unless, as a result of the Wellspring Rights Offering, such Registration Rights Agreement is required for a holder of New Common Stock (other than Wellspring) to transfer its New Common Stock to a third party without restriction.

          1.106. "REORGANIZED PARAGON" means the Debtor from and after the Effective Date, as reorganized pursuant to the Plan.

          1.107. "RESTATED BYLAWS" means the bylaws of Reorganized Paragon, as amended and restated in connection with the Plan.

          1.108. "RESTATED CERTIFICATE OF INCORPORATION" means the certificate of incorporation of Reorganized Paragon, as amended and restated in connection with the Plan.

          1.109. "RIGHTS" means the rights to acquire shares of New Common Stock for a purchase price of $10.00 per share in accordance with Section 9.22 of the Plan.

          1.110. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs for the Debtor as required by section 521 of the Bankruptcy Code, Filed on or about March 3, 1998, as the same have been or may hereafter be amended from time to time.

          1.111. "SECURED CLAIM" means that portion of a Claim against the Debtor that is (a) secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtor in and to property of the Estate, to the extent of the value of the holder's interest in such property as of the Confirmation Date, or
(b) subject to setoff under section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff, each as determined by sections 506(a) and 1111(b) of the Bankruptcy Code and Bankruptcy Rule 3012.

          1.112. "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated therewith.

          1.113. "TEEP RETENTION PLAN" means that certain top eight executives incentive plan authorized and approved by Final Order of the Bankruptcy Court dated August 7, 1998.

          1.114. "TEXAS ACTION" means the action commenced on or about October 25, 1995 in the United States District Court for the Northern District of Texas entitled KIMBERLY-CLARK CORPORATION V. PARAGON TRADE BRANDS, INC., Case No. 3:95-CV-2574 (N.D. Tex.).

          1.115. "UNCLAIMED PROPERTY" means any Distribution of Cash, New Securities and/or Warrants unclaimed on or after the twelfth (12th) month following the applicable date of Distribution. Unclaimed Property shall include:
(a) Cash, New Notes (if any), shares of New Common Stock, Litigation Proceeds, Warrants and checks (and the funds represented thereby) mailed to the holder of any Allowed Claim and/or Allowed Interest and returned as undeliverable without a proper forwarding address; (b) uncashed checks (and the funds represented thereby); or (c) Cash, New Notes (if any), shares of New Common Stock, Litigation Proceeds, Warrants and checks (and the funds represented thereby) not mailed or delivered to the holder of any Allowed Claim and/or Allowed Interest because no address was available to which to mail or deliver such property, in each case after reasonable inquiry by Reorganized Paragon or other party attempting to make such Distribution.

          1.116. "UNSECURED CLAIM" means any Claim other than a Secured Claim, a Convenience Claim, an Administrative Claim, a Fee Claim, a Priority Non-Tax Claim, or a Priority Tax Claim.

          1.117. "UNSECURED CLAIMS DISTRIBUTION POOL" means the aggregate amount of (a) that portion of the Litigation Proceeds allocable to holders of Allowed Unsecured Claims pursuant to the Plan, and (b) the Unsecured Creditor New Common Stock Amount, to be distributed to holders of Allowed Unsecured Claims pursuant to the Plan.

          1.118. "UNSECURED CREDITOR NEW COMMON STOCK AMOUNT" means (i) if the Wellspring Stock Purchase Agreement is consummated, such percentage of the New Common Stock Amount that is acquired by holders of Allowed

Unsecured Claims participating in the Wellspring Rights Offering pursuant to
Section 9.22 of the Plan, subject to dilution resulting from (1) the distribution of New Common Stock, options or warrants pursuant to any employee retention plan adopted by Reorganized Paragon on or after the Effective Date,
(2) the issuance of Warrants to holders of Allowed Interests in accordance with the terms of this Plan, (3) the issuance of New Common Stock by Reorganized Paragon, as determined by the New Board, after the Effective Date and subject to the exercise of preemptive rights in accordance with the Restated Certificate of Incorporation and Restated Bylaws, and (4) Wellspring's exercise of the Mabesa Option (as defined and set forth in the Wellspring Commitment), subject to the exercise of preemptive rights, and (ii) if the Wellspring Stock Purchase Agreement is not consummated, the Unsecured Creditor New Common Stock Amount shall 11,712,241 shares of New Common Stock (I.E., 99.13% of the New Common Stock Amount) minus the amount of New Common Stock to be issued under the TEEP Retention Plan, subject to dilution for those items set forth in subsections i(1) through (3) above in this definition.

          1.119. "VOTING PROCEDURES" means the voting and balloting rules and procedures approved by order of the Bankruptcy Court in connection with the acceptance or rejection of the Plan.

          1.120. "VOTING RECORD DATE" means 5:00 p.m. (Atlanta, Georgia time) on November 1, 1999 or such other date and time as designated in the order approving the Disclosure Statement.

          1.121. "WARRANTS" means warrants to purchase New Common Stock of Reorganized Paragon. If the Wellspring Stock Purchase Agreement is consummated, the Warrants shall contain terms substantially similar to the summary of terms contained on Exhibit "A" annexed hereto or otherwise reasonably satisfactory to the Proponents, Wellspring and the Equity Committee. If the Wellspring Stock Purchase Agreement is not consummated, the Warrants shall contain terms substantially similar to the summary of terms contained on Exhibit "B" annexed hereto or otherwise reasonably satisfactory to the Proponents, the Equity Committee, P&G and K-C.

          1.122. "WELLSPRING" means Wellspring Capital Management LLC.

          1.123. "WELLSPRING COMMITMENT" means that certain commitment letter dated October 14, 1999, between Paragon and Wellspring, a copy of which is annexed hereto as Exhibit "C," as superseded by the parties' agreements under the Wellspring Stock Purchase Agreement.

          1.124. "WELLSPRING CONSIDERATION" means the Wellspring Investment Amount, less the amount of Cash necessary to provide Distributions to holders of Allowed Convenience Claims pursuant to Section 6.4 of the Plan.

          1.125. "WELLSPRING INVESTMENT AMOUNT" means $117,116,500.00 in Cash consideration less the value of the New Common Stock issued pursuant to the TEEP Retention Plan at $10.00 per share, subject to reduction as a result of the Wellspring Rights Offering, to be paid by Wellspring or its designee(s) under the Wellspring Stock Purchase Agreement.

          1.126. "WELLSPRING NEW NOTES INDENTURE" means the indenture, dated as of the Effective Date, executed by Reorganized Paragon and the Wellspring New Notes Indenture Trustee, pursuant to which, if the Wellspring Stock Purchase Agreement is consummated, the New Notes will be issued, the form of which shall
(a) be filed by the Proponents at least ten (10) calendar days prior to the date of the Confirmation Hearing and be in form and substance reasonably satisfactory to P&G and K-C, and (b) contain terms substantially similar to the summary of terms attached as Appendix 1 to the Wellspring Stock Purchase Agreement. The Wellspring New Notes Indenture must be in a form and substance satisfactory to the Proponents, Wellspring, P&G and K-C.

          1.127. "WELLSPRING NEW NOTES INDENTURE TRUSTEE" means any Person denominated as the trustee in the Wellspring New Notes Indenture.

          1.128. "WELLSPRING NEW NOTES INTEREST RATE" means eleven and one-quarter percent (11.25%) per annum.

          1.129. "WELLSPRING RIGHTS OFFERING" means the equity rights offering under Section 9.22 of the Plan pursuant to which (a) the holder of an Allowed Unsecured Claim may, on or prior to the Plan Voting Deadline, exercise its rights to receive shares of New Common Stock pursuant to the Wellspring Rights Offering Procedures (i) in lieu of a portion of the Cash Distribution such holder otherwise would have been entitled to receive under the Plan, or (ii) by making a Cash payment, and (b) the holder of an Allowed Old Common Stock Interest may exercise rights to purchase shares of New Common Stock pursuant to the Wellspring Rights Offering Procedures.

          1.130. "WELLSPRING RIGHTS OFFERING PROCEDURES" means the terms and procedures of the Wellspring Rights Offering that, if the Wellspring Stock Purchase Agreement has been executed and has not been terminated, will govern the terms of the Wellspring Rights Offering and shall be in substantially the same form as the Wellspring Rights Offering Procedures annexed hereto as Exhibit "D." The Wellspring Rights Offering Procedures must be reasonably satisfactory to P&G and K-C.

          1.131. "WELLSPRING STOCK PURCHASE AGREEMENT" means that certain stock purchase agreement between Paragon and Wellspring or its designee(s), pursuant to which Wellspring or its designee(s), if the Wellspring Stock Purchase Agreement is consummated, will acquire 98.5% of the New Common Stock Amount less shares of New Common Stock issued pursuant to the TEEP Retention Plan at $10.00 per share, subject to reduction as a result of the Wellspring Rights Offering. The Wellspring Stock Purchase Agreement shall be substantially in the form of the stock purchase agreement annexed hereto as Exhibit E.

          1.132. "WEYERHAEUSER" means the Weyerhaeuser Company, a Washington corporation.

                                       II.

                     METHOD OF CLASSIFICATION OF CLAIMS AND
                        INTERESTS AND GENERAL PROVISIONS

          2.1. GENERAL RULES OF CLASSIFICATION. Generally, for voting and Distribution purposes, a Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in a different Class or Classes to the extent the Claim or Interest qualifies within the description of such different Class or Classes. Unless otherwise provided, to the extent a Claim qualifies for inclusion in a more specifically defined Class and a more generally defined Class, it shall be included in the more specifically defined Class. A Claim or Interest is classified in a particular Class only to the extent the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date.

          2.2. ADMINISTRATIVE CLAIMS, FEE CLAIMS AND PRIORITY TAX CLAIMS. Administrative Claims, Fee Claims and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article IV hereof, in accordance with section 1123(a)(1) of the Bankruptcy Code.

          2.3. SATISFACTION OF CLAIMS AND INTERESTS. The treatment to be provided for Allowed Claims and Allowed Interests pursuant to the Plan shall be in full satisfaction, settlement, release and discharge of such Allowed Claims and Allowed Interests.

          2.4. BAR DATE FOR FEE CLAIMS. The Confirmation Order shall establish the Fee Claims Bar Date and the date for filing any objections to any Fee Claim. Notice of entry of the Confirmation Order shall be served on all Professionals. Any Person that fails to File an application for payment of a Fee Claim on or before the time and date established in the Confirmation Order shall be forever barred from asserting such Fee Claim against any of the Debtor, the Estate,

Reorganized Paragon or its property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or acts to collect, offset or recover such Fee Claim.

                                      III.

                IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
                      IMPAIRED AND NOT IMPAIRED BY THE PLAN

          3.1. UNIMPAIRED CLASSES CONCLUSIVELY PRESUMED TO ACCEPT THE PLAN. Classes 1 (Secured Claims) and 2 (Priority Non-Tax Claims) are not Impaired under the Plan. Under section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to accept the Plan and the votes of such holders do not need to be and will not be solicited.

          3.2. CLASSES OF CLAIMS AND INTERESTS IMPAIRED BY THE PLAN AND ENTITLED TO VOTE. Classes 3A (Unsecured Claims), 3B (Convenience Claims) and 4A (Old Common Stock Interests) are Impaired under the Plan and the holders of Claims and Interests in such Classes are entitled to vote to accept or reject the Plan in accordance with the Voting Procedures. The Proponents reserve the right to seek an order of the Bankruptcy Court determining that a particular Class is not Impaired and therefore is deemed to have accepted the Plan.

          3.3. CLASSES RECEIVING NO DISTRIBUTION AND DEEMED TO REJECT THE PLAN. Old Stock Option Interests in Class 4B (Old Stock Option Interests) will not receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, the holders of such Interests are deemed to reject the Plan and the votes of such holders will not be solicited.

          3.4. CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE. The Proponents intend to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to Class 4B because Class 4B is deemed to have rejected the Plan. The Proponents also may seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code to the extent any other Class rejects or is deemed to have rejected the Plan.

                                       IV.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

          4.1. CLASSIFICATION. Pursuant to section 1122 of the Bankruptcy Code, the following is a designation of Classes of Claims and Interests under the
Plan:

                  "Class 1" shall consist of all Secured Claims. Unless otherwise ordered by the Bankruptcy Court, each Allowed Secured Claim in Class 1 shall be considered to be a separate subclass within Class 1, and each such subclass shall be deemed to be a separate Class for purposes of the Plan.

                  "Class 2" shall consist of all Priority Non-Tax Claims.

                  "Class 3A" shall consist of all Unsecured Claims.

                  "Class 3B" shall consist of all Convenience Claims.

                  "Class 4A" shall consist of all Old Common Stock Interests.

                  "Class 4B" shall consist of all Old Stock Option Interests.

                                       V.

                 PROVISIONS FOR ALLOWANCE, TREATMENT AND PAYMENT
                OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

          5.1. TREATMENT OF ALLOWED PRIORITY TAX CLAIMS.

                  (a) PAYMENT. Each holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtor or Reorganized Paragon, as applicable, either (i) Cash equal to 100% of the unpaid amount of such Allowed Claim on or as soon as reasonably practicable after the later of (A) the Effective Date, or (B) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Claim, or (ii) annual Cash payments commencing on or as soon as reasonably practicable after the later to occur of the Effective Date and the date on which such Priority Tax Claim becomes an Allowed Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, together with interest (payable quarterly in arrears) on the unpaid balance of such Allowed Priority Tax Claim at a per annum rate equal to the federal judgment statutory rate as of the Effective Date. Allowed Priority Tax Claims may be prepaid, at any time, without penalty. Any Claim or demand for a penalty relating to an Allowed Priority Tax Claim shall be Disallowed pursuant to the Plan, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtor, the Estate, Reorganized Paragon or its property. Holders of Allowed Priority Tax Claims shall be limited to the consideration provided under the Plan and shall have no recourse to Reorganized Paragon for any pre-Confirmation Date Priority Tax Claims against the Debtor. Notwithstanding the foregoing, the holder of an Allowed Priority Tax Claim may receive such other, less favorable treatment as may be agreed upon by the claimant and the Debtor or Reorganized Paragon, as applicable.

                  (b) RELEASE OF SECURITY INTERESTS. All liens, security interests and like encumbrances of a holder of an Allowed Priority Tax Claim on property of the Debtor or the Estate respecting such Claim shall be deemed released pursuant to Sections 9.13 and 9.15 hereof as of the Effective Date, and shall not attach to Reorganized Paragon's property.

          5.2. TREATMENT OF ALLOWED ADMINISTRATIVE CLAIMS. Unless otherwise provided for herein, each holder of an Allowed Administrative Claim shall receive Cash equal to 100% of the unpaid amount of such Allowed Administrative Claim on or as soon as reasonably practicable after the later of: (a) the Effective Date; (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Claim becomes an Allowed Claim; or (c) such other date established pursuant to the terms of any Final Order of the Bankruptcy Court, which may include the Confirmation Order. Holders of Allowed Administrative Claims shall be limited to the consideration provided under the Plan and shall have no recourse to Reorganized Paragon for any pre-Confirmation Date Administrative Claims against the Debtor. Notwithstanding the two immediately preceding sentences, Allowed Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid by Reorganized Paragon in the ordinary course of business in accordance with the terms and conditions of any agreements, understandings, or trade terms relating thereto, or pursuant to the terms of a Final Order of the Bankruptcy Court, which may include the Confirmation Order. Notwithstanding the foregoing, the holder of an Allowed Administrative Claim may receive such other, less favorable treatment as may be agreed upon by such holder and the Debtor or Reorganized Paragon, as applicable.

          5.3. TREATMENT OF ALLOWED DIP CLAIMS. On the Effective Date, the DIP Bank Agent shall be paid 100% of the unpaid non-contingent amounts of the Allowed DIP Claims and such Claims otherwise shall be treated pursuant to the terms of the DIP Credit Agreement. Upon payment or satisfaction in full of the Allowed DIP Claims, the DIP Credit Agreement shall be deemed terminated and the obligations or rights issued or granted pursuant thereto shall be canceled, subject in all respects to any carve-out provided in the Bankruptcy Court order approving the DIP Credit Agreement on a final basis. On or as soon as reasonably practicable after the Effective Date, all interest, fees, expenses and other charges that have accrued and are required to be paid pursuant to the terms of the DIP Credit Agreement but have not been paid as of the Effective Date shall be paid (subject to proration) to the DIP Bank Agent for distribution to those parties entitled to receive such interest, fees, expenses and other charges pursuant to the DIP Credit Agreement.

          5.4. TREATMENT OF FEE CLAIMS. Each holder of a Fee Claim shall receive Cash from the Professional Fee Reserve equal to 100% of the unpaid amount of such Fee Claim in such amounts as are allowed by the Bankruptcy Court (a) on the later of (i) the Effective Date, and (ii) a date which is no later than five (5) Business Days after the entry of an order of the Bankruptcy Court allowing such Fee Claim, or (b) upon such other less favorable terms as may be mutually agreed upon between such holder of a Fee Claim and the Debtor or Reorganized Paragon, as applicable. In the event that the aggregate amount of all Fee Claims allowed by the Bankruptcy Court is less than the Professional Fee Reserve, the excess shall be allocated and made available for Distribution to holders of Allowed Unsecured Claims in accordance with the Distribution provisions of the Plan. In the event that the aggregate amount of all Fee Claims allowed by the Bankruptcy Court is more than the Professional Fee Reserve, the deficiency shall be withdrawn from the Class 3A Disputed Claims Reserve for payment to the holders of Allowed Fee Claims.

                                       VI.

                     TREATMENT OF CLASSES OF ALLOWED CLAIMS
                              AND ALLOWED INTERESTS

          6.1. TREATMENT OF ALLOWED SECURED CLAIMS (CLASS 1).

                  (a) PAYMENT. Claims in Class 1 are not Impaired under the Plan. On or as soon as reasonably practicable after the later of (i) the Effective Date, or (ii) the first Business Day after the date that is thirty
(30) calendar days after the date such Secured Claim becomes an Allowed Claim, each holder of an Allowed Secured Claim shall receive, at the election of the Debtor or Reorganized Paragon, as applicable, one of the following distributions: (1) Cash equal to 100% of the unpaid amount of such Allowed Secured Claim; (2) the proceeds of the sale or disposition of the property securing such Allowed Secured Claim to the extent of the value of such holder's interest in such property; (3) the surrender to the holder of such Allowed Secured Claim of the property securing such Claim; (4) such treatment that leaves unaltered the legal, equitable or contractual rights of the holder of such Allowed Secured Claim; or (5) such other distribution as shall be necessary to leave the holder of such Secured Claim Unimpaired and to satisfy the requirements of chapter 11 of the Bankruptcy Code. The manner and treatment of each Allowed Secured Claim shall be determined by the Debtor, in its discretion, on or before the Effective Date, or by Reorganized Paragon, after the Effective Date, and upon notice to the holder of such Secured Claim. To the extent a Claim is partially an Allowed Secured Claim based on an offset right and partially an Allowed Claim of another type, (x) the portion of such Claim that is a Secured Claim shall be equal to the amount of the allowed, liquidated, nondisputed, noncontingent claim owing to the Debtor as to which a valid setoff right exists, and (y) the remainder of such Claim shall be classified in another relevant Class to the extent of the excess. If a Claim is a fully Secured Claim based on an offset right, the allowance of such Claim shall not affect any obligations or liabilities due and payable (at such time) to the Debtor that is in an amount in excess of the amount offset and the payment, in full and in Cash, of all amounts due and owing as of the Effective Date to the Debtor and the turnover of any property of the Debtor held by such claimant on account of any unliquidated, disputed or contingent right of setoff shall be a precondition to the allowance of such Secured Claim. Notwithstanding the foregoing, the holder of an Allowed Secured Claim may receive such other less favorable treatment as may be agreed to by such holder and the Debtor or Reorganized Paragon, as applicable.

                  (b) RELEASE OF SECURITY INTERESTS. Unless an Allowed Secured Claim is treated pursuant to Section 6.1(a)(4) above, all liens, security interests and like encumbrances of a holder of an Allowed Secured Claim on property of the Debtor or the Estate respecting such Claim shall be deemed released pursuant to Sections 9.13 and 9.15 hereof as of the Effective Date, and shall not attach to Reorganized Paragon's property.

          6.2. TREATMENT OF ALLOWED PRIORITY NON-TAX CLAIMS (CLASS 2). Claims in Class 2 are not Impaired under the Plan. On or as soon as reasonably practicable after the later of (a) the Effective Date, and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Non-Tax Claim becomes an Allowed Claim, each holder of an Allowed Priority Non-Tax Claim shall be entitled to receive payment, in Cash, in an amount equal to 100% of the unpaid amount of its Allowed Priority Non-Tax Claim. Notwithstanding the foregoing, the holder of an Allowed Priority Non-Tax Claim may receive such other less favorable treatment as may be agreed to by such holder and the Debtor or Reorganized Paragon, as applicable.

          6.3. TREATMENT OF ALLOWED UNSECURED CLAIMS (CLASS 3A). Claims in Class 3A are Impaired under the Plan.

                  (a) TREATMENT IF THE WELLSPRING STOCK PURCHASE AGREEMENT IS CONSUMMATED. If the Wellspring Stock Purchase Agreement has been consummated, then, on or as soon as reasonably practicable after the Initial Distribution Date, each Periodic Distribution Date thereafter and the Final Distribution Date, each holder of an Allowed Unsecured Claim in Class 3A shall receive on account of such Allowed Unsecured Claim, in accordance with Article XI hereof,
(i) such holder's Pro Rata Share of (1) the Wellspring Investment Amount (minus the sum of $1,094,500.00 in Cash plus the amount of Cash used to make Distributions to Class 3B (Convenience Claims), and subject to dollar for dollar reduction in accordance with the Wellspring Rights Offering Procedures in the case of certain holders as a result of such holder's exercise of rights pursuant to the Wellspring Rights Offering), (2) the New Notes, and (3) that portion of Litigation Proceeds allocable to holders of Allowed Unsecured Claims under the Plan, and (ii) any New Common Stock properly subscribed for by such holder under the Wellspring Rights Offering pursuant to Section 9.22 of the Plan. For purposes of determining the Litigation Proceeds which are allocable to holders of Allowed Unsecured Claims: (a) with respect to Litigation Claims against Weyerhaeuser and Pope & Talbot, 25% of the Litigation Proceeds shall be allocable to holders of Allowed Unsecured Claims as and when such Litigation Proceeds are received, with the remainder of the Litigation Proceeds being available for Distributions to holders of Allowed Old Common Stock Interests; and (b) with respect to Litigation Claims against Oracle Corporation and/or Andersen Consulting LLP, 50% of the Litigation Proceeds shall be allocable to holders of Allowed Unsecured Claims as and when such Litigation Proceeds are received and 50% of such Litigation Proceeds shall be allocable to holders of Allowed Old Common Stock Interests. Notwithstanding anything to the contrary herein, once the holders of Allowed Unsecured Claims receive payment in full (including postpetition interest to the extent provided under Section 7.4 hereof), any Litigation Proceeds which would otherwise be distributed to the holders of such Claims shall be distributed pro rata to the holders of Allowed Old Common Stock Interests pursuant to Section 6.5 hereof.

                  (b) TREATMENT IF THE WELLSPRING STOCK PURCHASE AGREEMENT IS NOT CONSUMMATED. If the Wellspring Stock Purchase Agreement is not executed, or is executed and is terminated or not consummated, then, on or as soon as reasonably practicable after the Initial Distribution Date, each Periodic Distribution Date thereafter and the Final Distribution Date, each holder of an Allowed Unsecured Claim in Class 3A shall receive on account of such Allowed Unsecured Claim, in accordance with Article XI hereof, such holder's Pro Rata Share of the Unsecured Claims Distribution Pool then available for Distribution. For purposes of determining the Litigation Proceeds which are part of the Unsecured Claims Distribution Pool: (a) with respect to Litigation Claims against Weyerhaeuser and Pope & Talbot, 25% of the Litigation Proceeds shall be deposited in the Unsecured Claims Distribution Pool as and when such Litigation Proceeds are received, with the remainder of the Litigation Proceeds being available for Distributions to holders of Allowed Old Common Stock Interests; and (b) with respect to Litigation Claims against Oracle Corporation and/or Andersen Consulting LLP, 50% of the Litigation Proceeds shall be allocable to holders of Allowed Unsecured Claims as and when such Litigation Proceeds are received and 50% of such Litigation Proceeds shall be allocable to holders of Allowed Old Common Stock Interests. Notwithstanding anything to the contrary herein, once the holders of Allowed Unsecured Claims receive payment in full (including postpetition interest to the extent provided under Section 7.4 hereof), any Litigation Proceeds which would otherwise be distributed to the holders of such Claims or deposited in the Unsecured Claims Distribution Pool shall be distributed pro rata to the holders of Allowed Old Common Stock Interests pursuant to Section 6.5 hereof.

          6.4. TREATMENT OF ALLOWED CONVENIENCE CLAIMS (CLASS 3B).

                  (a) TREATMENT. Claims in Class 3B are Impaired under the Plan. On or as soon as reasonably practicable after the later of (i) the Effective Date, and (ii) the first Business Day after the date that is thirty (30) calendar days after such Convenience Claim becomes an Allowed Claim, each holder of an Allowed Convenience Claim shall receive Cash equal to fifty percent (50%) of the unpaid amount of such Allowed Claim.

                  (b) ELECTION OF TREATMENT. Any holder of an Allowed Unsecured Claim whose Allowed Unsecured Claim is equal to or less than five thousand dollars ($5,000.00) shall receive treatment of its Allowed Claim under Section 6.4(a) hereof in full settlement, satisfaction, release and discharge of such Allowed Claim. Any holder of an Allowed Unsecured Claim whose Allowed Unsecured Claim is more than five thousand dollars ($5,000.00) but not more than ten thousand dollars ($10,000.00), and who timely elects to reduce the amount of such Allowed Claim to five thousand dollars ($5,000.00) in accordance with the terms of this Section 6.4 (b) also shall receive treatment of its Allowed Claim, as so reduced, under Section 6.4(a) hereof in full settlement, satisfaction, release and discharge of such Allowed Claim. No holder of an Allowed Unsecured Claim in excess of ten thousand dollars ($10,000.00) shall be entitled to elect treatment under Section 6.4 (a) hereof with respect to such Allowed Unsecured Claim. Election of treatment in Class 3B must be made on such holder's Ballot and be received by the Debtor on or prior to the Plan Voting Deadline. Any election of Convenience Claim treatment made after the Plan Voting Deadline shall not be binding upon the Debtor or Reorganized Paragon unless the Plan Voting Deadline is expressly waived, in writing, by the Proponents. The exercise of such an election shall in no way preclude the Debtor, Reorganized Paragon or other parties in interest from objecting to the Claim.

          6.5. TREATMENT OF ALLOWED OLD COMMON STOCK INTERESTS (CLASS 4A). Interests in Class 4A are Impaired under the Plan. On or as soon as reasonably practicable after the Initial Distribution Date, each Periodic Distribution Date thereafter and the Final Distribution Date, each holder of an Allowed Old Common Stock Interest shall be entitled to receive, in accordance with Article XI hereof, (a) such holder's Pro Rata Share of (i) the Interest Holders' New Common Stock Amount, (ii) the Warrants and (iii) that portion of the Litigation Proceeds allocable to holders of Allowed Old Common Stock Interests under the Plan, and (b) any New Common Stock properly subscribed for by any such holder under the Wellspring Rights Offering pursuant to Section 9.22 of the Plan. For purposes of determining the Litigation Proceeds which are allocable to holders of Allowed Old Common Stock Interests: (a) with respect to Litigation Claims against Weyerhaeuser and Pope & Talbot, 25% of the Litigation Proceeds shall be deposited in the Unsecured Claims Distribution Pool as and when such Litigation Proceeds are received, with the remainder of the Litigation Proceeds being available for Distributions to holders of Allowed Old Common Stock Interests; and (b) with respect to Litigation Claims against Oracle Corporation and/or Andersen Consulting LLP, 50% of the Litigation Proceeds shall be allocable to holders of Allowed Unsecured Claims as and when such Litigation Proceeds are received and 50% of such Litigation Proceeds shall be allocable to holders of Allowed Old Common Stock Interests. On the Effective Date, all Old Common Stock Interests shall be deemed treated as set forth in Section 9.14(b) hereof.

          6.6. TREATMENT OF OLD STOCK OPTION INTERESTS (CLASS 4B). Interests in Class 4B are Impaired under the Plan. All Old Stock Option Interests shall be deemed canceled and the holders of such Interests shall receive no Distribution of any kind under the Plan. On the Effective Date, all such Interests shall be deemed extinguished and the certificates representing such Interests shall be canceled and of no force and effect.

          6.7. NO DISTRIBUTION IN EXCESS OF ALLOWED AMOUNT OF CLAIM. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution having a value, as of the Effective Date, in excess of the allowed amount of such Claim.

                                      VII.

                  COMPROMISE AND SETTLEMENT OF CERTAIN CLAIMS;
                    THE WELLSPRING STOCK PURCHASE AGREEMENT

          7.1. COMPROMISE AND SETTLEMENT OF CLAIMS HELD BY P&G. The Plan incorporates the compromise and settlement of certain claims and issues between the Debtor and P&G that were resolved by the P&G Settlement Agreement. The negotiations resulting in the P&G Settlement Agreement were conducted in good faith and at arms' length, and the P&G Settlement Agreement is of benefit to the Estate and represents a fair, necessary and reasonable compromise of the Claims held by P&G and related issues. As of the Effective Date, to the extent it has not already been approved by a Final Order, the P&G Settlement Agreement shall be deemed approved in all respects as if by a Final Order and the P&G Allowed Claims (as defined in the P&G Settlement Agreement) shall be treated and allowed in the amounts and classifications set forth therein. If not already effective by its terms, the P&G Settlement Agreement shall become effective on the Effective Date.

          7.2. COMPROMISE AND SETTLEMENT OF CLAIMS HELD BY K-C. The Plan incorporates the compromise and settlement of certain claims and issues between the Debtor and K-C that were resolved by the K-C Settlement Agreement. The negotiations resulting in the K-C Settlement Agreement were conducted in good faith and at arms' length, and the K-C Settlement Agreement is of benefit to the Estate and represents a fair, necessary and reasonable compromise of the Claims held by K-C and related issues. As of the Effective Date, to the extent it has not already been approved by a Final Order, the K-C Settlement Agreement shall be deemed approved in all respects as if by a Final Order and the K-C Allowed Claims (as defined in the K-C Settlement Agreement) shall be treated and allowed in the amounts and classifications set forth therein. If not already effective by its terms, the K-C Settlement Agreement shall become effective on the Effective Date.

          7.3. ALLOWANCE OF THE PREPETITION BANK CLAIMS. The Prepetition Bank Claims shall be deemed Allowed Unsecured Claims as of the Petition Date in the respective principal amounts of (a) $70,563,189 (on account of the Prepetition Revolving Credit Agreement), and (b) $11,420,417 (on account of the Prepetition Line of Credit), plus postpetition interest thereon to the extent provided for pursuant to Section 7.4 hereof, and otherwise shall be disallowed.

          7.4. ALLOWANCE AND PAYMENT OF POSTPETITION INTEREST. Holders of Allowed Unsecured Claims shall be entitled to receive Distributions in accordance with the Plan until the holders of such Claims receive payment in full (including simple interest, calculated (a) in the case of the Allowed Unsecured Claims held by P&G and the Allowed Unsecured Claims held by K-C, at the per annum rate provided in the P&G Settlement Agreement and the K-C Settlement Agreement, respectively, on the unpaid principal amount thereof from April 15, 1999 through the Effective Date, and (b) in the case of all other Allowed Unsecured Claims, at a per annum rate equal to the federal judgment statutory rate as of the Effective Date, on the unpaid principal amount thereof from the Petition Date through the Effective Date).

          7.5. THE WELLSPRING STOCK PURCHASE AGREEMENT. Paragon and Wellspring have agreed to implement the parties' agreements and understandings embodied in the Wellspring Commitment through the terms of this Plan and the Wellspring Stock Purchase Agreement. If, however, (a) Paragon and Wellspring are not able to agree upon the terms of the Wellspring Stock Purchase Agreement and therefore do not execute such agreement, (b) the Wellspring Stock Purchase Agreement is executed but terminated by either Paragon or Wellspring pursuant to the terms thereof, or (c) the Wellspring Stock Purchase Agreement is not consummated for any reason by February 15, 2000, or such later date agreed to by the Proponents and Wellspring (with the consent of P&G, K-C, and the Equity Committee, such consent not to be unreasonably withheld), then Paragon will implement the provisions of this Plan that do not contemplate or require consummation of the Wellspring Stock Purchase Agreement, subject to the terms of the Wellspring Commitment and the Wellspring Stock Purchase Agreement.

          7.6. THE PMI CLAIM. Notwithstanding anything contained in this Plan to the contrary, if the Wellspring Stock Purchase Agreement is consummated, the Allowed Prepetition Claims of Paragon Mabesa International, S.A. de

C.V. ("PMI") shall be treated as Allowed Unsecured Claims under this Plan; PROVIDED, HOWEVER, that the New Notes that are to be distributed on account of such Allowed Unsecured Claims shall be deemed to have been issued and canceled as an offset against the Prepetition principal and/or accrued interest owed by PMI to Paragon under certain advances to PMI and certain promissory notes issued pursuant to (i) the Joint Venture Agreement dated January 26, 1996 between Paragon, Mr. Gilberto Marin Quintero ("Marin") and PTB International, Inc. ("PTBI"); (ii) the Facility Financing Side Letter dated January 26, 1996 between Paragon, Marin and PTBI; and (iii) additional financings as approved by Paragon's Board of Directors at a meeting held on December 16, 1997. Any New Notes that would have been distributed to PMI on account of such Allowed Unsecured Claims in the absence of the foregoing provision shall be deemed to have been issued as part of the New Notes Amount. Notwithstanding the foregoing, if PMI does not vote to accept the Plan, then any Allowed Claims held by PMI shall be classified and treated in accordance with the priority and classification of any such Allowed Claims, subject to any rights of setoff that the Debtor or Reorganized Paragon may have under applicable law.

          7.7. COMPROMISE OF EQUITY COMMITTEE'S OBJECTIONS; WITHDRAWAL OF PENDING LITIGATION. The Plan incorporates and embodies the compromise and settlement of the Equity Committee's objections to, and appeals of the Bankruptcy Court's approval of, (a) the K-C Settlement Agreement, (b) the P&G Settlement Agreement, and (c) the bidding procedures and protections concerning the Wellspring Stock Purchase Agreement and related transactions. Within five
(5) Business Days after the Effective Date, the Equity Committee shall (x) dismiss with prejudice (i) the Equity Committee's appeal of the K-C Settlement Order (No. 99-13877-B), (ii) the Equity Committee's appeal of the P&G Settlement Order, and (iii) the Equity Committee's appeals of the Bankruptcy Court's orders dated July 13, 1999 and August 20, 1999 (Case No. 1-99-CV-2590-JEC), concerning the establishment of certain bidding procedures and protections in the Chapter 11 Case (collectively, the "Appeals"), and (y) if not already withdrawn, withdraw with prejudice the Equity Committee's objections to the Debtor's settlement agreement dated August 9, 1999, with Rhonda Tracy.

                                      VIII.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          8.1. ASSUMPTION OR REJECTION. Any unexpired lease or executory contract that has not been expressly assumed or rejected by the Debtor with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date but subject to the occurrence of the Effective Date, be deemed to have been assumed by the Debtor (notwithstanding any provision thereof limiting or conditioning such assumption) unless (a) there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such unexpired lease or executory contract, (b) such executory contract or unexpired lease is otherwise designated for rejection on a "Schedule of Executory Contracts and Unexpired Leases to be Rejected" Filed and served by the Debtor on the Committees, P&G, K-C, Wellspring and all non-Debtor parties to each of the executory contracts and unexpired leases listed thereon at least twenty (20) calendar days before the first date scheduled for the commencement of the Confirmation Hearing, provided that such executory contract or unexpired lease is ultimately rejected by operation of the Plan or order of the Bankruptcy Court, (c) such executory contract or unexpired lease is designated for rejection by the Debtor or Reorganized Paragon based on the existence of a cure amount dispute, as described in Section 8.2 hereof, or (d) such executory contract or unexpired lease is an agreement, obligation, security interest, transaction or similar undertaking that the Debtor believes is not an executory contract or unexpired lease and is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code. Any party to an executory contract or unexpired lease to be assumed by the Debtor by operation of the Plan must assert all amounts that such party believes must be paid or cured by the Debtor pursuant to section 365 of the Bankruptcy Code in a writing (a "Cure Statement") Filed and served on the Debtor's counsel on or before the day that is ten (10) calendar days prior to the first date scheduled for the commencement of the Confirmation Hearing. Failure to File and serve a Cure Statement strictly in accordance with the foregoing shall, unless the Debtor or Reorganized Paragon otherwise agrees in writing, result in the waiver and release of any and all Claims and amounts that otherwise may have been due to such party upon the Debtor's assumption of the respective executory contract or unexpired lease in excess of the respective cure amount reflected in the Debtor's books and records. Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease, even if such rejection takes place after the Effective Date as provided above, shall cause such rejection to be a prepetition breach under sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date. Listing an executory contract or unexpired lease on the Schedule of Executory Contracts and Unexpired Leases to be Rejected shall not constitute an admission by the Debtor or Reorganized Paragon that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtor or Reorganized Paragon has any liability thereunder. The Debtor may amend the Schedule of Executory Contracts and Unexpired Leases to be Rejected to add or delete any contract or lease at any time prior to the Confirmation Hearing.

          8.2. CURE OF DEFAULTS UPON ASSUMPTION. All payments to cure defaults ("Cure Amounts") that may be required by section 365(b)(1) of the Bankruptcy Code and Section 8.1 hereof shall be made by the Debtor and treated as Allowed Administrative Claims pursuant to Section 5.2 hereof. Any disputes with respect to Cure Amounts shall be resolved by the Bankruptcy Court. In the event of any such dispute as to a Cure Amount, the Debtor or Reorganized Paragon shall place in a segregated account the full Cure Amount timely asserted in a Cure Statement in accordance with Section 8.1 hereof, or such lesser amount approved by the Bankruptcy Court or agreed to by the Debtor and the asserting party, in order to provide adequate assurance of prompt cure upon the resolution of any such dispute. Any executory contract or unexpired lease that is subject to a cure amount dispute may be added by the Debtor or Reorganized Paragon to the "Schedule of Executory Contracts and Unexpired Leases to be Rejected" at any time, including, without limitation, after the resolution by the Court of such cure amount dispute, regardless of the occurrence of the Confirmation Date or the Effective Date, based on the existence of such dispute.

          8.3. REJECTION DAMAGE CLAIMS. If the rejection of any executory contract or unexpired lease under the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is an Allowed Claim, shall be an Allowed Unsecured Claim and classified in Class 3A; PROVIDED, HOWEVER, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtor, the Estate, Reorganized Paragon, its successors or properties, unless a proof of Claim is timely Filed and served in accordance with Section 8.5 hereof.

          8.4. OBJECTIONS. Any party to an executory contract or unexpired lease objecting to assumption or rejection under this Article VIII must File and serve upon the Debtor's counsel an objection in writing on or before the date that is ten (10) calendar days prior to the first date scheduled for the commencement of the Confirmation Hearing or such other date as set by the Bankruptcy Court. If any party to an executory contract or unexpired lease that is deemed assumed pursuant to this Article VIII objects to such assumption, the Bankruptcy Court may conduct a hearing on such objection at the Confirmation Hearing or such other hearing date as selected by the Debtor on notice (which notice may be given orally on the record of the Confirmation Hearing) to the objecting party. In the event of a dispute regarding the amount of any cure payment or the ability of the Debtor to assume or assign, including providing adequate assurance of future performance, the Debtor may determine to reject such contract or lease pursuant to Section 8.2 above, and otherwise will make any payments required by section 365(b)(1) of the Bankruptcy Code only after the entry of a Final Order resolving such dispute.

          8.5. BAR DATE FOR REJECTION DAMAGE CLAIMS. All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, to the extent not subject to an earlier date set by order of the Bankruptcy Court, must be filed with the Bankruptcy Court within thirty (30) calendar days after the date of service of notice of entry of an order (which order may be the Confirmation Order) of the Bankruptcy Court approving such rejection or such Claims shall be forever barred.

          8.6. DEEMED CONSENTS. Unless a non-Debtor party to an executory contract, unexpired lease, license or permit objects to the Debtor's assumption or retention thereof in writing at least ten (10) calendar days prior to the Confirmation Hearing, then, unless such executory contract, unexpired lease, license or permit has been rejected by the Debtor or will be rejected by operation of the Plan, Reorganized Paragon shall enjoy all of the rights and benefits under each such executory contract, unexpired lease, license and permit without the necessity of obtaining such non-Debtor's party's written consent to Reorganized Paragon's assumption or retention of such rights and benefits.

                                       IX.

                       MEANS OF IMPLEMENTATION OF THE PLAN

                  In addition to the provisions set forth elsewhere in the Plan, the following shall constitute the means of implementation of the Plan.

          9.1. FUNDING AND DISTRIBUTION OF CASH. On or before the Effective Date, the Debtor shall obtain all Cash necessary to make the Cash payments required to be made under the Plan. Such Cash may be obtained in any lawful manner, including, without limitation, from results of operations, sales of assets, through loans or dividends from Affiliates, from debt or equity financing to be arranged by the Debtor, or from consummation of the Wellspring Stock Purchase Agreement.

          9.2. WORKING CAPITAL FACILITY. On or before the Effective Date, the Debtor shall obtain a working capital line of credit for post-Effective Date operations (the "New Credit Agreement").

          9.3. INTENTIONALLY OMITTED.

          9.4. CANCELLATION OF INSTRUMENTS. Unless otherwise provided for herein, on the Effective Date, all notes, shares, instruments or other evidences of Claims or Interests automatically shall be canceled and deemed null and void as of the Effective Date and must be surrendered to the Debtor pursuant to
Section 9.14 below.

          9.5. RESTATED CERTIFICATE OF INCORPORATION; RESTATED BYLAWS.

                  (a) IF THE WELLSPRING STOCK PURCHASE AGREEMENT IS CONSUMMATED:
On or prior to the date that is ten (10) calendar days prior to the date of the Confirmation Hearing, the Debtor shall file its Restated Certificate of Incorporation and Restated Bylaws, which (i) shall be in form and substance acceptable to Wellspring, (ii) shall be in form and substance reasonably satisfactory to the Creditors' Committee, P&G, K-C and the Equity Committee,
(iii) shall preserve customary preemptive rights of all holders of New Common Stock with respect to future issuances of New Common Stock, and (iv) shall be deemed adopted such that they become the certificate of incorporation and bylaws of Reorganized Paragon as of the Effective Date. The Restated Certificate of Incorporation shall authorize the issuance of not more than 20 million shares of New Common Stock. Except as provided herein, no additional shares of New Common Stock may be issued other than as directed by the New Board after the Effective Date. The Restated Certificate of Incorporation and Restated Bylaws shall, INTER ALIA, prohibit the issuance of non-voting stock to the extent required under section 1123(a)(6) of the Bankruptcy Code.

                  (b) IF THE WELLSPRING STOCK PURCHASE AGREEMENT IS NOT
CONSUMMATED: On or prior to the date that is ten (10) calendar days prior to the date of the Confirmation Hearing, the Proponents shall file the Restated Certificate of Incorporation and Restated Bylaws, which shall be in form and substance reasonably satisfactory to P&G and K-C and shall be deemed adopted such that they become the certificate of incorporation and bylaws of Reorganized Paragon as of the Effective Date. The Restated Certificate of Incorporation shall authorize the issuance of not more than 20 million shares of New Common Stock. Except as provided herein, no additional shares of New Common Stock may be issued other than as directed by the New Board after the Effective Date. The Restated Certificate of Incorporation and Restated Bylaws shall, INTER ALIA, prohibit the issuance of non-voting stock to the extent required under section 1123(a)(6) of the Bankruptcy Code.

          9.6. ISSUANCE OF NEW COMMON STOCK, NEW NOTES AND WARRANTS. On the Effective Date, Reorganized Paragon shall issue: (a) 13,566,574 shares of New Common Stock (provided, that 11,891,000 shares of New Common Stock shall be issued if the Wellspring Stock Purchase Agreement is consummated); (b) if the Wellspring Stock Purchase Agreement is consummated, a principal amount of New Notes equal to the New Notes Amount; and (c) the Warrants. Holders of New Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the Restated Certificate of Incorporation. After the Effective Date, Reorganized Paragon may amend or modify its certificate of incorporation and bylaws in any manner not inconsistent with applicable law, the Plan and/or such certificate of incorporation and bylaws.

          9.7. CERTAIN PROVISIONS REGARDING NEW COMMON STOCK. All authorized and issued shares of New Common Stock not distributed in accordance with the Plan shall be retained by Reorganized Paragon in its treasury and may be issued as authorized by the New Board, including, without limitation, to employees of Reorganized Paragon pursuant to an employee stock option plan.

          9.8. ESTIMATION OF DISPUTED CLAIMS. On or before the Effective Date, the Court shall enter one or more Estimation Orders estimating the dollar amount of Disputed Claims that may become Allowed Claims, inclusive of contingent and/or unliquidated Claims and Claims resulting from the rejection, if any, of executory contracts and unexpired leases in accordance with Article VIII hereof. This estimate shall be used for purposes of establishing the reserves for, and calculating, the Initial and Periodic Distributions to holders of Allowed Claims in Class 3A.

          9.9. CONTINUATION OF BUSINESS. After the Effective Date, Paragon shall continue to exist and engage in business as Reorganized Paragon, with all the powers of a corporation under applicable law.

          9.10. PROVISIONS FOR MANAGEMENT.

                  (a) DIRECTORS.

                           (i) DIRECTORS IF THE WELLSPRING STOCK PURCHASE
AGREEMENT IS CONSUMMATED: If the Wellspring Stock Purchase Agreement is consummated, as of the Effective Date, the members of the New Board of Reorganized Paragon shall consist of not less than seven (7) and no more than ten (10) directors designated by Wellspring, (x) at least two (2) but no more than four (4) of whom shall be independent directors (the selection of whom shall be made with the consent of the Creditors' Committee, after consultation with P&G, K-C and the Equity Committee), (y) at least one (1) of whom shall be a member of Paragon's senior management, and (z) at least three (3) of whom shall be affiliated with Wellspring.

                           (ii) DIRECTORS IF THE  WELLSPRING STOCK PURCHASE
AGREEMENT IS NOT CONSUMMATED: If the Wellspring Stock Purchase Agreement is not consummated, as of the Effective Date, the members of the New Board of Reorganized Paragon shall consist of seven (7) directors, five (5) of whom shall be independent directors and shall be designated by the Creditors' Committee and two (2) of whom shall be designated by the Debtor. The members of the New Board designated pursuant to this Section 9.10(a)(ii) must be reasonably satisfactory to P&G, K-C and the Equity Committee.

                  (b) OFFICERS. The officers of the Debtor on the Effective Date shall continue to serve as officers of Reorganized Paragon, as the case may be, after the Effective Date and until such time as they may resign, be removed or be replaced or their employment contracts, if any, may expire. If the Wellspring Stock Purchase Agreement is consummated, Reorganized Paragon shall adopt a management equity incentive plan in substantially the form set forth on Appendix 2 to the Wellspring Stock Purchase Agreement.

                  (c) EMPLOYMENT CONTRACTS. Subject to the following sentence, all employment contracts entered into by the Debtor following the Petition Date and not terminated or expired prior to the Effective Date shall remain in effect and be binding on Reorganized Paragon after the Effective Date. After the Effective Date, Reorganized Paragon may enter into (i) amendments to any existing employment contracts, or (ii) new employment contracts, with such of its officers, agents or employees as may be mutually acceptable to the New Board and such officers, agents or employees.

                  (d) TEEP RETENTION PLAN ESCROW. On the Effective Date, Reorganized Paragon shall pay to the employees eligible to receive such payment the $2 million Cash component of the Earned Confirmation Bonus (as defined in the TEEP Retention Plan) under the TEEP Retention Plan. In accordance with the TEEP Retention Plan, shares of New Common Stock having a value as of the Effective Date equal to $164,925 shall be issued and held in escrow to fund the payment of the Earned Confirmation Bonus exceeding $2 million, which New Common Stock shall be distributed within three (3) Business Days of the Effective Date, unless the New Board determines, in its sole discretion and in accordance with the TEEP Retention Plan, that it is fair and prudent to pay such excess in Cash and elects to pay such excess in Cash, in which event Cash in the amount of $164,925 shall be paid by Reorganized Paragon to the employees eligible to receive such payment to fund any such excess. Upon and after the occurrence of the Effective Date, Reorganized Paragon shall be authorized and directed to otherwise carry out and implement the terms of the TEEP Retention Plan in accordance with its terms.

                  (e) NON-TEEP RETENTION PLAN. From and after the Effective Date, the Non-TEEP Retention Plan shall continue in accordance with its terms.

          9.11. CONSUMMATION OF P&G SETTLEMENT. To the extent not already implemented as of the Effective Date, Paragon and P&G shall take all steps necessary to effectuate the P&G Settlement Agreement pursuant to the terms thereof. As of the Effective Date, to the extent not already binding, valid and enforceable in accordance with its terms, the P&G Settlement Agreement, including the licenses and releases contemplated therein, shall be deemed binding, valid and enforceable.

          9.12. CONSUMMATION OF K-C SETTLEMENT. To the extent not already implemented as of the Effective Date, Paragon and K-C shall take all steps necessary to effectuate the K-C Settlement Agreement pursuant to the terms thereof. As of the Effective Date, to the extent not already binding, valid and enforceable in accordance with its terms, the K-C Settlement Agreement, including the licenses and releases contemplated therein, shall be deemed binding, valid and enforceable.

          9.13. REVESTING OF PROPERTY IN REORGANIZED PARAGON. Except for the Litigation Claims which will remain vested in the Estate in accordance with
Section 9.21 hereof or as otherwise expressly provided herein, on the Effective Date, title to all property and assets of the Estate shall revest in Reorganized Paragon free and clear of all Claims, liens, encumbrances and/or other interests of any Person, and Reorganized Paragon may thereafter operate its business and use, acquire and dispose of property and compromise or settle any Claims arising on or after the Effective Date without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or the Local Bankruptcy Rules of the Bankruptcy Court, other than those restrictions expressly imposed by the Plan, the Confirmation Order or any document executed and delivered by Reorganized Paragon pursuant to the Plan. Without limiting the foregoing, Reorganized Paragon may pay the fees and charges that it incurs on or after the Effective Date for fees of professionals, disbursements and expenses or related support services relating to the Chapter 11 Case or otherwise without application to the Bankruptcy Court.

          9.14. SURRENDER OF INSTRUMENTS/ STOCK.

         (a) SURRENDER OF INSTRUMENTS REGARDING CLAIMS: Except as otherwise provided in the Plan, each holder (except for P&G, K-C and the holders of Allowed Prepetition Bank Claims of an instrument evidencing or securing a Claim shall surrender such instrument to the Debtor. No Distribution under the Plan shall be made to or on behalf of any holder of a Claim unless and until such instrument is received or the non-availability of such instrument is established to the reasonable satisfaction of Reorganized Paragon. In accordance with section 1143 of the Bankruptcy Code, other than with respect to an Allowed Secured Claim treated pursuant to Section 6.1(a)(4) above, any such holder of such a Claim that fails to (a) surrender or cause to be surrendered such instrument, including, without limitation, any promissory note, instrument or certificate, or, in the case of lost instruments, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized Paragon and (b) in the event Reorganized Paragon requests, in the case of lost instruments, furnish a bond or indemnity agreement in form and substance reasonably satisfactory to Reorganized Paragon, on or prior to the later to occur of (i) 180 calendar days from and after the Effective Date and (ii) the first Distribution Date on which a Distribution is to be made to the holder of such Allowed Claim, shall be deemed to have forfeited all rights and Claims and shall not participate in any Distribution hereunder.

         (b) SURRENDER OF OLD COMMON STOCK, ISSUANCE OF NEW COMMON STOCK AND DISTRIBUTION OF LITIGATION PROCEEDS TO HOLDERS OF ALLOWED OLD COMMON STOCK INTERESTS. At the Distribution Record Date, all Allowed Old Common Stock Interests shall be deemed non-transferable and shall exist only for purposes of entitling holders thereof to receive Rights under the Plan as well as such holder's Pro Rata Share of: (i) the Interest Holders' New Common Stock Amount;
(ii) the Warrants; and (iii) that portion of the Litigation Proceeds allocable to Allowed Old Common Stock Interest under the Plan. At the Distribution Record Date (x) Chase Mellon as transfer agent with respect to the Old Common Stock and transfer agent, registrar and exchange agent with respect to the New Common Stock and the Warrants (the "Transfer Agent") shall cease all transfers of Old Common Stock Interests, (y) the Depository Trust Company ("DTC") shall close the stock register maintained by it on the Debtor's behalf and (z) the National Association of Securities Dealers, Inc. ("NASD") shall discontinue all trading in the Old Common Stock Interests, whether on the OTC Bulletin Board System or otherwise. On the first Business Day immediately following the Distribution Record Date, the Transfer Agent shall issue a transmittal letter (the "New Stock Transmittal Letter") to all record holders of Allowed Old Common Stock Interests as of the Distribution Record Date (the "Final Record Holders") notifying them that they may receive their Pro Rata Share of the Interest Holders' New Common Stock Amount, the Warrants and that portion of Litigation Proceeds allocable to holders of Allowed Old Common Stock Interests under the Plan by surrendering their Old Common Stock to the Transfer Agent. On or as soon as reasonably practicable after the Effective Date, Reorganized Paragon shall transfer the Interest Holders' New Common Stock Amount and the Warrants to the Transfer Agent. The Transfer Agent shall then transfer certificates representing the number of shares of New Common Stock and Warrants to which Final Record Holders surrendering their Old Common Stock are entitled (the "Exchange Securities") to the DTC. The DTC will then electronically transfer the appropriate number of Exchange Securities to the appropriate Final Record Holders in book-entry form. Such Final Record Holders shall hold such Exchange Securities for the account of the beneficial owners of the Old Common Stock Interests from which such Exchange Securities were converted. Upon each recovery of Litigation Proceeds by the Litigation Claims Representative, the Litigation Claims Representative shall remit that portion of the Litigation Proceeds allocable to Allowed Old Common Stock Interests under the Plan to Reorganized Paragon for distribution to the Transfer Agent. The Transfer Agent shall then distribute to each Final Record Holder who timely surrendered Allowed Old Common Stock Interests in response to the New Stock Transmittal Letter such Final Record Holder's Pro Rata Share of such Litigation Proceeds Distribution and issue a transmittal letter (each, a "Litigation Proceeds Transmittal Letter") notifying all Final Record Holders who failed to surrender their Allowed Old Common Stock Interests in response to the New Stock Transmittal Letter that they may receive their Pro Rata Share of (a) the New Common Stock and Warrants (as such "Exchange Securities"), and (b) such Litigation Proceeds Distribution by surrendering their Allowed Old Common Stock Interests to the Transfer Agent. Final Record Holders who receive Litigation Proceeds Distributions shall promptly allocate such Distributions in Cash or Cash Equivalents among the beneficial owners of the underlying Allowed Old Common Stock Interests. The Transfer Agent shall maintain lists setting forth the names, addresses and taxpayer identification numbers of (c) the Final Record Holders, (d) the Final Record Holders who surrender their Allowed Old Common Stock Interest in response to the Stock Transmittal Letter, and

(e) the Final Record Holders who surrendered their Allowed Old Common Stock Interests in response to each Litigation Proceeds Transmittal Letter. Copies of these lists shall be transmitted by the Transfer Agent to the Equity Committee, Reorganized Paragon and the Litigation Claims Representative. The Transfer Agent shall have no obligation to send a Litigation Proceeds Transmittal Letter after one year after the Effective Date to Final Record Holders who have failed to surrender their Allowed Common Stock Interests, and any such non-surrendering holders shall forfeit their rights to receive Distributions pursuant to section
11.16 of the Plan.

          9.15. RELEASE OF LIENS AND PERFECTION OF LIENS.

                  (a) PROCEDURES FOR RELEASING OF LIENS. Except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument or other agreement or document created in connection with the Plan:
(i) each holder of: (1) a Secured Claim (other than an Allowed Secured Claim treated pursuant to Section 6.1(a)(4) above); (2) a Claim that purportedly is secured; and/or (3) a judgment, personal property or ad valorem tax, mechanics' or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on the Effective Date and regardless of whether such Claim has been listed in the Schedules or proof of such Claim has been Filed: (y) turn over and release to the Debtor or Reorganized Paragon, as applicable, any and all property that secures or purportedly secures such Claim, or such lien and/or the Claim shall automatically, and without further action by the Debtor, the Estate or Reorganized Paragon, be deemed released; and (z) execute such documents and instruments as Reorganized Paragon requires to evidence such Claim holder's release of such property or lien, and if such holder refuses to execute appropriate documents or instruments, the Debtor or Reorganized Paragon (as applicable) may, in its discretion, file a copy of the Confirmation Order, or any other document required, in appropriate recording offices, which shall serve to release any Claim holder's rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall revert or be transferred to Reorganized Paragon free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

                  (b) ENTITLEMENT TO DISTRIBUTIONS PENDING RELEASE. Without limiting the automatic release provisions of Section 9.15(a) hereof: (i) no Distribution hereunder shall be made in respect of any Claim of the type described in Section 9.15(a) hereof unless and until the holder thereof executes and delivers to the Debtor or Reorganized Paragon (as applicable) such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) any such holder that fails to execute and deliver such release of liens within 180 calendar days of the Effective Date shall be deemed to have no Claim against the Debtor, the Estate, or Reorganized Paragon or its assets or property in respect of such Claim and shall not participate in any Distribution hereunder.

          9.16. REGISTRATION OF SECURITIES. Reorganized Paragon shall make commercially reasonable efforts to have the New Common Stock listed on a nationally recognized market or exchange. All New Common Stock, Warrants and Rights distributed pursuant to the Plan shall be entitled to the benefits and exceptions provided by Section 1145 of the Bankruptcy Code to the maximum extent provided by law.

                  (a) REGISTRATION RIGHTS IN THE EVENT THAT THE WELLSPRING STOCK PURCHASE AGREEMENT IS CONSUMMATED: In the event that the Wellspring Stock Purchase Agreement is consummated, the holders of New Common Stock whose resale of such New Common Stock would be limited or restricted by federal securities law shall have the right, pursuant to a registration rights agreement, the form of which will be filed with the Bankruptcy Court (the "Registration Rights Agreement") at least three (3) calendar days before the date of the Confirmation Hearing, to cause Reorganized Paragon to (i) include the New Common Stock issuable to them under the Plan (including any New Common Stock issued or issuable in respect of the Warrants), on customary terms, in "piggyback" underwritings and registrations and (ii) effect on customary terms, one demand registration under the Securities Act for the public offering and sale of the New Common Stock to them distributed under the Plan. If P&G and K-C participate in the Wellspring Rights Offering, the Registration Rights Agreement must be reasonably satisfactory to P&G and K-C.

                  (b) REGISTRATION RIGHTS IN THE EVENT THAT THE WELLSPRING STOCK PURCHASE AGREEMENT IS NOT CONSUMMATED: If the Wellspring Stock Purchase Agreement is not consummated, as soon as reasonably practicable after the Effective Date, Reorganized Paragon shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to all of the New Common Stock Distributed to the holders of Allowed Unsecured Claims hereunder (the "Registrable Securities"). Reorganized Paragon shall, subject to customary provisions for postponement of registration rights by the issuer, use its reasonable efforts to cause the Shelf Registration to become effective as soon as possible after the filing thereof and shall use its reasonable efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the second anniversary of the Effective Date, in order to permit the prospectus forming a part thereof to be usable by the holders of the Registrable Securities during such period. The Shelf Registration shall provide for the offering and sale of the Registrable Securities to or through brokers or dealers, acting as principal or agent, in transactions (which may involve block transactions) on the nationally recognized market or exchange on which the New Common Stock is listed, in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or otherwise, or directly or indirectly through brokers or agents in private sales at negotiated prices or through a combination of any such methods of sale, including but not limited to a bulk sale to a brokerage firm, but not pursuant to an underwritten public offering (whether on a firm commitment or best efforts basis or otherwise).

          9.17. AVOIDANCE ACTIONS. Subject to the occurrence of the Effective Date, neither the Debtor, the Creditors' Committee, the Equity Committee nor any other party in interest shall assert any right, claim or cause of action (other than a Litigation Claim) not asserted by the Debtor prior to the Effective Date and belonging to the Debtor or its Estate against any Person to avoid a transfer under section 544, 547, 548, or 553(b) of the Bankruptcy Code, PROVIDED, HOWEVER; that nothing herein shall prohibit the Debtor, the Creditors' Committee or the Equity Committee from challenging the validity, priority, perfection or extent of any lien, mortgage or security agreement or, subject to Section 12.1 hereof, objecting to any Claim. All such rights, claims and causes of action shall be released and waived by the Debtor and its Estate under the Plan on the Effective Date. Notwithstanding anything to the contrary contained herein, nothing contained in this Plan shall prejudice any rights or defenses the Debtor may have under section 502(d) of the Bankruptcy Code.

          9.18. EXEMPTION FROM CERTAIN TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code (a) the issuance, transfer or exchange of any securities, instruments or documents and (b) the creation of any other lien, mortgage, deed of trust or other security interest under the Plan shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under section 1146(c) of the Bankruptcy Code.

          9.19. COMPROMISE OF CONTROVERSIES. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan, including the claims and controversies settled and resolved pursuant to the K-C Settlement Agreement and the P&G Settlement Agreement and the compromise of the claims of PMI under Section 7.6 of the Plan. To the extent not previously accomplished by the K-C Settlement Order or the P&G Settlement Order, the entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises and settlements, and all other compromises and settlements provided for in the Plan, and such order shall constitute the Bankruptcy Court's determination that such compromises and settlements are in the best interests of the Debtor, Reorganized Paragon, the Estate, and any Person holding Claims and/or Interests against the Debtor, and are fair, equitable and within the range of reasonableness required by the Bankruptcy Code and/or Bankruptcy Rules.

          9.20. CONTINUATION OF PARAGON'S 401(K) AND PROFIT SHARING PLAN. The Debtor's existing 401(k) and profit sharing plan entitled the "Paragon Retirement Investment Savings Management (PRISM) Plan" shall continue after the

Effective Date as the 401(k) and profit sharing plan of Reorganized Paragon, unaffected by the Plan or the provisions hereof (except to the extent that Old Common Stock Interests are being extinguished and canceled pursuant to Section
6.5 hereof).

          9.21. INVESTIGATION, PROSECUTION AND/OR SETTLEMENT OF THE LITIGATION CLAIMS. As of the Effective Date, the Litigation Claims shall remain vested in the Estate and the Estate shall retain the right to investigate, prosecute and/or settle such claims in accordance with the provisions of this Plan. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, the Litigation Claims Representative shall be the sole representative of the Estate for the limited purpose of investigating, prosecuting and/or settling the Litigations Claims, and delivering any Litigation Proceeds to Reorganized Paragon pursuant to the terms of this Plan. All Litigation Proceeds, if any, shall be delivered by the Litigation Claims Representative to Reorganized Paragon for distribution in accordance with Sections 6.3 and 6.5 hereof, and subject to the other applicable distribution provisions of the Plan, including Sections 9.21(q) and 9.21(s), to the holders of Allowed Unsecured Claims and Allowed Old Common Stock Interests. The Litigation Claims Representative shall be appointed by the Equity Committee. Such appointment shall be announced on or before the date of the Confirmation Hearing and included in the Confirmation Order. In order to permit the Litigation Claims Representative to perform all its duties and responsibilities under the Plan, Reorganized Paragon shall transfer Cash in the amount of $1,094,500.00 (the "Litigation Fund") into an interest-bearing segregated account for use by the Litigation Claims Representative in carrying out its rights and obligations hereunder; PROVIDED, HOWEVER, that, if the Wellspring Stock Purchase Agreement is not consummated, Reorganized Paragon shall only be required to transfer Cash in the amount of $500,000.00 into the Litigation Fund; provided, however, that the Equity Committee shall have the right to designate a portion of the Interest Holders' New Common Stock Amount to be deposited into the Litigation Fund. Neither Reorganized Paragon nor Wellspring shall have any further obligation to fund any amounts into the Litigation Fund and shall bear no further financial responsibility for the resolution of Litigation Claims; provided, however, that, pursuant to Section 9.21(r) below, Reorganized Paragon shall provide reasonable assistance to the Litigation Claims Representative with respect to the assertion and prosecution of Litigation Claims (to the extent such assistance does not require the expenditure of funds).

                  (a) USE OF THE LITIGATION FUND. The Litigation Claims Representative may use the Litigation Fund to (i) satisfy the costs and expenses (including, but not limited to, counsel and expert witness fees) of investigating, prosecuting and/or settling the Litigation Claims, (ii) preserve, protect and prosecute the Litigation Claims, and (iii) satisfy liabilities incurred or related to the Litigation Claims; PROVIDED, HOWEVER, that if the funds constituting the Litigation Fund have been used for such purposes and exhausted, the Litigation Claims Representative may, consistent with its fiduciary duties as a representative of the Estate, and provided the first $500,000.00 in proceeds, if any, received on account of the Litigation Claims are delivered by the Litigation Claims Representative to Reorganized Paragon in accordance with the proviso contained in Section 1.68 of the Plan, use any Litigation Proceeds for such purposes; PROVIDED, FURTHER, HOWEVER, that the use of Litigation Proceeds for such purposes shall not exceed 50% of the recoveries received on account of any single Litigation Claim, and provided that the total amount of Litigation Proceeds used for such purposes shall not exceed $1 million.

                  (b) APPOINTMENT OF THE LITIGATION CLAIMS REPRESENTATIVE. The Equity Committee shall appoint the Litigation Claims Representative as of the Effective Date to investigate, prosecute and/or settle the Litigation Claims. On and after the Effective Date, the Debtor and Reorganized Paragon, as the case may be, shall execute and deliver or cause to be executed and delivered to the Litigation Claims Representative all such documents, in recordable form where necessary or appropriate, to confirm to the Litigation Claims Representative the right to hold, investigate, prosecute and/or settle each of the Litigation Claims.

                  (c) ACCEPTANCE OF DUTIES. The Litigation Claims Representative shall be required to confirm in writing its appointment and its acceptance of its rights and obligations hereunder. The Litigation Claims Representative shall agree to receive, hold, investigate, prosecute and/or settle the Litigation Claims and to administer and transfer the Litigation Proceeds and the income derived therefrom pursuant to the terms of the Plan and the Confirmation Order;

provided, however, that if the Litigation Claims do not or will not, in the judgment of the Litigation Claims Representative, result in sufficient Litigation Proceeds to warrant the further investigation, prosecution and/or settlement of the Litigation Claims, the Litigation Claims Representative shall be empowered to determine not to so investigate, prosecute and/or settle such claims, but instead to return any remaining amount of the Litigation Fund to Reorganized Paragon for distribution in accordance with this Plan. The Litigation Claims Representative shall not be required to post any bond or other security for performance.

                  (d) ONE LITIGATION CLAIMS REPRESENTATIVE. There shall be no more than one Litigation Claims Representative at any time.

                  (e) TERM. The Litigation Claims Representative shall serve until (a) the final resolution or abandonment of the Litigation Claims, or (b) the Litigation Claims Representative's death, resignation, or removal.

                  (f) ACTIVITIES. The Litigation Claims Representative shall be entitled to engage in such activities as it deems appropriate which are not in conflict with the Plan. The Litigation Claims Representative shall devote such time as is necessary to fulfill all of its duties as Litigation Claims Representative.

                  (g) RESIGNATION OF THE LITIGATION CLAIMS REPRESENTATIVE. The Litigation Claims Representative may resign at any time upon 30 days' written notice, in accordance with the notice provisions of the Plan, to the Bankruptcy Court, and counsel for the Equity Committee. Such resignation may become effective prior to the expiration of such 30 day notice period upon the appointment of a permanent or interim successor Litigation Claims
Representative.

                  (h) REMOVAL OF THE LITIGATION CLAIMS REPRESENTATIVE. The Litigation Claims Representative may be removed by an order of the Bankruptcy Court only for bad faith, gross negligence, willful misconduct, material violation of the provisions of this Plan or a gross disregard of its duties hereunder ("For Cause") and upon notice and a hearing. Any holder or Allowed Unsecured Claim or Allowed Old Common Stock Interest or other party in interest has standing to request the Bankruptcy Court to remove the Litigation Claims Representative For Cause.

                  (i) SUCCESSOR LITIGATION CLAIMS REPRESENTATIVE. In the event of the resignation, removal, death or incapacity of the Litigation Claims Representative (or if for any other reason there is a vacancy in the position of Litigation Claims Representative), the Bankruptcy Court may appoint a new Litigation Claims Representative, upon motion of any party in interest, from a list of candidates submitted in connection with any such motion, subject to the consent of the Equity Committee or a majority vote of former members of the Equity Committee. Every successor Litigation Claims Representative appointed pursuant hereto shall execute, acknowledge and deliver to the Bankruptcy Court an instrument in writing accepting such appointment hereunder, and thereupon such successor Litigation Claims Representative, without any further act, shall become fully vested with all of the rights, powers, duties and obligations of its predecessor without any further act. Any predecessor Litigation Claims Representative shall execute and deliver to the successor Litigation Claims Representative any instruments reasonably requested by the successor Litigation Claims Representative to effectuate the termination of the predecessor Litigation Claims Representative and to aid in the investigation, prosecution and/or settlement of the Litigation Claims. All fees and expenses of a Litigation Claims Representative prior to the death, resignation or removal of such Litigation Trustee shall be paid out of the Litigation Fund unless disputed by the successor Litigation Claims Representative, in which case such dispute shall be subject to resolution by the Bankruptcy Court.

                  (j) REIMBURSEMENT. The Litigation Claims Representative shall be entitled to receive compensation, from the Litigation Fund, in an amount to be negotiated by the Equity Committee, disclosed to the Bankruptcy Court at the Confirmation Hearing and contained in the Confirmation Order, plus reimbursement of reasonable out-of-pocket expenses (all such reasonable and necessary costs and expenses incurred by the Litigation Claims Representative in connection with the performance of its duties hereunder to be reimbursed to the Litigation Claims Representative from the

Litigation Fund); provided, however, that compensation and/or expenses payable pursuant to an incentive contingent compensation arrangement between the Litigation Claims Representative and himself or herself, or between him/her and an attorney or other professionals retained to prosecute a Litigation Claim must be approved by the Bankruptcy Court and shall be paid only from the Litigation Proceeds, if any, of such Litigation Claim.

                  (k) RETENTION OF PROFESSIONALS. The Litigation Claims Representative may, but shall not be required to, consult with attorneys, accountants, appraisers or other parties deemed by the Litigation Claims Representative to have qualifications necessary to assist it in the proper performance of its duties, including the employment of attorneys on a full or partial contingent fee basis to prosecute Litigation Claims. The Litigation Claims Representative may pay the salaries, fees and expenses of such persons out of the Litigation Fund; provided, however, that compensation and/or expenses payable pursuant to a contingent compensation arrangement between the Litigation Claims Representative and an attorney or other professionals retained to prosecute a Litigation Claim must be approved by the Bankruptcy Court and shall be paid only from the Litigation Proceeds, if any, of such Litigation Claim. The Litigation Claims Representative shall not be liable for any loss to the Estate caused by any action of any person employed by the Litigation Claims Representative by reason of any mistake or default of such person if the selection, engagement and/or supervision of such person was made or taken in good faith and without willful misconduct or gross negligence.

                  (l) POWERS OF LITIGATION CLAIMS REPRESENTATIVE. The Litigation Claims Representative shall have all of the rights, powers and privileges specified in the Plan unless specifically limited by other provisions of this Plan or the Confirmation Order. The Litigation Claims Representative shall have the power to take all such actions as in its judgment are necessary and appropriate to effectuate the purposes of this Section of the Plan, including but not limited to each power expressly granted in the subsections below and any power reasonably incidental thereto. The Litigation Claims Representative shall have the power to:

                           (i) Investigate, prosecute, settle and/or abandon Litigation Claims and exercise, participate in or initiate any proceeding before the Bankruptcy Court or any other court of appropriate jurisdiction in connection with any proceeding relating to the Litigation Claims, including any administrative, arbitrative or other nonjudicial proceeding; provided, however, that the Litigation Claims Representative shall seek Bankruptcy Court approval before entering on a final basis into any settlement of a Litigation Claim.

                           (ii) Invest the Litigation Fund in accordance with
         section 345 of the Bankruptcy Code or as otherwise permitted by a Final Order of the Bankruptcy Court and as deemed appropriate by the Litigation Claims Representative; PROVIDED, that the Litigation Claims Representative may invest such funds in Cash Equivalents;

                           (iii) Enter into any agreement or execute any document required by or consistent with the Plan, perform all of the Litigation Claims Representative's obligations hereunder and thereunder and take all other actions necessary to effectuate the foregoing to the extent such actions are not inconsistent with the Plan;

                           (iv) Select and employ such professionals (which may include the Equity Committee's current professionals), agents or employees as it deems necessary to assist in the administration of the Litigation Claims and compensate such persons from the Litigation Fund without application to the Bankruptcy Court;

                           (v) Voluntarily engage in arbitration or mediation with regard to any Litigation Claim;

                           (vi) Consult with former members of and counsel to the Equity Creditor and the Creditors' Committee, as well as with any creditor or counsel to such creditor in connection with the prosecution of Litigation Claims; and

                           (vii) Exercise such other powers and duties as are necessary or appropriate in its discretion to accomplish the purposes of this Section 9.21 of the Plan.

                  (m) LIMITATION OF RIGHTS. Notwithstanding anything in this Agreement to the contrary contained herein, the Litigation Claims Representative shall not do or undertake any of the following:

                           (i) Take any action in contravention of the Plan;

                          (ii) Grant liens on any of the Litigation Claims or the Litigation Proceeds, if any; PROVIDED, HOWEVER, that contingent fee arrangements shall not be considered a lien for purposes of this section;

                         (iii) Attempt to modify or amend the Plan;

                          (iv) Guarantee any debt;

                           (v) Loan any portion of the Litigation Fund or Litigation Proceeds, if any, to the Litigation Claims Representative or any other Person; or

                          (vi) Transfer any Litigation Claim.

                  (n) LIMITATION ON LIABILITY. Except in the case of willful misconduct or gross negligence, the Litigation Claims Representative and any professionals it employs shall not be liable for any loss or damage by reason of any action taken or omitted by the Litigation Claims Representative and any professionals it employs pursuant to the discretion, power and authority conferred on the Litigation Claims Representative by this Plan. No successor Litigation Claims Representative shall be in any way liable for the acts or omissions of any predecessor Litigation Claims Representative unless a successor Litigation Claims Representative expressly assumes such responsibility. The Litigation Claims Representative may rely, and shall be protected from liability for acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Litigation Claims Representative to be genuine and to have been presented by an authorized party. Also, the Litigation Claims Representative shall not be liable if it acts in good faith based on a mistake of fact before having actual knowledge of an event. The Litigation Claims Representative shall not be liable for any action taken or suffered by the Litigation Claims Representative in reasonably relying upon the advice of counsel or other professionals engaged by the Litigation Claims Representative in accordance with this Plan. Persons dealing with the Litigation Claims Representative in matters relating to the Litigation Claims shall have recourse only against the Litigation Claims and the Litigation Proceeds, if any, subject to the rights of holders of Allowed Unsecured Claims and Allowed Old Common Stock Interests to receive such assets in accordance with the terms of the Plan, to satisfy any liability incurred by the Litigation Claims Representative to such person in carrying out the terms of this Section, and the Litigation Claims Representative shall have no personal or individual obligation to satisfy such liability. The Litigation Claims Representative and its employees and agents shall not be liable because of any action taken by the Litigation Claims Representative pursuant to discretionary powers and authority conferred upon the Litigation Claims Representative or its employees except for its or their own gross negligence or willful misconduct.

                  (o) FINAL ACCOUNTING. The Litigation Claims Representative shall, within ninety (90) days after the completion of its duties or its resignation, removal or death (in which case, the Litigation Claims Representative's estate shall), render a final accounting containing at least the following information:

                           (i) A description of the Litigation Claims;

                          (ii) A summarized accounting in sufficient detail of all gains, losses, receipts, disbursements and other transactions in connection with the Litigation Fund and the Litigation Claims during the Litigation Claims Representative's term of service, including their source and nature;

                           (iii) All receipts of principal and income must be shown separately;

                           (iv) The ending balance of the Litigation Fund and all Litigation Proceeds as of the date of the Litigation Claims Representative's accounting, including the cash balance on hand and the name and location of the depository where it is kept; and

                           (v) All known liabilities owed by the Litigation Claims Representative.

                  (p) DISTRIBUTION OF PROCEEDS. Subject to the provisions of
Section 9.21(a) above, all Litigation Proceeds, if any, received by the Litigation Claims Representative on behalf of the Estate shall be delivered by the Litigation Claims Representative to Reorganized Paragon for Distribution in accordance with the applicable provisions of the Plan.

                  (q) WITHHOLDING TAXES. Any federal, state or local withholding taxes or other amounts required to be withheld under applicable law shall be deducted, as required, by Reorganized Paragon or the Litigation Claims Representative, as applicable, from the Litigation Proceeds, if any, delivered to Reorganized Paragon for distribution under the Plan. All Persons entitled to receive distributions under the Plan of any Litigation Proceeds received shall be required to provide any information necessary to effect the withholding of such taxes.

                  (r) FURTHER ASSURANCES: Reorganized Paragon shall not take any action to release, impair or settle the Litigation Claims, and shall not, except as may be required by law, take any position contrary to the Litigation Claims Representative in any documents, agreements or public filings. Reorganized Paragon shall reasonably cooperate with the Litigation Claims Representative, and shall provide the Litigation Claims Representative with reasonable access to Reorganized Paragon's books and records (including, after execution of an acceptable common-interest agreement, privileged documents related to the Litigation Claims) and personnel with knowledge of the Litigation Claims to the extent necessary to allow the Litigation Claims Representative to properly perform its duties hereunder. Upon the request of the Creditors' Committee, P&G or K-C, the Litigation Claims Representative shall provide reasonable reports regarding the status of the Litigation Claims and the Litigation Proceeds, if any.

                  (s) FEDERAL TAX TREATMENT. For federal income tax purposes, it is intended that the Estate will be treated as a liquidating trust, as defined in Treasury Regulation ss. 301.7701-4(d), that comes into existence as of the Effective Date. The primary purpose of the liquidating trust will be to prosecute the Litigation Claims, and it will not continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the trust. The trust may not receive or retain Cash or Cash Equivalents in excess of a reasonable amount to prosecute the Litigation Claims. The investment powers of the Litigation Claims Representative are limited to powers to invest in Cash and Cash Equivalents. The trust is required to distribute at least annually to the Beneficiaries the net income of the trust in excess of amounts reasonably necessary to prosecute the Litigation Claims. In the event Estate receives Litigation Proceeds, the Litigation Claims Representative shall, in lieu of immediately distributing all such amounts, retain as a reserve an amount sufficient to pay the tax liability that would result from the receipt of such amounts if they were deemed received by Reorganized Paragon or the Estate did not qualify as a liquidating trust. The Litigation Claims Representative thereafter shall promptly apply for a ruling from the Internal Revenue Service that the Estate will qualify as a liquidating trust and that the receipt of Litigation Proceeds by the Estate will not result in the recognition of taxable income by Reorganized Paragon or the Estate. If such ruling is secured, the reserved amounts shall be promptly distributed. If such ruling is not secured, the Litigation Claims Representative shall use its reasonable best efforts to secure from counsel experienced in such matters an opinion reasonably satisfactory to

Reorganized Paragon and the Litigation Claims Representative that (i) the Estate will qualify as a liquidating trust or (ii) the receipt of Litigation Proceeds by the Estate will not generate taxable income for Reorganized Paragon or the Estate. If neither the ruling nor the opinion can be secured, Reorganized Paragon shall be entitled to receive or, if applicable, the Estate shall retain, such amounts as are necessary to pay the tax liability associated with the Litigation Claims; and any excess amounts shall be distributed to the Beneficiaries as promptly as is reasonable under the circumstances. It is intended that Reorganized Paragon will be treated for tax purposes as transferring the Litigation Claims to holders of Allowed Unsecured Claims and Old Common Stock Interests ("Beneficiaries"), followed by a deemed transfer by the Beneficiaries to the liquidating trust. The Beneficiaries will be treated as the grantors and deemed owners of the Estate after the Effective Date and will be taxed on their allocable shares of the Estate's income and gain in each taxable year, whether or not they receive any distributions in such year. After the Effective Date, the Litigation Claims Representative must file tax returns for the Estate as a grantor trust pursuant to Treasury Regulation ss. 1.671-4(a). The Litigation Claims must be valued consistently for all federal income tax purposes by the Debtor, the Litigation Claims Representative, and the Beneficiaries. The Estate will terminate no later than 5 years after the Effective Date, PROVIDED, HOWEVER, that subject to the approval of the Bankruptcy Court, the term of the Estate may be extended for a finite term if such extension is necessary to the liquidating purpose of the Estate. Each such extension must be approved by the Bankruptcy Court within 6 months of the beginning of the term being extended.

          9.22. WELLSPRING RIGHTS OFFERING

         (a) HOLDERS OF UNSECURED CLAIMS. In accordance with the terms contained in the Wellspring Rights Offering Procedures, the Wellspring Rights Offering will permit each holder of a Class 3A Claim entitled to vote in respect of the Plan to elect to subscribe for Rights. Collectively, the Rights, which will not be evidenced by certificates, shall consist of the right to purchase up to 35% of the issued and outstanding shares of New Common Stock (prior to dilution) as of the Effective Date. Each Right shall represent the right to purchase one share of New Common Stock for a purchase price of $10.00 per share. Subject to any requirement of the securities laws, the Rights will be transferable in accordance with the provisions set forth in the Wellspring Rights Offering Procedures; PROVIDED, however, that no Person may acquire Rights by way of transfer such that as of the Effective Date (after giving effect to the exercise of all Rights properly subscribed to and acquired by transfer) such Person would hold an amount of New Common Stock greater than ten percent (10%) of the New Common Stock Amount.

         (b) HOLDERS OF OLD COMMON STOCK INTERESTS. In accordance with the terms contained in the Wellspring Rights Offering Procedures, the Wellspring Rights Offering also will permit each holder of an Allowed Old Common Stock Interest as of the Voting Record Date to subscribe for Rights not purchased by holders of Class 3A Claims pursuant to Section 9.22(a) hereof.

                                       X.

                           ADMINISTRATION OF THE PLAN

          10.1. IMPLEMENTATION OF PLAN. On the Effective Date, compliance with the provisions of the Plan shall become the general responsibility of Reorganized Paragon (subject to the supervision of the New Board pursuant to and in accordance with the provisions of the Plan). Reorganized Paragon may, in its discretion, hire a disbursing agent to perform Reorganized Paragon's distribution and other functions with respect to the Plan. In such case, references to Reorganized Paragon herein shall include such disbursing agent. Notwithstanding the foregoing, Reorganized Paragon shall remain responsible for all distribution functions with respect to the Plan, and for the actions and conduct of any disbursing agent retained by Reorganized Paragon and acting in an authorized capacity as disbursing agent hereunder.

          10.2. RESPONSIBILITIES OF REORGANIZED PARAGON. The responsibilities of Reorganized Paragon under the Plan shall include:

                  (a) calculating and implementing all Distributions in accordance with the Plan;

                  (b) taking all steps and executing all instruments and documents necessary to effectuate the Plan;

                  (c) complying with the Plan and the obligations hereunder;

                  (d) employing professionals, if necessary, to represent it with respect to its responsibilities;

                  (e) exercising such other powers as may be vested in Reorganized Paragon pursuant to the Plan, the Confirmation Order, other orders of the Bankruptcy Court, or as deemed by Reorganized Paragon to be necessary and proper to implement the provisions of the Plan;

                  (f) periodic reporting to counsel to the Creditors' Committee and to the Bankruptcy Court of the status of the Claims resolution process and Distributions on Allowed Claims and Allowed Interests;

                  (g) such other responsibilities as may be vested in Reorganized Paragon pursuant to the Plan, the Confirmation Order, or other Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan; and

                  (h) obtaining the entry of a final decree closing the Chapter 11 Case.

          10.3. OTHER. Unless otherwise ordered by the Bankruptcy Court, Reorganized Paragon shall not be required to post any bond or surety of performance of its duties.

          10.4. POWERS OF REORGANIZED PARAGON AS ADMINISTRATOR OF THE PLAN. The powers of Reorganized Paragon as the administrator of the Plan shall, without any further Bankruptcy Court approval, include: (a) the power to invest funds in Cash Equivalents or otherwise in accordance with section 345 of the Bankruptcy Code, and withdraw, make Distributions and pay taxes and other obligations from funds held in accordance with the Plan; (b) the power to dispose of, and deliver title to others of, Estate assets on behalf of the Debtor; (c) the power to compromise and settle Claims and causes of action (other than Litigation Claims) on behalf of or against the Debtor; and (d) such other powers as may be vested in or assumed by Reorganized Paragon pursuant to this Plan or as may be necessary and proper to carry out the provisions of this Plan.

          10.5. EXCULPATION AND LIMITATION OF LIABILITY. Reorganized Paragon shall be exculpated from and shall have no liability for any and all Claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon Reorganized Paragon by this Plan, the Confirmation Order or any other order of the Bankruptcy Court entered pursuant to or in furtherance of this Plan, or applicable law, or for any error of judgment made or action undertaken in good faith, other than as a result of fraud, gross negligence or willful misconduct. Reorganized Paragon shall not be liable for any action taken or omitted in good faith and reasonably believed by it to be authorized within the discretion or rights or powers conferred upon it by the Plan, the Confirmation Order or any other order of the Bankruptcy Court. In performing its duties hereunder, Reorganized Paragon shall have no liability for any action taken by it in good faith in accordance with the advice of counsel, accountants, appraisers and other professionals retained by it. Without limiting the generality of the foregoing, Reorganized Paragon may rely on copies of orders of the Bankruptcy Court reasonably believed by it to be genuine, and shall have no liability for actions taken in good faith in reliance thereon. Reorganized Paragon may rely without inquiry upon writings delivered to it hereunder which it reasonably believes in good faith to be genuine and to have been given by a proper Person. No holder of a Claim or Interest or other party in interest shall have or pursue any Claim or cause of action against Reorganized Paragon for making payments in accordance with or as otherwise permitted by this Plan or for implementing the provisions of this Plan in accordance with its terms.

          10.6. DISTRIBUTION BY REORGANIZED PARAGON. All Distributions under the Plan shall be made by Reorganized Paragon.

          10.7. ESTABLISHMENT AND MAINTENANCE OF DISBURSEMENT ACCOUNTS. On or before the Effective Date, the Debtor or Reorganized Paragon shall establish one or more segregated interest-bearing bank accounts in the name of Reorganized Paragon, which accounts shall be trust accounts for the benefit of each Class of Claims pursuant to the Plan and utilized solely for the investment and distribution of Cash consistent with the terms and conditions of the Plan. The Disbursement Account(s) shall be maintained at one or more domestic banks or financial institutions, having a shareholders' equity or equivalent capital of not less than Five Hundred Million Dollars ($500,000,000), of Reorganized Paragon's choice, but in no event at any institution which is a party to the New Credit Agreement. Reorganized Paragon may invest Cash in Disbursement Account(s) in Cash Equivalents; PROVIDED, HOWEVER, that sufficient liquidity shall be maintained in such account or accounts to (a) make promptly when due all payments upon Disputed Claims if and when they become Allowed Claims, and (b) make promptly when due the other payments provided for in the Plan.

                                       XI.

                                  DISTRIBUTIONS

          11.1. TIMING OF DISTRIBUTIONS. Notwithstanding any provision of the Plan obligating Reorganized Paragon to make Distributions on a particular date, any Distributions and deliveries to be made hereunder to holders of Claims or Interests that are Allowed Claims or Allowed Interests as of such date shall be made on that date or as soon as reasonably practicable thereafter. Any Distributions and deliveries to be made to any holder of a Claim or Interest whose Claim or Interest is not an Allowed Claim or Allowed Interest at least ten
(10) Business Days prior to a particular Distribution Date shall be made on the first Distribution Date thereafter or upon such other terms as agreed to by Reorganized Paragon and the holder of such Claim or Interest.

          11.2. MANNER OF PAYMENT. Except with respect to Allowed DIP Claims, the Allowed Claims of P&G and K-C, and Allowed Prepetition Bank Claims, payment of which shall be made by wire transfer of same day funds to the extent required to be made in Cash, Cash Distributions to be made hereunder may, subject to Sections 11.12 and 11.13 below, be made, at the option of Reorganized Paragon, in Cash, by wire transfer or by check drawn on any domestic bank.

          11.3. PERSONS DEEMED HOLDERS OF REGISTERED SECURITIES. Except as otherwise provided herein, Reorganized Paragon (or its designee) shall be entitled, but not required, to treat the record holder of a registered security as the holder of the Claim or Interest respectively for purposes of all notices, payments or other Distributions under this Plan unless Reorganized Paragon shall have received from such record holder written notice by certified mail, return receipt requested, specifying the name and address of any new holder thereof (and the nature and amount of the Claim or Interest of such new holder) at least ten (10) Business Days prior to the date of such notice, payment or other Distribution. In the event of any dispute regarding the identity of any party entitled to any payment or Distribution in respect of any Claim or Interest under the Plan, no payments or Distributions shall be made in respect of such Claim or Interest until the Bankruptcy Court resolves such dispute pursuant to a Final Order.

          11.4. COMPLIANCE WITH TAX REQUIREMENTS. To the extent applicable, Reorganized Paragon shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Reorganized Paragon shall be entitled to deduct any federal, state or local withholding taxes from any payments made with respect to Allowed Claims or Allowed Interests, as appropriate.

          11.5. INTENTIONALLY OMITTED.

          11.6. DE MINIMIS DISTRIBUTIONS. Notwithstanding anything herein to the contrary, the following provisions shall apply to Class 3A Claims and Class 4A
Interests: Reorganized Paragon shall not have any obligation to make a Distribution of Cash to a holder of an Allowed Claim or Allowed Interest if such Distribution would be less than $10 (or such other amount ordered by the Bankruptcy Court) (the "Threshold Amount") except as provided herein. If, on any Distribution Date, the Pro Rata Share of Cash that otherwise would have been distributed to a holder of an Allowed Claim or Allowed Interest is less than the Threshold Amount, Reorganized Paragon shall reserve such holder's Pro Rata Share of Cash until the first Distribution Date on which the amount to be distributed to such holder is equal to or greater than the Threshold Amount. If, at the time of the Final Distribution, the Pro Rata Share of Cash then allocable to an Allowed Claim or Allowed Interest but not distributed as a result of the foregoing sentence, is less than the Threshold Amount (taking into account prior amounts reserved under this section for such Claim or Interest but not paid), Reorganized Paragon shall not be required to make a Final Distribution of Cash on account of such Allowed Claim or Allowed Interest. If, at the time of Final Distribution, the Pro Rata Share of Cash then allocable to the holder of any Allowed Claim or Allowed Interest would be less than the Threshold Amount, Reorganized Paragon shall not be required to make a Final Distribution on account of such Allowed Claim or Allowed Interest but, in the case of Cash, may donate the Cash in the name of Reorganized Paragon to a not for profit charitable organization to be chosen by Reorganized Paragon.

          11.7. PERIODIC DISTRIBUTIONS TO HOLDERS OF ALLOWED UNSECURED CLAIMS AND ALLOWED OLD COMMON STOCK INTERESTS. On the Initial Distribution Date and each Periodic Distribution Date thereafter, Reorganized Paragon shall make a Distribution of Cash, New Securities and/or Warrants to each holder of an Allowed Unsecured Claim or Allowed Old Common Stock Interest, as the case may be, in an amount equal to its Pro Rata Share (calculated as of the applicable Distribution Date) of the Cash, New Securities and/or Warrants, as the case may be, allocated to the relevant Class.

          11.8. INITIAL DISTRIBUTIONS TO THE HOLDERS OF SUBSEQUENTLY ALLOWED UNSECURED CLAIMS AND ALLOWED INTERESTS. Reorganized Paragon shall distribute to the holders of Disputed Claims and Disputed Interests, as the case may be, as of the Initial Distribution Date, that become Allowed Claims or Allowed Interests after the Initial Distribution Date, Cash, New Securities and/or Warrants, as the case may be, in an amount equal to the aggregate amount of Cash, New Securities and/or Warrants, as the case may be, that would have been distributed as of the Initial Distribution Date and each prior Periodic Distribution Date (if any) to such holder in respect of such Allowed Claim or Allowed Interest had it been an Allowed Claim or Allowed Interest on the Initial Distribution Date and any subsequent Periodic Distribution Date. Any holder of a Claim or Interest whose Claim or Interest is so allowed after the tenth (10th) Business Day prior to the next Periodic Distribution Date shall receive its initial Distribution on the next succeeding Periodic Distribution Date. For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the New Securities and Warrants to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually dated, authenticated or received by the holders of Allowed Claims or Allowed Interests; PROVIDED, HOWEVER, that Reorganized Paragon shall withhold any payment until such Distribution actually is made.

          11.9. SUBSEQUENT PERIODIC DISTRIBUTIONS TO HOLDERS OF PREVIOUSLY ALLOWED CLAIMS AND PREVIOUSLY ALLOWED INTERESTS. Subject to the second sentence of Section 11.8 hereof, on each Periodic Distribution Date, Reorganized Paragon shall distribute to each holder of an Allowed Claim or Allowed Interest, as the case may be, on account of such Claim or Interest, an amount of Cash, New Securities and/or Warrants, as the case may be, equal to: (a) the Distribution from the relevant Disputed Claims Reserve that such holder of an Allowed Claim or Allowed Interest, as applicable, would have received had it not received any prior Distributions in respect of its Allowed Claims or Allowed Interests, less
(b) the total amount of any Distributions previously received in respect of its Allowed Claim or Allowed Interest. Subject to Section 11.16 hereof, such Distributions shall continue until the relevant Disputed Claims Reserve is depleted of Cash, New Securities and/or Warrants held in such Disputed Claims Reserve, other than as set forth below.

          11.10. FINAL DISTRIBUTION. On the first (1st) Business Day that is ten
(10) Business Days after the date on which all Claims or Interests in the relevant Class have been allowed by Reorganized Paragon or by Final Orders, Disallowed or estimated for Allowance purposes by Final Orders or withdrawn with prejudice (and in the case of Classes 3A and 4A, all Litigation Claims have been resolved) and the Chapter 11 Case can be closed under applicable law and rules, property remaining in the relevant Disputed Claims Reserve shall be distributed to holders of Allowed Claims and Allowed Interests or released to Reorganized Paragon, as the case may be, in accordance with the procedure set forth above for Periodic Distributions and subject to the provisions of Section 12.5 below, PROVIDED, HOWEVER, that such Distribution will be a final Distribution on account of all Claims and Interests.

          11.11. DISTRIBUTIONS ON DISPUTED CLAIMS. Notwithstanding anything to the contrary contained herein, no Distribution shall be made on account of any Claim or Interest that is partially an Allowed Claim or Allowed Interest and partially a Disputed Claim or Disputed Interest until such Claim or Interest is no longer Disputed in any respect.

          11.12. DISBURSEMENT OF FUNDS AND DELIVERY OF NEW SECURITIES. Reorganized Paragon shall make Cash payments to the holders of Allowed Claims to the extent provided for in the Plan by check sent by first-class mail (or by other equivalent or superior means as determined by Reorganized Paragon in its sole and absolute discretion); PROVIDED, HOWEVER, that if any holder of an Allowed Claim is entitled to receive a Cash Distribution under the Plan, as of the Effective Date, in an amount in excess of $500,000, such holder shall have the option, exercisable by written notice executed by such holder and providing appropriate instructions delivered to the Debtor or Reorganized Paragon or such person designated by one of the foregoing, within thirty (30) calendar days prior to the applicable Distribution Date, to receive payment of Cash Distributions by wire transfer. On the Effective Date, the Debtor shall deposit Cash in the Professional Fee Reserve or provide other security (in form and substance reasonably acceptable to counsel to the Proponents) sufficient to pay Fee Claim holdbacks and estimated final allowances of compensation and reimbursement of expenses to Professionals. Distributions of Cash, New Securities and/or Warrants, as the case may be, pursuant to the Plan (including shares of New Common Stock subscribed to as part of the Wellspring Rights Offering) shall be effectuated on the Effective Date, the applicable Distribution Date, such other date consistent with the provisions of the Plan, or, with respect to each holder of an Allowed Claim or Allowed Interest, as soon thereafter as Reorganized Paragon has received all documentation required pursuant to the Plan.

          11.13. FRACTIONAL CENTS. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall revert to Reorganized Paragon.

          11.14. FRACTIONAL SECURITIES. No fractional shares of New Common Stock shall be issued in connection with the Plan.

                  (a) NEW COMMON STOCK. Whenever the issuance of a fractional interest of New Common Stock shall otherwise be called for, fractional shares of New Common Stock will be rounded to the next greater or lower number, as follows: (i) fractions of 1/2 or greater will be rounded to the next higher whole number, and (ii) fractions of less than 1/2 will be rounded to the next lower whole number, including zero.

                  (b) NEW NOTES. New Notes will be issued only if the Wellspring Stock Purchase Agreement is consummated and only in denominations of $1,000. Whenever the issuance of a fractional New Note shall otherwise be called for, the actual issuance on account of New Notes will be rounded up or down to the nearest multiple of $1,000 or $0, as the case may be, and the difference in value will be accounted for by Paragon by a distribution of Cash.

                  (c) NEW WARRANTS. No fractional Warrants shall be issued under the Plan.

          11.15. DISPUTED PAYMENTS. In the event of any dispute between or among claimants as to the right of any Person to receive or retain any payment or Distribution to be made to such Person under the Plan, Reorganized Paragon may, in lieu of making such payment or Distribution to such Person, instead hold such payment or Distribution until the disposition thereof is determined by Final Order of the Bankruptcy Court.

          11.16. UNCLAIMED PROPERTY. If any Distribution remains unclaimed for a period of twelve (12) months after it has been delivered (or attempted to be delivered) in accordance with the Plan to the holder entitled thereto, such Unclaimed Property shall be forfeited by such holder whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably
(a) in the case of all Classes other than Classes 3A and 4A, become the property of Reorganized Paragon, and (b) in the case of Classes 3A and 4A, be available for future Distributions to remaining holders of Allowed Unsecured Claims in Class 3A or Allowed Interests in Class 4A, as applicable, and the holder of the Allowed Claim or Allowed Interest previously entitled to such Unclaimed Property shall cease to be entitled thereto.

                                      XII.

                DISPUTED CLAIMS, DISPUTED INTERESTS, ESTIMATION,
               RESERVES AND MISCELLANEOUS DISTRIBUTION PROVISIONS

          12.1. OBJECTIONS TO CLAIMS; PROSECUTION OF DISPUTED CLAIMS. Unless otherwise ordered by the Bankruptcy Court, only the Debtor or Reorganized Paragon shall be empowered to object to the allowance of Claims or Interests filed or deemed filed with the Bankruptcy Court with respect to which it disputes liability in whole or in part; provided, however, that the Litigation Claims Representative may object to the allowance of any claim arising from or relating to the assertion or prosecution of any Litigation Claim. All objections shall be litigated to Final Order; PROVIDED, HOWEVER, that Reorganized Paragon shall have the authority to file, settle, compromise or withdraw any objections to Claims without approval of the Bankruptcy Court as permitted by the Bankruptcy Code and/or Bankruptcy Rules; and PROVIDED, FURTHER, HOWEVER, that the consent of the Creditors' Committee (unless otherwise ordered by the Bankruptcy Court) shall be required for allowance by settlement of any Claim in excess of $250,000.00. Unless otherwise ordered by the Bankruptcy Court, Reorganized Paragon shall file and serve all objections to Claims as soon as practicable, but in no event later than, the Claims Objection Deadline, or such later date as may be approved by the Bankruptcy Court.

          12.2. ESTIMATED CLAIMS SCHEDULE. At or prior to the commencement of the Confirmation Hearing, the Debtor shall submit a schedule, as of such date (the "Estimated Claims Schedule"), reflecting:

                  (a) the estimated aggregate amount, as of such date, of Allowed Claims or Allowed Interests in each Class under the Plan;

                  (b) the estimated aggregate amount, as of such date, of Disputed Claims or Disputed Interests in each Class under the Plan; and

                  (c) the estimated aggregate amount, as of such date, of Disputed Claims and Disputed Interests in each Class under the Plan that the Debtor believes ultimately may become Allowed Claims and Allowed Interests.

          12.3. ESTIMATION ORDER. On or before the Effective Date, the Debtor shall seek an Estimation Order establishing the aggregate amount of all Claims and Interests that would be allowable in each Class based upon the Estimated Claims Schedule. Such Estimation Order shall set the maximum allowable aggregate amount of Claims and Interests in each Class for purposes of Distributions hereunder. Notwithstanding anything to the contrary contained herein, such Estimation Order shall NOT: (a) fix the amount of ultimately Allowed Claims or Interests for purposes of Final Distributions hereunder; (b) result in the allowance of any individual Claim or Interest; (c) impose any obligation upon Reorganized Paragon for Distributions in excess of those expressly set forth herein; or (d) prejudice any creditor's rights under section 502(j) of the Bankruptcy Code.

          12.4. NO RECOURSE TO REORGANIZED PARAGON. If the allowed amount of any particular Disputed Claim or Disputed Interest is or may be reconsidered under section 502(j) of the Bankruptcy Code and Bankruptcy Rule 3008, or any other applicable law, and/or is or may be ultimately allowed in an amount that is greater than the estimated amount of such Claim or Interest, or the ultimately allowed amount of all Disputed Claims or Disputed Interests in a particular Class is or may be greater than the estimated aggregate amount of such Claims or Interests, no Claim holder or Interest holder shall have recourse to Reorganized Paragon (or any property thereof) or any Cash, New Securities or Warrants previously distributed on account of any Allowed Claim or Allowed Interest, except that such Claim or Interest holder shall have recourse only to undistributed Cash, New Securities and Warrants, as applicable to its Class, and, if the Wellspring Stock Purchase Agreement is not consummated, Reorganized Paragon may issue such additional New Common Stock, up to the total number of shares authorized to be issued as of the Effective Date.

          12.5. DISPUTED CLAIMS RESERVES. In accordance with this Section 12.5 and any Estimation Order entered by the Bankruptcy Court before such date, on the Effective Date, Reorganized Paragon shall establish a separate Disputed Claims Reserve for each Class of Claims and Interests. Property reserved under this Section shall be set aside, segregated and, in the case of Cash, held in an interest bearing account to be established and maintained by Reorganized Paragon pending resolution of such Disputed Claims and Disputed Interests. As and to the extent that the amount of any Disputed Claim (other than a Disputed Unsecured Claim) or Disputed Interest (other than a Disputed Old Common Stock Interest) exceeds the amount of such Claim or such Interest which ultimately is allowed, any excess Cash, New Securities and/or Warrants in the applicable Disputed Claims Reserve previously reserved for on account of such Disputed Claim or Disputed Interest shall be released to Reorganized Paragon. With respect to Disputed Unsecured Claims in Class 3A and Disputed Interests in Class 4A, as and to the extent that the amount of any Disputed Unsecured Claim or Disputed Interest exceeds the amount of such Claim or Interest that is ultimately allowed, any excess Cash, New Securities and/or Warrants in the Disputed Claims Reserve for Class 3A or Class 4A, as applicable, shall be made available for distribution to holders of Allowed Claims in Class 3A or Allowed Interests in Class 4A, as applicable. Each Disputed Claims Reserve shall be terminated once all Distributions and other dispositions of all Cash, New Securities and/or Warrants required hereunder relevant to such Disputed Claims Reserve have been made in accordance with the terms of the Plan. If a Disputed Interest Reserve is established hereunder, all references to Disputed Claims Reserve shall apply to the Disputed Interest Reserve and all references to Claims, Allowed Claims and Disputed Claims shall apply to Interests, Allowed Interests, and Disputed Interests as the context requires.

          12.6. FLUCTUATION IN VALUE OF NEW SECURITIES. The value of New Securities and Warrants held in reserve under Section 12.5 of the Plan is likely to fluctuate. Reorganized Paragon does not, and shall be deemed not to, represent or warrant that the value of the New Securities and Warrants will not decline after the Effective Date. Reorganized Paragon also shall not otherwise assume any liability or risk of loss which the holder of a Disputed Claim or Disputed Interest which becomes an Allowed Claim or Allowed Interest, as applicable, after the Effective Date may suffer by reason of any decline in value of a reserved security pending determination of the amount of such Disputed Claim or Disputed Interest. The risk or benefit of any appreciation or depreciation in the value of any reserved securities shall be borne by the party to whom such security is ultimately distributed.

          12.7. VOTING OF CERTAIN NEW COMMON STOCK. New Common Stock that is Unclaimed Property or held in Disputed Claims Reserves shall be voted at any meeting of the stockholders of Reorganized Paragon in proportion to the actual vote of the shares of New Common Stock that is not held as Unclaimed Property or in Disputed Claims Reserves.

          12.8. RETURNED DISTRIBUTIONS. In the event that any Distribution of property is returned to Reorganized Paragon due to an incorrect or incomplete address for the holder entitled thereto, Reorganized Paragon shall use reasonable efforts to obtain an accurate address for such holder. If reasonable efforts have not yielded an accurate address for such holder within 180 calendar days after the date the Distribution of the returned property was made, then the property to be distributed to such holder shall be deemed to be Unclaimed Property in respect of such Claim or Interest and shall be treated as provided in Section 11.16 of the Plan.

          12.9. ESTIMATION OF CLAIMS. The Debtor or Reorganized Paragon, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or Reorganized Paragon previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either an estimated allowed amount for purposes of Distributions under the Plan or an estimation for purposes of allowance, but shall not fix a maximum limitation on such Claim as an ultimately Allowed Claim, as determined by the Bankruptcy Court. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

          12.10. AMENDMENTS OF CLAIMS. Except as otherwise provided in the Plan, a Claim may be amended: (a) no later than ten (10) days prior to the Confirmation Hearing, only as agreed upon by the Debtor and the holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules, or applicable law; or (b) after such time, to decrease, but not increase, the face amount of such Claim. Any Claim (other than Claims timely filed based upon the rejection of any executory contract or unexpired lease) filed after the Confirmation Date shall be deemed Disallowed and expunged without further action by the Debtor or the Bankruptcy Court unless the claimant obtained prior Bankruptcy Court approval to file such claim.

                                      XIII.

                  WAIVERS, DISCHARGE, RELEASE, INDEMNIFICATION,
                      ABANDONMENT, AND SETTLEMENT OF CLAIMS

          13.1. DISCHARGE OF DEBTOR. Except as otherwise specifically provided by the Plan or the Confirmation Order, the Confirmation of the Plan (subject to the occurrence of the Effective Date) shall operate as a discharge, pursuant to section 1141(d)(1) of the Bankruptcy Code, of the Debtor and Reorganized Paragon from any debt, Claim or Interest that arose before the Confirmation Date, including, but not limited to, all principal and interest, whether accrued before, on, or after the Petition Date, and any debt, Claim or Interest of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim or Interest is Filed or is deemed Filed, whether or not such Claim or Interest is Allowed, and whether or not the holder of such Claim or Interest has voted on the Plan. On the Effective Date, as to every discharged debt, Claim and Interest, the holder of such debt, Claim or Interest shall be precluded from asserting against the Debtor, the Debtor's assets or properties, and against Reorganized Paragon, any other or further Claim or Interest based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

          13.2. COMPLETE SATISFACTION. Except as otherwise specifically provided by the Plan, the treatment of Claims and Interests and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective
Date) of (a) all Claims against, liabilities of, liens on, obligations of and Interests in the Debtor or Reorganized Paragon or the direct or indirect assets and properties of the

Debtor or Reorganized Paragon, whether known or unknown, and (b) all causes of action (whether known or unknown, either directly or derivatively through the Debtor or Reorganized Paragon) against, Claims against, liabilities (as guarantor of a Claim or otherwise) of, liens on the direct or indirect assets and properties of, and obligations of the Debtor, Reorganized Paragon and their successors and assigns, and present and former directors, officers, attorneys, advisors, financial advisors, investment bankers and employees of the Debtor based on the same subject matter as any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not allowed and whether or not the holder of the Claim or Interest has voted on the Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not allowed and whether or not the holder of the Claim or Interest has voted on the Plan.

          13.3. RELEASE OF DEBTOR. Except as otherwise specifically provided by the Plan or the Confirmation Order (and subject to the occurrence of the Effective Date), any holder of a Claim or Interest accepting any Distribution or other treatment pursuant to the Plan shall be presumed conclusively to have released the Debtor and Reorganized Paragon, their successors and assigns, and their respective present and former directors, officers, agents, attorneys, advisors, financial advisors, investment bankers and employees of the Debtor, and any Person claimed to be liable derivatively through and of the foregoing, from any Claim or cause of action based on the same subject matter as the respective Claim or Interest. The release described in the preceding sentence shall be enforceable as a matter of contract against any holder of a Claim or Interest timely notified of the provisions of the Plan.

          13.4. EXONERATION. Neither the Debtor, Reorganized Paragon nor any of its respective officers, directors, partners, employees, Affiliates, members or agents nor any Professionals, attorneys, financial advisors, investment bankers, accountants, or other professionals employed by any of them, nor the Creditors' Committee nor the Equity Committee and the respective members thereof (in their capacity as such), nor P&G, K-C nor Wellspring, nor any Professionals, attorneys, financial advisors, investment bankers, accountants nor other professionals employed by the Creditors' Committee, the Equity Committee, P&G, K-C or Wellspring, shall have or incur any liability to any Person for any act taken or omission occurring in good faith in connection with or related to: (a) formulating, implementing, confirming, or consummating the Plan (including soliciting acceptances or rejections hereto); (b) the Disclosure Statement or any contract, instrument, release or other agreement or document entered into in connection with the Plan; or (c) the administration of the Plan, any Distributions made pursuant to the Plan or the Wellspring Rights Offering, except for acts constituting fraud, willful misconduct, willful breach of fiduciary duty or gross negligence, and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. The entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Debtor, Reorganized Paragon and its officers, directors, partners, employees, members or agents, and each Professional, attorney, financial advisors, accountant, or other professional employed by any of them and the members of the Creditors' Committee and the Equity Committee (in their capacity as such), P&G, K-C and Wellspring, and any Professionals, attorneys, financial advisors, accountants or other professionals employed by the Creditors' Committee, the Equity Committee, P&G, K-C or Wellspring, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, pursuant to section 1125(e) and 1129(a)(3) of the Bankruptcy Code, with respect to the foregoing. Notwithstanding the provisions of this Section 13.4, Wellspring shall not be exonerated or relieved of its obligations under the Wellspring Commitment or the Wellspring Stock Purchase Agreement or any breach of its obligations thereunder.

          13.5. INDEMNIFICATION. In order to facilitate Paragon's expeditious and effective reorganization, the Debtor and Reorganized Paragon shall indemnify, hold harmless and reimburse each of the Debtor's respective present and former officers, directors and employees from and against any and all losses, Claims, damages, liabilities and actions asserted or filed against such present and former officers, directors and employees for, by reason of, arising from, in connection with, involving or relating to services rendered or acts or omissions to act in those capacities relating to or arising out of the Plan, the P&G Settlement or the K-C Settlement, or any efforts to defend or protect against, resolve or settle the Texas Action, the Delaware Action or the facts or Claims alleged or asserted, or which could have been alleged or asserted, in the Delaware Action, the Texas Action or the Plan. All rights of the Debtor's present and former officers, directors and employees with respect to indemnification and limitation of liability under any provision of law, the Certificate of Incorporation or Bylaws of the Debtor, or otherwise, from and against any and all losses, claims, damages, liabilities and actions shall survive confirmation of the Plan and shall not be discharged pursuant to section 1141 of the Bankruptcy Code. The Debtor and Reorganized Paragon shall pay any legal or other expenses reasonably incurred by such present or former officers, directors, or employees in connection with this indemnification or the enforcement thereof, or in connection with any claim against which such present or former officer, director, or employee is indemnified or for which liability is limited. Notwithstanding the foregoing, the Debtor's and Reorganized Paragon's obligations under this Section 13.5 for any Prepetition Claims for indemnity shall be limited to the extent of available insurance coverage. Reorganized Paragon shall be responsible for paying any deductibles associated with any such insurance, and the Debtor or Reorganized Paragon shall obtain tail insurance coverage for a period of six years after the Effective Date under the Debtor's existing or a comparable directors and officers insurance policy. On the Effective Date, the Debtor will be conclusively deemed to release all directors and officers of the Debtor holding such offices at any time during the period from and including the Petition Date through and including the Confirmation Date from all liability based upon any act or omission related to past service with, for or behalf of the Debtor except for:

                           (i) any indebtedness of any such Person to the Debtor for money borrowed by such Person;

                          (ii) any setoff or counterclaim the Debtor has against such Person for money borrowed by such Person;

                         (iii) the uncollected amount of any claim made by the Debtor (whether in a filed pleading, by letter or otherwise asserted in writing) prior to the Effective Date against such Person which claim has not been adjudicated to Final Order, settled or compromised; or

                           (iv) claims arising from the fraud, willful misconduct, gross negligence or willful breach of fiduciary duty of such Person.

          13.6. RELEASE OF COMMITTEE MEMBERS. On the Confirmation Date, subject to the occurrence of the Effective Date, the Debtor shall be deemed to have released all causes of action against the members of the Committees, in their respective capacities as such (but not in their capacities as holders of Claims against or Interests in the Debtor and not with respect to Litigation Claims).

          13.7. ENFORCEABILITY OF RELEASES. Notwithstanding anything contained herein to the contrary, the foregoing release provisions of this Article XIII above with respect to the release of non-Debtor third parties shall be enforced only to the extent permitted by applicable bankruptcy and non-bankruptcy law.

          13.8. ADDITIONAL RELEASES. The releases embodied in the Plan are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, to the Debtor by any other Person or by the Debtor to any other Person, including, for example, the releases contemplated and provided for in the P&G Settlement Agreement and the K-C Settlement Agreement.

          13.9. INJUNCTION. The satisfaction, release and discharge pursuant to this Article XIII also shall act as an injunction against any Person commencing or continuing to prosecute or commence any act, action, employment of process, or act to collect, offset or recover any Claim, Interest or cause of action satisfied, released or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

          13.10. TERMS OF INJUNCTIONS OR STAYS. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          13.11. PRESERVATION OF LITIGATION CLAIMS: Notwithstanding anything contained herein to the contrary, including but not limited to any release provided under Section 13.6 hereof, nothing contained in this Plan shall be interpreted as or result in the release of Weyerhaeuser, Pope & Talbot, Oracle Corporation or Andersen Consulting LLP from any Litigation Claim.

                                      XIV.

                    CONDITIONS TO CONFIRMATION/EFFECTIVE DATE

          14.1. CONDITIONS PRECEDENT TO CONFIRMATION. At or prior to Confirmation, the following conditions must occur and be satisfied:

                  (a) DISCLOSURE STATEMENT ORDER. An order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code shall have been entered;

                  (b) THE P&G SETTLEMENT AGREEMENT. The P&G Settlement Order shall not have been reversed, stayed, modified or amended in any manner not acceptable to the Proponents and P&G, and the P&G Settlement Agreement (and licenses annexed thereto) shall not have been terminated by P&G or deemed terminated in accordance with their respective terms;

                  (c) THE K-C SETTLEMENT AGREEMENT. The K-C Settlement Order shall not have been reversed, stayed, modified or amended in any manner not acceptable to the Proponents and K-C, and the K-C Settlement Agreement (and licenses annexed thereto) shall not have been terminated by K-C or deemed terminated in accordance with their respective terms;

                  (d) ESTIMATION ORDER. All Disputed Claims or Interests that are contingent or unliquidated shall have been estimated or otherwise fixed (either individually or in the aggregate) by one or more Estimation Orders; and

                  (e) EXIT FACILITY COMMITMENT. The Debtor shall have received a commitment for the New Credit Agreement from a creditworthy financial institution.

          14.2. CONDITIONS PRECEDENT TO EFFECTIVE DATE. Before the Effective Date occurs, the following conditions must occur and be satisfied:

                  (a) ENTRY OF CONFIRMATION ORDER; NO STAY. The Confirmation Order shall have been entered, and no order of any court shall have been entered and shall remain in effect (i) reversing, staying, remanding or otherwise hindering the effectiveness of the Confirmation Order, the P&G Settlement Order or the K-C Settlement Order or (ii) enjoining or restraining the Debtor from consummating the Plan, the P&G Settlement Agreement, or the K-C Settlement Agreement;

                  (b) EXIT FINANCING. All conditions precedent to closing the New Credit Agreement (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Credit Agreement shall have been consummated;

                  (c) DOCUMENTS EXECUTED. All other documents required to be delivered under the Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited by such documents; and

                  (d) CASH FOR CLOSING. Reorganized Paragon shall have sufficient Cash on hand or availability under the New Credit Agreement to make timely Distributions of Cash required hereunder.

          14.3. ADDITIONAL CONDITIONAL PRECEDENTS TO EFFECTIVE DATE. In the event that the Wellspring Stock Purchase Agreement has been executed and has not been terminated, before the Effective Date occurs, the following additional conditions must occur and be satisfied:

                  (a) CONFIRMATION DATE. The Confirmation Date shall have occurred no later than January 15, 2000 or such later date as may be determined by the Proponents and Wellspring, with the consent of P&G and K-C, such consent not to be unreasonably withheld;

                  (b) CONSUMMATION OF THE WELLSPRING STOCK PURCHASE AGREEMENT. All conditions precedent to consummation of the Wellspring Stock Purchase Agreement other than the occurrence of the Effective Date shall have been satisfied or waived as set forth therein;

                  (c) TRUST INDENTURE ACT. The New Notes shall qualify under the Trust Indenture Act of 1939, as amended; and

                  (d) EFFECTIVE DATE. The Effective Date shall have occurred on or before February 15, 2000.

          14.4. WAIVER OF CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION. Notwithstanding anything to the contrary contained in the Plan, the Proponents may waive, with the consent of P&G and K-C (which consent shall not be unreasonably withheld) any of the conditions precedent to (a) Confirmation set forth in Sections 14.1(b) through 14.1(e) above, and (b) the Effective Date set forth in Sections 14.2(d) and, with the consent of Wellspring, Section 14.3 above.

          14.5. MOOTNESS. The Proponents shall enjoy the benefit of the mootness doctrine with respect to any conditions waived by the Proponents.

                                       XV.

                            MISCELLANEOUS PROVISIONS

          15.1. ADMINISTRATION PENDING EFFECTIVE DATE. Prior to the Effective Date, the Debtor shall continue to operate its business as a Debtor in Possession, subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules. After the Effective Date, Reorganized Paragon may operate its businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

          15.2. CARRYING OUT OF TERMS. All terms of the Plan may be put into effect and carried out, without further action by the directors or shareholders of Paragon or Reorganized Paragon, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein. All costs associated with the carrying out of the terms of the Plan, including, but not limited to, costs for mailing, printing and balloting shall be paid for and borne by the Debtor and its Estate.

          15.3. WITHDRAWAL OF THE PLAN. The Proponents, acting jointly and unanimously, reserve the right, at any time prior to the Confirmation Date, to revoke or withdraw the Plan. Withdrawal of one Proponent as a proponent of this Plan shall not constitute a withdrawal of the Plan, and the remaining Proponent may seek confirmation of this Plan and, upon such occurrence, the term "Proponents" as used in this Plan shall refer solely to the remaining Proponent for all purposes. If the Proponents revoke or withdraw the Plan or if the Confirmation Date does not occur, then the Plan shall be deemed null and void and of no force and effect.

          15.4. AMENDMENTS AND MODIFICATIONS TO PLAN. The Plan may be altered, amended or modified by the Proponents, acting jointly and unanimously, before or after the Confirmation Date, as provided in section 1127 of the Bankruptcy Code. The Proponents reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Proponents may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as it may be modified if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder. Notwithstanding anything to the contrary contained in this Section 15.4 or any other provision of the Plan: (a) provided the Wellspring Stock Purchase Agreement has been executed and has not been terminated, Sections 7.5, 7.6, 9.11, 9.12, 9.19(a), 9.21, 13.3, 13.4, 13.5, 13.9 hereof and any provisions
(including any definition) which (1) provide that Wellspring's consent or approval is required or that a document must be satisfactory to Wellspring or
(2) relate to the New Notes, New Notes Amount, the New Common Stock or the Warrants to be issued if the Wellspring Stock Purchase Agreement is executed and has not been terminated, may not be altered, amended or modified without the express written consent of Wellspring (which consent shall not be unreasonably withheld); and (b) each of the Proponents hereby irrevocably agrees that the provisions of Section 13.5 hereof shall not be altered, amended, or modified in any material respect.

          15.5. SEVERABILITY. If any provision of the Plan is determined to be unenforceable, such determination shall not limit or affect the enforceability and operative effect of any other provisions of the Plan. Subject to the last sentence of Section 15.4 hereof, to the extent any provision of the Plan would, by its inclusion in the Plan, prevent or preclude the Bankruptcy Court from entering the Confirmation Order, the Bankruptcy Court, on the request of the Proponents, may modify or amend such provision, in whole or in part, as necessary to cure any defect or remove any impediment to the confirmation of the Plan existing by reason of such provision. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as it may be modified in accordance with this Section if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

          15.6. CONFIRMATION ORDER. The Confirmation Order shall ratify all transactions effected by the Debtor during the period commencing on the Petition Date and ending on the Confirmation Date.

          15.7. COMPLIANCE WITH SECURITIES LAWS AND TAX REQUIREMENTS.

                  (a) SECTION 1145 EXEMPTION. Pursuant to, in accordance with and solely to the extent provided under section 1145 of the Bankruptcy Code, the original issuance of the New Common Stock, the issuance of the New Notes, the Rights, the New Common Stock to be issued upon exercise of any stock options approved as part of the Plan and the issuance of the Warrants, are exempt from the registration requirements of section 5 of the Securities Act and any state or local law requiring or licensing of an issuer, underwriter, broker or dealer in, such New Notes or New Common Stock.

                  (b) SECTION 1146 EXEMPTION. To the extent permitted by section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Plan, or the revesting, transfer or sale of any real property of the Debtor pursuant to, in implementation of or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

          15.8. INTERPRETATION, RULES OF CONSTRUCTION, COMPUTATION OF TIME, AND CHOICE OF LAW.

                  (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

                  (b) Any term used in the Plan that is not defined in the Plan, either in Article I (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein. The definitions and rules of construction contained herein do not apply to the Disclosure Statement or to the Exhibits to the Plan except to the extent expressly so stated in the Disclosure Statement or in each Exhibit to the Plan.

                  (c) The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan as a whole and not to any particular Article, Section, subsection or clause contained in the Plan, unless the context requires otherwise.

                  (d) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

                  (e) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

                  (f) Any reference in the Plan to an existing document or exhibit means such document or exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date.

                  (g) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

                  (h) Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

                  (i) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  (j) All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

                  (k) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

          15.9. BINDING EFFECT OF THE PLAN. The provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, Reorganized Paragon, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Person affected by the Plan.

          15.10. PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of title 28 of the United States Code shall be paid on or as soon as reasonably practicable after the Effective Date or the date such fees become due, as applicable.

          15.11. DISSOLUTION OF COMMITTEES. On the Effective Date, the Creditors' Committee and Equity Committee shall cease to exist and their members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from all further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Chapter 11 Case; provided, however, that (a) members and/or professionals of such Committees may pursue applicable Fee Claims; and (b) counsel to the Creditors' Committee shall be entitled to (i) monitor the Claims review, objection and reconciliation process, bring the status of such process to the attention of the Bankruptcy Court, and be heard with respect to any proposed resolution of a Claim for which Bankruptcy Court approval is sought, and (ii) receive from Reorganized Paragon compensation for services rendered and reimbursement for expenses incurred in connection with such monitoring, in an amount not to exceed, without Reorganized Paragon's prior written consent or further Bankruptcy Court order obtained on reasonable notice to Reorganized Paragon, $7,500 per month and $75,000 in the aggregate.

          15.12. GOVERNING LAW. Except to the extent the Bankruptcy Code or other federal law is applicable, or to the extent that an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

          15.13. METHOD OF NOTICE. All notices required to be given under the Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier:

         If to the Debtor or Reorganized Paragon, to:

                  Paragon Trade Brands, Inc.
                  180 Technology Parkway
                  Atlanta, GA  30092
                  Attn:  General Counsel
                  (678) 969-5000

                  with copies to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York  10019-6099
                  Attn:    Myron Trepper, Esq.
                           Marc Abrams, Esq.
                  (212) 728-8000
                  and

                  Alston & Bird LLP
                  1201 West Peachtree
                  Atlanta, Georgia  30309-3424
                  Attn:    Dennis Connolly, Esq.
                  (404) 881-7000

         If to the Creditors' Committee, to:

                  O'Melveny & Myers, LLP
                  One Citicorp Center
                  153 East 53rd Street
                  New York, New York 10022
                  Attn:    Adam Harris, Esq.
                           Joel Zweibel, Esq.
                  (212) 326-2000

         If to the Equity Committee, to:

                  Andrews & Kurth LLP
                  600 Travis, Suite 4200
                  Houston, Texas 77002
                  Attn:  John Lee, Esq.
                  (713) 220-4260

         If to P&G, to:

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue
                  Cleveland, OH  44114-1190
                  Attn:  David Heiman, Esq.
                  (216) 586-7715

         If to K-C, to:

                  Sidley & Austin
                  Bank One Plaza
                  Ten South Dearborn
                  Chicago, IL  60603
                  Attn:  Shalom Kohn, Esq.
                  (312) 853-7756

         If to Wellspring, provided the Wellspring Stock Purchase Agreement has been consummated, to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attn:  Robert Drain, Esq.
                  (212) 373-3236

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court. Any and all notices given to such parties under the Plan shall be effective when received.

          15.14. AUTHORIZATION OF CORPORATE ACTION. The entry of the Confirmation Order shall constitute authorization for the Debtor and Reorganized Paragon to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of the Plan prior to and through the Effective Date (including, without limitation, the filing of or amending or restating of the Restated Certificate of Incorporation), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for under the Plan involving the corporate structure of the Debtor and/or Reorganized Paragon in connection with the Plan, and any corporate action required by the Debtor and/or Reorganized Paragon in connection with the Plan, shall be deemed to have occurred and shall be in effect pursuant to any applicable state law and the Bankruptcy Code, without any requirement of further action by the stockholders or directors of the Debtor and/or Reorganized Paragon. On the Effective Date, the appropriate officers of Reorganized Paragon and members of the New Board are authorized and directed to execute and deliver the relevant agreements, documents and instruments contemplated by the Plan and the Disclosure Statement in the name of and on behalf of Reorganized Paragon.

          15.15. CONTINUED CONFIDENTIALITY OBLIGATIONS. Notwithstanding anything to the contrary contained herein, pursuant to the terms thereof, members of and advisors to any Committee, any other holder of a Claim or Interest and their respective predecessors and successors shall continue to be obligated and bound by terms of any confidentiality agreement executed by them in connection with the Chapter 11 Case or the Debtor, to the extent that such agreement, by its terms, may continue in effect after the Confirmation Date.

                                      XVI.

                            RETENTION OF JURISDICTION

          16.1. RETENTION OF JURISDICTION. The Bankruptcy Court shall retain and have exclusive jurisdiction over the Chapter 11 Case for, INTER ALIA, the following purposes:

                  (a) CLAIMS. To determine the amount, allowability, classification, or priority of Claims against or Interests in the Debtor and to allow, disallow, estimate, liquidate or determine any Claim or Interest and to enter or enforce any order requiring the filing of any Claim or Interest before a particular date;

                  (b) INJUNCTION ETC. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Case on or before the Effective Date with respect to any Person;

                  (c) VESTING. To protect the property of the Estate revesting in Reorganized Paragon from claims against, or interference, with such property, including actions to quiet or otherwise clear title to such property, to determine ownership of claims and causes of action retained under the Plan or to resolve any dispute concerning liens, security interest or encumbrances on any property of Reorganized Paragon;

                  (d) PRIORITY CLAIMS. To determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims, Fee Claims, DIP Claims, or any other request for payment of Claims or fees or expenses;

                  (e) DISPUTE RESOLUTION. To resolve any and all disputes concerning, arising under or related to the Plan, the P&G Settlement Agreement and P&G Settlement Order, the K-C Settlement Agreement and K-C Settlement Order, and the making of distributions hereunder and thereunder (PROVIDED, HOWEVER, that the Bankruptcy Court shall not retain jurisdiction with respect to disputes arising under or related to the licenses granted in connection with the P&G Settlement Agreement and the K-C Settlement Agreement);

                  (f) LEASES AND EXECUTORY CONTRACTS. To determine any and all matters relating to the rejection, assumption, or assignment of executory contracts or unexpired leases of the Debtor, or to determine any motion to reject an executory contract or unexpired lease of the Debtor, where (a) the parties cannot resolve the cure amount therefor, or (b) the Debtor mistakenly had determined that any such agreement was not an executory contract or unexpired lease, and to determine the allowance of any Claims resulting from the rejection of executory contracts and unexpired leases;

                  (g) WELLSPRING STOCK PURCHASE AGREEMENT. To hear and determine any and all matters, claims or disputes arising from or relating to the Wellspring Stock Purchase Agreement or any other document between the Debtor and Wellspring that was executed in connection with this Plan;

                  (h) ACTIONS. To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted prior to the closing of the Chapter 11 Case, including any remands;

                  (i) GENERAL MATTERS. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code;

                  (j) PLAN MODIFICATION. To modify the Plan under section 1127 of the Bankruptcy Code, and/or remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

                  (k) AID CONSUMMATION. To issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

                  (l) LITIGATION. To enable the Litigation Claims Representative to prosecute any Litigation Claims to Final Order and to enable the Debtor to prosecute any and all proceedings which have been brought to set aside liens or encumbrances and, if commenced prior to the Effective Date, to recover any transfers, assets, properties or damages to which the Debtor may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

                  (m) IMPLEMENTATION OF CONFIRMATION ORDER. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                  (n) RESOLVE DISPUTES. To resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Case, an Applicable Bar Date, the hearing to consider approval of the Disclosure Statement, the Confirmation Hearing, and for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

                  (o) ORDERS. To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, or other agreements or documents created in connection with the Chapter 11 Case or the Plan and to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Case;

                  (p) CONTROVERSIES. To resolve controversies and disputes regarding interpretation, implementation, enforcement and consummation of the Plan, the K-C Settlement Agreement, the P&G Settlement Agreement, or any other exhibit to the Plan or related document (PROVIDED, HOWEVER, that the Bankruptcy Court shall not retain jurisdiction with respect to disputes arising under or related to the licenses granted in connection with the P&G Settlement Agreement and the K-C Settlement Agreement);

                  (q) DETERMINE TAX LIABILITY. To determine any tax liability pursuant to sections 346, 505 and/or 1146 of the Bankruptcy Code;

                  (r) RESERVES. To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

                  (s) VALIDITY. To hear and resolve claims or actions challenging the validity or enforceability of any provision of the Plan; and

                  (t) FINAL DECREE. To enter a final decree closing the Chapter 11 Case.



                                  Respectfully submitted,

Dated:  Norcross, Georgia
        November 15, 1999

                                  PARAGON TRADE BRANDS, INC.



                                  By:  /s/ Alan J. Cyron
                                      ---------------------------------------
                                      Alan J. Cyron
                                      Chief Financial Officer

Dated:  Atlanta, Georgia
        November 15, 1999

                                  THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF PARAGON TRADE BRANDS, INC.



                                  By:  /s/ John T. Seeds
                                      ---------------------------------------
                                      John T. Seeds
                                      Wachovia Bank of Georgia, N.A.
                                      As Chairman of the Creditors' Committee

                                LIST OF EXHIBITS



           Exhibit A                 Summary of Wellspring Plan Warrants

           Exhibit B                 Summary of Standalone Plan Warrants

           Exhibit C                 Wellspring Commitment

           Exhibit D                 Wellspring Rights Offering Procedures

           Exhibit E                 Wellspring Stock Purchase Agreement

                                                   FOR SETTLEMENT PURPOSES ONLY

                                   EXHIBIT A


                         TERMS OF WARRANTS TO BE ISSUED

             IF WELLSPRING STOCK PURCHASE AGREEMENT IS CONSUMMATED





Percentage of fully-diluted common stock outstanding                  5.0%
     (total number of shares)                               625,821 shares

Tenor                                                             10 years

Strike Price ($375mm enterprise value)                              $18.91

Anti-dilution provisions                                         Customary

Total Warrant Value                                             $2,275,079

Change of Control "Call" - Provided that Wellspring shall have at the time received a return on its initial investment (based on a purchase price per share of New Common Stock of $10) in the Debtor of at least 8% on an annualized basis, then upon a change of control, the purchaser shall have the option to leave the existing warrants in place or call the warrants in exchange for consideration (either cash, equity or new warrants at the option of purchaser) equal to the value of their warrants, as of that date, based on the "call" formula, further provided that in a "go-private" transaction the consideration will be cash. Change of control "call" will be triggered upon (i) a sale of a controlling percentage of the outstanding equity in a single transaction or
(ii) a sale of a controlling percentage of the outstanding equity in a series of related transactions to a single purchaser (or to affiliated purchasers). Warrants to be valued upon "change of control" based upon equity value at that time, the then-unexpired term of the warrants, and the stipulated volatility factor (32.5%). The new warrants, if any, will be governed by the same terms as the old warrants, including a change of control "call." The Change of Control will not be triggered upon the sale by Wellspring of its shares in a public offering.

                                                   FOR SETTLEMENT PURPOSES ONLY

                                   EXHIBIT B



                         TERMS OF WARRANTS TO BE ISSUED

           IF WELLSPRING STOCK PURCHASE AGREEMENT IS NOT CONSUMMATED
                                      AND
                       CLASS 4A VOTES TO ACCEPT THE PLAN




Percentage of fully-diluted common stock outstanding                   1.8%
     (total number of shares)                                243,248 shares

Tenor                                                              10 years

Strike Price ($375mm enterprise value)                               $27.86

Anti-dilution provisions                                          Customary

Total Warrant Value                                              $2,275,079

Change of Control "Call" - Upon a change of control, the purchaser shall have the option to leave the existing warrants in place or call the warrants in exchange for consideration (either cash, equity or warrants at the option of purchaser) equal to the value of their warrants, as of that date, based on the "call" formula, further provided that in a "go-private" transaction the consideration will be cash. Change of control "call" will be triggered upon (i) a sale of a controlling percentage of the outstanding equity in a single transaction or (ii) a sale of a controlling percentage of the outstanding equity in a series of related transactions to a single purchaser (or to affiliated purchasers). Warrants to be valued upon "change of control" based upon equity value at that time, the then-unexpired term of the warrants, and the stipulated volatility factor (32.5%). The new warrants, if any, will be governed by the same terms as the old warrants, including a change of control "call."

                                                                       EXHIBIT C



                                October 14, 1999




Paragon Trade Brands, Inc.
180 Technology Parkway
Norcross, GA  30092
Attn: Mr. Alan J. Cyron,
      Chief Financial Officer

Dear Mr. Cyron:


                  Wellspring Capital Management LLC or affiliates thereof and certain other investors (1) (collectively, "Wellspring" or "we") commit to acquire, through a newly formed acquisition company, pursuant to a chapter 11 plan of reorganization (the "Plan") to be proposed by Paragon Trade Brands, Inc. ("Paragon") and the Creditors' Committee (as defined below), up to 84.10% of the common stock ("New Common Stock") of Paragon, as reorganized pursuant to the Plan ("Reorganized Paragon"), subject to dilution and diminution pursuant to a rights offering, for $100 million (or such greater amount as agreed upon between Wellspring and Paragon), as adjusted on the terms and conditions described below (as so adjusted the "Wellspring Investment"). The Plan is premised upon, among other things, (i) the Wellspring Investment, (ii) Reorganized Paragon's issuance of New Notes (as defined below) in the amount described below and (iii) the raising of New Financing (as defined below) for Reorganized Paragon.

                  This letter amends and supersedes that certain commitment letter from Wellspring to Paragon dated September 3, 1999. Nothing herein shall modify, or waive Wellspring's rights under, the order of the Bankruptcy Court presiding over Paragon's chapter 11 case (the "Bankruptcy Court") dated July 13, 1999 (the "Overbid Order"), as modified by that certain Stipulation (the "Stipulation") executed by, among others, Paragon and Wellspring and approved by the Bankruptcy Court on September 13, 1999.

--------
(1) It is contemplated that (a) certain senior officers of Paragon and (b) Mr. Gilberto Marin, or an affiliate thereof, the principal of Paragon's joint venture partner in certain Latin American joint ventures, will participate in the Wellspring Investment. Neither Wellspring nor its affiliates will provide funds to the foregoing parties to make such investments. The participation of such parties in the Wellspring Investment is not a condition to Wellspring Capital Management LLC's commitment hereunder.

                  In determining the price and structure of this transaction (the "Proposed Transaction"), we have reviewed the business plans for Paragon previously provided to us through the date of this letter, met with members of the management team of Paragon, reviewed certain documents contained in Paragon's data room, reviewed selected financial and operating data provided by Paragon and analyzed other business information regarding Paragon and its industry. Wellspring's commitment is premised upon Paragon's revised 1999 budget dated September 7, 1999 (the "Revised 1999 Budget").

                  THIS LETTER IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR SOLICITATION WOULD BE MADE IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE AND SECURITIES LAWS.

                  Wellspring's commitment includes the following:

         I.       WELLSPRING INVESTMENT PRICE.

                  A. Commitment. We commit to acquire up to 84.10% of the New Common Stock of Reorganized Paragon pursuant to the Plan based upon (x) a $285 million Plan confirmation date enterprise valuation for Reorganized
Paragon (2) (excluding certain liabilities of Paragon, the assumption of which by Reorganized Paragon will reduce the amount of distributable value available under the Plan through a corresponding reduction in the face amount of the New Notes, and subject to adjustment for assumed accrued liabilities and the Working Capital Adjustment, as defined below), and (y) a $118.9 million purchase price valuation for 100% of the New Common Stock (the "Wellspring Investment Price"). On the Plan's effective date (the "Effective Date"), we will make the Wellspring Investment and receive 84.10% of the New Common Stock, subject to (a) reduction of the dollar amount of the Wellspring Investment and dilution of the New Common Stock to be received by Wellspring as provided under the Rights Offering (as defined below) and (b) pro rata dilution of such New Common Stock, with all other New Common Stock, under Sections I.B. and III.I.(c) below.

                  B. Mabe S.A. Amount. Subject to the Preemptive Rights (as defined below), Wellspring shall have the right to invest up to an additional $25 million (the portion thereof actually invested, the "Mabe S.A. Amount") (for a total Wellspring Investment of up to $125 million) in Reorganized Paragon. The Mabe S.A. Amount, if invested, shall be used to exercise the option (the "Mabesa Option") to acquire up to 49% of the shares of Groupo P.I. Mabe, S.A. de C.V. on or before the expiration of the Mabesa Option. Provided that Wellspring invests the Mabe S.A. Amount in

--------
(2) Subject to the alternative set forth in footnote 5 hereto and accompanying text.

Reorganized Paragon on or before 365 days after the Effective Date of the Plan, Wellspring and those persons who exercise Preemptive Rights shall receive additional shares of New Common Stock attributable to such amount at the Wellspring Investment Price (a) diluting, pro rata, the percentage of New Common Stock issuable (x) to Wellspring and (y) as Sale Consideration (defined below) had Wellspring not invested the Mabe S.A. Amount, and (b) subject to pro rata dilution of such New Common Stock, with all other New Common Stock, under
Section III.I.(c) below. Wellspring may make such investment (if during such 365 day period, at the Wellspring Investment Price) in any other manner permitted under applicable law.

         II. DEFINITIVE AGREEMENT. The purchase and sale of the New Common Stock will be effected pursuant to a definitive stock purchase agreement (the "Definitive Agreement") mutually acceptable to Paragon and Wellspring. The parties shall use their reasonable efforts to negotiate the terms of the Definitive Agreement, which agreement shall include the terms set forth herein and other usual and customary terms, as promptly as practicable and in any event no later than 10 days prior to the hearing to consider approval of the disclosure statement for the Plan (the "Disclosure Statement Hearing"). Paragon shall continue to provide Wellspring with information reasonably requested by Wellspring concerning Paragon or any subsidiary or affiliate of Paragon and shall grant representatives of Wellspring access on a reasonable basis to key employees of Paragon or any subsidiary or affiliate of Paragon as reasonably promptly as practicable.

                  A. Conditions to Wellspring's Obligation to Close the Proposed Transaction. The Definitive Agreement will contain the following conditions to Wellspring's obligation to consummate the Proposed Transaction:

                           (a) Paragon shall have filed the Plan and disclosure statement therefor in the Bankruptcy Court on or before October 15, 1999, and the Bankruptcy Court shall have entered an order approving the disclosure statement for the Plan on or before November 26, 1999 (the "Disclosure Statement").

                           (b) The Plan shall have been confirmed by January 15, 2000 and shall have become effective in accordance with its terms; the material terms of the Plan shall include, among other terms, substantially the same terms as the material terms contained in
                                    Section III hereof; and the Plan shall
                                    otherwise be reasonably satisfactory to
                                    Paragon and Wellspring.

                           (c) Paragon shall have maintained its exclusive period to file and solicit acceptances of a plan through January 15, 2000, and Paragon shall not have either (i) filed with the Bankruptcy Court a chapter 11 plan providing for the acquisition of Paragon (or a substantial portion of its ownership or assets) by a person or entity other than Wellspring, (ii) sought Bankruptcy Court approval of an acquisition of Paragon (or a substantial portion of its ownership or assets) other than by Wellspring, or (iii) subject to Section V hereof, filed any amendment or other modification to the chapter 11 plan for Paragon dated August 24, 1999 (the "Standalone Plan") or any other chapter 11 plan providing for an internal reorganization of Paragon, or obtained Bankruptcy Court approval of a disclosure statement for the Standalone Plan.

                           (d) Senior management of Reorganized Paragon shall be reasonably acceptable to Wellspring (i.e., Reorganized Paragon shall retain at least the senior management team identified to Paragon by Wellspring before the date of this letter, with the exception of Kevin Higgins, which team presently includes Paragon's present senior management, including those individuals currently covered by the TEEP Plan). (3)

                           (e) No material adverse change (or event or condition that could result in a material adverse change) shall have occurred in Paragon's business, condition (financial or otherwise), prospects, operations, assets or liabilities or in financial markets generally ("Material Adverse Change") between September 26, 1999 and the Effective Date.
--------

(3) Wellspring shall use its good faith efforts to agree to mutually acceptable employment terms with such persons on or before 10 days before the Disclosure Statement Hearing; provided that if Wellspring does not either (a) waive this condition II.A.(d) or (b) agree to such employment terms on or before the date of the Disclosure Statement hearing other than as a result of Paragon's actions, Wellspring shall waive its right to the Termination Fee. Nothing in this letter or any agreement between Wellspring and such members or Paragon's senior management shall prohibit such persons from serving, or not serving, as senior management if the Plan is not confirmed.

                           (f) The Overbid Order and the Stipulation shall remain in full force and effect, and shall not have been stayed, vacated, modified or supplemented without Wellspring's prior consent, and Paragon shall have complied with the terms of the Overbid Order as modified by the Stipulation and herein. It is a condition of this commitment that Paragon, after consultation with the Creditors' Committee, the Official Committee of Equity Security Holders, P&G and K-C (defined below), hereby reconfirms that Wellspring has complied with conditions under the Overbid Order as to the receipt of the Expense Reimbursement and shall be entitled to receive the Expense Reimbursement subject to and in accordance with the terms of the Overbid Order. Wellspring's rights with respect to the Termination Fee subject to and in accordance with the terms of the Overbid Order and the Stipulation shall be subject to and are modified by Section V hereof.

                           (g) Paragon shall have operated its business in the ordinary course consistent with past practices and substantially consistent with the Revised 1999 Budget through the Effective Date.

                           (h) All conditions precedent to closing the New Financing (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Financing shall have been consummated in accordance with the material terms contained in the Financing Commitment Letter (as defined below). The final documentation with respect to the New Financing shall otherwise be satisfactory to Paragon and Wellspring in all material respects.

                           (i) The final documentation with respect to the New Notes and Monetization (defined below), if any, shall otherwise be satisfactory to Paragon and Wellspring in all material respects.

                           (j) The orders of the Bankruptcy Court dated August 6, 1999 approving the settlements (the "P&G Settlement" and the "K-C Settlement", respectively) of The Procter & Gamble Company ("P&G") and Kimberly-Clark Corporation ("K-C") claims (including the licenses provided for therein) shall not be stayed or vacated, or modified or supplemented (unless agreed to by Paragon and Wellspring), and shall be final. The August 6, 1999 orders of the Bankruptcy Court approving the P&G Settlement and the K-C Settlement (if not already final) shall be deemed final for purposes of this letter upon the occurrence of the Effective Date.

                           (k) The P&G Settlement and the K-C Settlement (including the licenses provided for therein) shall have been extended through the Effective Date and shall be in full force and effect.

                           (l) Paragon Trade Brands (Canada), Inc. ("PTB Canada") shall have retained sufficient cash to satisfy its potential liabilities in the reasonable determination of Wellspring and Paragon. It is understood and agreed that PTB Canada shall remit any excess cash to Paragon for distribution pursuant to the Plan.

                           (m) Paragon shall not have breached individually or in the aggregate in any material respect any of the material representations, warranties or covenants to be given by Paragon in the Definitive Agreement.

                           (n)      Receipt of all required third party
                                    approvals (including Hart-Scott Rodino,
                                    non-debtor consents to assumption of
                                    non-exclusive patent licenses and of
                                    agreements with "change in control"
                                    provisions, to the extent required under
                                    section 365 of the Bankruptcy Code, and
                                    no-action letter on Rights
                                    Offering/securities issuance).

                           (o) Such other conditions as may be agreed to by the parties as set forth in the Definitive Agreement.

                  B. Representations and Warranties. The Definitive Agreement will provide that Paragon will make customary representations and warranties for transactions of this type, including, without limitation, accuracy of financial statements provided; no material actions taken or payments received out of the ordinary course between June 27, 1999 and the date of this letter with the exception of the Macon equipment line sale to Groupo P.I. Mabe, S.A. de C.V.; no Material Adverse Change; ownership of property; accuracy of disclosure; corporate existence; corporate power and authority; subsidiaries; compliance with laws; to Paragon's knowledge, no pending or threatened claims which, if successful, would result in a Material Adverse Change, including, without limitation, no pending or threatened claims against Paragon or, to Paragon's knowledge, Walmart, which if successful would materially interfere with Paragon's use of any trademark necessary to the performance of its White Cloud agreement with Walmart; to the knowledge of Paragon, no pending or threatened claim against any third party which, if successful, would in the reasonable business judgment of Paragon evidence a material risk with respect to Paragon's use of any trademark necessary to the performance of its White Cloud agreement with Walmart; no conflict with laws or contractual obligations.

                  C. Executory Contracts and Unexpired Leases. The Definitive Agreement will provide that Wellspring will have until 30 days before the hearing on confirmation of the Plan (the "Confirmation Hearing") to designate the previously nonassumed executory contracts and unexpired leases that it wishes Paragon to assume, in addition to the executory contracts and unexpired leases that Paragon shall have identified to Wellspring on or before 35 days before the Confirmation Hearing that it intends to assume.(4) Wellspring understands that Paragon intends to reject all non-designated, nonassumed executory contracts and unexpired leases.

         III. PLAN. Unless Paragon and Wellspring agree otherwise, the Plan will include the following terms:

                  A.       Classification and Treatment of Claims and Interests

                           (a)      Unclassified Claims (not entitled to vote)

                           Administrative Claims:  On the Effective Date, or as soon thereafter as practicable, each holder of an Allowed
                                                   Administrative Claim will receive payment in
                                                   full in cash of the unpaid portion of such
                                                   Allowed Administrative Claim.

                           DIP Financing Claims:   On the Effective Date, or as soon
                                                   thereafter as practicable, the holders
                                                   thereof will receive payment in full in cash
                                                   of the Allowed DIP Financing Claim.


--------
(4) Cure payments in respect of these contracts shall not be considered "Wellspring Designated Expenses" for purposes of determining the "Cash Excess" or "Cash Deficit" (each as defined below).

            Priority Tax Claims:      At the option of Paragon, each holder
                                      of an Allowed Priority Tax Claim
                                      will receive either (i) payment in full
                                      (in cash) on the Effective Date or as
                                      soon as thereafter as practicable, or
                                      (ii) payment over a six year period
                                      from the date of assessment as
                                      provided in section 1129(a)(9)(C) of
                                      the Bankruptcy Code with interest
                                      payable at the federal judgment
                                      statutory rate or at such other rate
                                      agreed to by Paragon and the holder
                                      of such claim or determined by the
                                      Bankruptcy Court.

            (b)      Unimpaired Claims (deemed to accept)

            Class 1 - Other           On the Effective Date, or as soon
            Priority Claims:          thereafter as practicable, each holder
                                      of an Allowed Other Priority Claim
                                      will receive payment in full in
                                      cash of such Allowed Other Priority
                                      Claim.

            Class 2 - Secured         At the option of Paragon, Paragon
            Claims:                   will either (i) reinstate each Allowed
                                      Secured Claim by curing all
                                      outstanding defaults with all legal,
                                      equitable, and contractual rights
                                      remaining unaltered, (ii) pay in
                                      full (in cash) such Allowed Secured
                                      Claim on the Effective Date, or as
                                      soon thereafter as practicable, or
                                      (iii) satisfy such Allowed Secured
                                      Claim by delivering to the claimant
                                      the collateral securing such claim.

            (c)      Impaired Claims (entitled to vote)

            Class 3 -  Convenience      On the Effective Date, or as soon
            Claims:                     thereafter as practicable, Paragon and
                                        each holder of an Allowed
                                        Convenience Claim (consisting of an
                                        Allowed Claim not in excess of
                                        $5,000, or voluntarily reduced to
                                        such amount by the holder of the
                                        claim), will receive payment of a
                                        specified percentage (as determined
                                        by Paragon and approved by the
                                        Bankruptcy Court) of the face
                                        amount of such Claim in cash. No
                                        claimant may have more than one
                                        Allowed Convenience Claim.

            Class 4 - General           On the Effective Date, or as soon
            Unsecured Claims:           thereafter as practicable, the holders
            Banks, Trade,               of Allowed General Unsecured
            Kimberly-Clark and          Claims (banks, trade, K-C and P&G
            Procter & Gamble and        and other) will receive a pro rata
            Other:                      share of the Sale Consideration
                                        (defined below).

                                        Notwithstanding the foregoing, it is
                                        currently contemplated that the
                                        approximately $4 million
                                        prepetition trade claim of PMI
                                        shall be satisfied by an offset of
                                        such claim against the prepetition
                                        principal and/or accrued interest
                                        owed under the PMI notes to Paragon
                                        equal to the principal amount of
                                        New Notes that would be issued to
                                        PMI in respect of such claim as a
                                        general unsecured claim.

            Class 5 - Common            On the Effective Date, or as soon
            Stock Interests (inclu      thereafter as practicable, the holders
            ding any Allowed            of Allowed Common Stock Interests
            Claims subordinated to      will receive, pro rata, the portion of
            the level of common         the Sale Consideration, if any, not
            stock under sec-            distributed to holders of claims in
            tion 510(b) of the          Class 4.
            Bankruptcy Code)

            Class 6 - Common            On the Effective Date all Common
            Stock Options               Stock Options and any other equity
                                        interests not included in Class 5 will
                                        be canceled.

                  B. Plan Definitions. As used herein and in the Plan, the following terms shall have the following meaning:

         "SALE CONSIDERATION" consists of (a) $100 million cash, less the sum of
(i) amounts distributed to Class 3 and (ii) cash paid and/or cash distributions foregone by Classes 4 and 5 in connection with their subscribing to the Rights Offering, (b) $160 million of New Notes in substantially the form set forth in Exhibit A hereto, (5) subject to the Monetization and the Note Adjustment, (c) 15.9% of the New Common Stock, (d) Rights to participate in the Rights Offering,
(e) the Warrants, and (f) assignment, in trust, of Paragon's rights to proceeds, net of any setoffs, of any of Paragon's prepetition claims against Weyerhaeuser.

         "WARRANTS" shall mean warrants to purchase up to 5% of New Common Stock with a strike price based upon an enterprise valuation for Reorganized Paragon of $400 million, subject to dilution under sections I.B. and III.I(c) hereof. The warrants

--------
(5) Alternatively, Reorganized Paragon would issue $150 million of New Notes (subject to the Monetization and the Note Adjustment) in substantially the form set forth in Exhibit A hereto, with the exception that the interest rate for such New Notes shall not be the rate provided in Exhibit A but, instead, shall be the prevailing market rate for high-yield notes rated "B" on the business day prior to the Effective Date, as reported by Salomon Smith Barney, rounded down to the nearest 1/8th. In this alternative, the Plan would be premised upon a $275 million Plan confirmation date enterprise valuation for Reorganized Paragon (subject to the adjustments described in Section I.A.). Paragon, after consultation with the Creditors Committee, P&G, K-C and the Equity Committee, shall elect whether to accept this alternate form of the New Notes on or prior to the tenth day prior to the Disclosure Statement Hearing.

shall expire on the seventh anniversary of the Effective Date and shall have customary dilution and anti-dilution provisions.

         "NOTE ADJUSTMENT" shall mean that the principal amount of the New Notes shall be adjusted (upward or downward, as applicable) as follows:

      1. The principal amount of the New Notes shall be reduced by the amount that the Cash Deficit, defined below, exceeds $10 million.

      2. If the Cash Deficit is less than $4 million, then the principal amount of the New Notes shall be increased by an amount equal to $4 million minus the Cash Deficit.

      3. If the Cash Deficit is greater than or equal to $4 million but less than or equal to $10 million there will be no Note Adjustment.

      4. The principal amount of the New Notes shall be increased by the amount of the Cash Excess, defined below, plus $4 million.

      "CASH DEFICIT" shall mean the amount, if any, by which the amount of (a) New Financing costs and other closing expenses (not to exceed $2 million), Monetization costs, the amount of any proceeds of sales or other dispositions of assets out of the ordinary course consummated after the date of this letter (with the exception of the Macon equipment line sale to Groupo P.I. Mabe, S.A. de C.V.), reductions in capital expenditures from the amount included in the Revised 1999 Budget, the amount of any income tax refunds not included in the Revised 1999 Budget, any payments after the date of this letter in respect of indebtedness of PMI to Paragon, and Allowed Administrative Claims (exclusive, however, of the Reorganized Paragon Assumed Liabilities listed on Schedule 1 hereto), including without limitation all bankruptcy-related professional fees, (6) "confirmation bonuses," and paid and estimated pro rated 1999 tax liabilities, (b) Priority Tax Claims and Other Priority Claims, and (c) Priority Claims and Class 2 Claims (secured) paid in cash or reinstated by Reorganized Paragon, and, in the case of the approximately $4 million PMI claim, set off as provided in Section III.A.(c) hereof ((a), (b) and (c), above, collectively, the "Cash Deductions") exceeds cash available for distribution on the Effective Date.

      "CASH EXCESS" shall mean the amount, if any, by which the amount of cash available for distribution on the Effective Date exceeds the Cash Deductions.

--------
(6) Non-ordinary course professionals shall submit an estimate of their total unpaid fees and expenses at least 10 days prior to the date of the Confirmation Hearing.

      The Cash Deficit and Cash Excess shall be adjusted upward or downward, as the case may be, by (1) the amount by which the liabilities listed on Schedule 2 hereto are greater or less on the Effective Date than the amounts set forth on
Schedule 2 and (2) any change in Paragon's Net Working Capital from June 27, 1999. For purposes of this adjustment, "Net Working Capital" shall be defined as Accounts Receivable plus Inventories less Accounts Payable (including checks issued but not cleared) as determined in accordance with GAAP as consistently applied.

                  C. Monetization. Wellspring shall use its best efforts (which shall not require Wellspring to commit or expend its own funds) to obtain third party financing for Reorganized Paragon if such third party financing is available on commercially reasonable terms that (i) will not, among other things, materially diminish the value of the New Common Stock and (ii) will not be materially different than the terms of the New Notes, in lieu of all or a portion of the New Notes (the "Monetization"), in each case in the determination of Paragon and Wellspring. Any Monetization shall be described in the form of a binding commitment not later than 10 days prior to the Confirmation Hearing. Reorganized Paragon shall distribute the net cash proceeds of such Monetization, if any, as Sale Consideration on the Effective Date or as soon thereafter as practicable in place of New Notes with a principal amount equal to such net cash proceeds. The Monetization shall not delay the occurrence of the Effective Date if all other conditions to the Effective Date are satisfied.

                  D. Rights Offering. Each holder of an Allowed Claim in Class 4, and, depending on the final terms of the Plan, of an Allowed Interest in Class 5, shall have the opportunity to indicate on its ballot its desire to exercise rights ("Rights") to subscribe to a rights offering at the Wellspring Investment Price (the "Rights Offering"), which offering shall be on standard terms and shall be for up to 35% (comprising up to 15.9% of the New Common Stock to be otherwise distributed to Class 4 and/or Class 5, and up to 19.10% of the New Common Stock to be otherwise received by Wellspring) of the New Common Stock, in each case prior to (a) the issuance of any additional shares to Wellspring in respect of any Mabe S.A. Amount and (b) dilution under Section III.I.(c) below. Wellspring shall in all events retain the right to purchase, at the Wellspring Investment Price, at least 60% of the New Common Stock after giving effect to the Rights Offering and the issuance of any Warrants but prior to dilution by any additional shares issued to Wellspring in respect of the Mabe S.A. Amount and dilution under Section III.I.(c). Each holder of an Allowed Claim in Class 4 and, depending on the final terms of the Plan, of an Allowed Interest in Class 5, shall have the right to irrevocably elect to offer for subscription its allocable portion of the 15.9% of the New Common Stock in the Rights Offering (such shares as actually subscribed for in the Rights Offering, "Electing Shares"). Any Electing Shares shall be subscribed for first in the Rights Offering before any New Common Stock allocable to Wellspring shall be subscribed for in the Rights Offering. The amount of the Wellspring Investment shall be reduced dollar for dollar by the aggregate amount of cash paid and/or cash distributions under the Plan foregone by members of Classes 4 and 5 participating in the Rights Offering in subscribing for Wellspring's New Common Stock. The Rights will be transferable. Each holder of an Allowed Claim or Allowed Interest who exercises Rights, and any transferee of Rights, may not hold more on the Effective Date than the greater of (i) 10% of the New Common Stock and (ii) such percentage of the New Common Stock attributable to their Claim or Interest (without the acquisition of additional Rights, Claims or Interests from third parties) upon the exercise of such Rights attributable to their Claims and Interests and receipt of the New Common Stock distributable to such holder under the Plan.

                  E. Conditions to the Confirmation and/or Effective Date of Plan:

                           (a) Confirmation of the Plan on or before January 15, 2000.

                           (b)      All conditions precedent under the
                                    Definitive Agreement other than the
                                    occurrence of the Effective Date shall have been satisfied or waived as set forth therein.

                           (c) The Confirmation Order shall be in a form satisfactory to Paragon and Wellspring, in full effect, and unstayed.

                           (d) The Effective Date shall have occurred within 30 days following the Confirmation Date.

                           (e)      Completion of the Rights Offering.

                           (f) All conditions precedent to closing the New Financing (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Financing shall have been consummated.

                           (g) Paragon and Wellspring shall each have approved the form and substance of each of the amended certificate of incorporation, the amended by-laws, the New Common Stock, the Rights, the New Notes, the Warrants, any registration rights agreements, the Management Employment Agreements (as defined below) and the Management Incentive Plan (as defined below).

                  F. Registration and Other Rights and Listing of New Common Stock. Reorganized Paragon will use reasonable efforts to have the New Common Stock listed on a nationally recognized market or exchange. The New Common Stock to be received by holders of Allowed Claims and Interests will also be subject to one demand and piggyback registration rights on customary terms for the benefit of holders whose resale of such common stock would be limited or restricted by federal securities law. There shall be no "shelf" registration.

                  G. Releases, Indemnification and D&O Insurance. The Plan shall provide for general releases from Paragon and Reorganized Paragon for the benefit of all current directors and officers. In addition, all indemnification provisions currently in place for directors and officers (whether in Paragon's bylaws, contractual or otherwise) shall survive confirmation of the Plan and shall not be impaired thereby. Paragon shall also obtain tail coverage for a period of six years under its existing or a comparable directors and officers policy (the cost of such coverage, the "D&O Insurance Cost").

                  H. Other Plan Provisions. In addition to the foregoing provisions relating to classification and treatment of claims and interests, the Plan shall contain provisions appropriate under the circumstances concerning, among other things: (i) disputed claims and reserves therefor, (ii) the assumption or rejection, as the case may be, of executory contracts and unexpired leases (consistent with this letter), (iii) inability to amend or modify the Plan's provisions relating to Wellspring or the Proposed Transaction without Wellspring's consent and (iv) retention of jurisdiction by the Bankruptcy Court for certain purposes. The Plan shall also contain the conditions to the Effective Date described in III.E., above.

                  I.       Management of Reorganized Paragon.

                           (a)      Board of Directors. The Board of Directors
of Reorganized Paragon shall consist of at least three persons affiliated with Wellspring, at least one member of senior management and between two and four persons (the "Independent Directors") who are unaffiliated with either Wellspring or Paragon or an affiliate of Paragon. The Independent Directors will be appointed subject to the consent of the Creditors' Committee (which consent shall not be unreasonably withheld).

                           (b)      Senior Management. Wellspring contemplates
that Reorganized Paragon will offer employment to substantially all of Paragon's present senior management pursuant to existing or superseding employment contracts (the "Management Employment Agreements"). See Section II.A.(b) hereof.

                           (c)      Management Incentive Plan. The Plan shall
provide for the establishment of an equity incentive plan for members of Reorganized Paragon's management on terms which are otherwise mutually acceptable to Paragon and Wellspring in substantially the form set forth in Exhibit B hereto.

                           J.       Preemptive Rights. Reorganized Paragon's
certificate of incorporation will provide that holders of New Common Stock will have the right to participate on a pro rata basis in any offering of New Common Stock by Reorganized Paragon on the same terms and conditions as Wellspring, including, without limitation, with respect to the Mabe S.A. Amount (the "Preemptive Rights"), provided that Wellspring shall have no obligation to invest the Mabe S.A. Amount or any portion thereof.

                  IV. NEW FINANCING. Wellspring and Paragon shall obtain on or prior to October 22, 1999 mutually acceptable commitments and/or agreements (the "Financing Commitment Letter") from a financial institution with respect to a revolver/working capital facility (not for purposes of the Monetization and which would be undrawn on the Effective Date except for purposes of funding the Cash Deficit) of at least $75 million (the "New Financing") that would be available to Reorganized Paragon under either the Plan or the Standalone Plan (and Wellspring will waive its Expense Reimbursement and Termination Fee if the Financing Commitment Letter is not so obtained except as a result of Paragon's actions; provided the Financing Commitment Letter must be acceptable to Paragon after consultation with the Creditors Committee, P&G, K-C and the Equity Committee). Paragon will be responsible for paying the financial institution's reasonable transaction costs/closing expenses in connection with the New Financing. Any commitment in substantial conformity with the financing commitment dated October 13, 1999 provided to Paragon by Citicorp USA, Inc. shall meet this requirement.

                  V. PLAN ALTERNATIVE. The parties acknowledge that the Plan shall be an amended version of the Standalone Plan, which shall provide for two alternative forms of distribution thereunder to holders of Allowed General Unsecured Claims and, potentially, holders of Allowed Common Stock Interests. The Plan shall provide that holders of Allowed General Unsecured Claims and, potentially, Allowed Common Stock Interests, shall receive the Sale Consideration upon consummation of, and in accordance with the terms of, the Plan and the Definitive Agreement. The Plan shall further provide that such holders shall receive the alternative form of distribution set forth therein if and only if (a) the Definitive Agreement is not executed, or (b) either this letter or the Definitive Agreement is terminated or not consummated for any reason. Paragon and Wellspring agree that each party shall negotiate in good faith concerning the terms of the Definitive Agreement and the Plan embodying the terms of this letter. Paragon and Wellspring further agree that if either this letter or the Definitive Agreement are terminated for any reason other than
(a) Wellspring's failure to perform its material obligations under either this letter or the Definitive Agreement (including Wellspring's inability to consummate the Definitive Agreement), (b) the occurrence of a Material Adverse Change or
(c) notwithstanding the reasonable efforts of Paragon, the Plan is not confirmed by the Bankruptcy Court or not consummated due to, as applicable, (i) failure to obtain the requisite votes accepting the Plan or (ii) the Plan's failure to comply with the provisions of the Bankruptcy Code, Wellspring shall be entitled to (x) the remedy of specific performance or (y) payment of a $2 million Termination Fee as an administrative claim, which shall be in lieu of any Termination Fee provided under the Overbid Order and the Stipulation. Wellspring shall not otherwise have the right to a Termination Fee arising from the confirmation of a chapter 11 plan providing for an internal reorganization of Paragon.

         VI. TERMINATION. This letter may be terminated by Wellspring at any time upon written notice to Paragon if, through no material fault of Wellspring, Paragon shall not have filed the Plan by October 15, 1999 or any of the other conditions set forth in Section II.A. have not occurred. This letter may be terminated by Paragon subject only to Paragon's obligations under the Overbid Order, as modified hereunder (including Section V) and by the Stipulation, and Overbid Procedures. Upon any such termination, any obligations under this letter will terminate and no party shall have any liability whatsoever to any other party; provided, however, that notwithstanding any such termination (i) this Section VI shall remain in full force and effect, and no party shall be relieved of liability for any breach and (ii) in addition, Paragon shall remain liable for payment of the Expense Reimbursement and Termination Fee to the extent required under the terms of the Overbid Order as modified hereunder and by the Stipulation.

         VII. MISCELLANEOUS. The terms set forth in this letter are a part of a comprehensive agreement, each element of which is an integral aspect of the Proposed Transaction and, as such, are non-severable.

         VIII. GOVERNING LAW. This letter shall be governed by and construed in accordance with the internal laws of the State of New York and any applicable provision of the Bankruptcy Code, without regard to the principles of conflict of laws that would provide for application of another law.

         IX. CONCERNING REMEDIES. Each of the parties acknowledges and agrees that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other right, power or privilege hereunder.

         X. PRESS RELEASES. DISCLOSURE. The parties will cooperate in the issuance of any press releases or otherwise in making any public statements with respect to the Proposed Transaction. Neither Wellspring nor Paragon will issue any press release or other public statement regarding the Proposed Transaction without the other party's prior written consent, which consent shall not be unreasonably withheld. Wellspring acknowledges and agrees that Paragon may provide copies of this letter and attachments to the Creditors' Committee, P&G, K-C and the Equity Committee, other parties in interest in Paragon's chapter 11 case, and those parties Paragon determines it is necessary to provide copies to in connection with the Auction described in the Overbid Order or as otherwise necessary in connection with its bankruptcy case. Paragon also shall be entitled to file copies with the Bankruptcy Court or as otherwise required by law.

         XI. ENTIRE AGREEMENT. AMENDMENTS. COUNTERPARTS. This letter, including all Exhibits and Schedules hereto, which are incorporated herein and made a part hereof by reference, sets forth the entire agreement among the parties with respect to the subject matter hereof, with the exception of the Overbid Procedures as approved by the Overbid Order as modified by the Stipulation, and may be amended only by a writing executed by Wellspring and Paragon. This letter may be executed in counterparts, each of which when take together shall constitute an original of this letter.

                  It is understood that this letter does not contain all matters upon which agreement must be reached in order for the Proposed Transaction to be consummated. Notwithstanding the foregoing, the provisions of Sections VI and XII of this letter and the terms of the Overbid Procedures, and Overbid Order, as modified by the Stipulation and hereunder, are acknowledged and agreed to be fully binding on the parties hereto.

         XII. AUCTION. Each of Paragon and the Creditors' Committee agree that (i) Wellspring's bid is the best bid and that the Bid Deadline (as defined in the Overbid Order) has now passed and the Auction (as defined in the Overbid Order) is concluded and (ii) that they shall not seek any higher or better offer unless this letter or the Definitive Agreement are terminated according to their terms.


                                         Wellspring Capital Management LLC



                                         By:
                                            ---------------------------------
                                         Title:

Agreed:

Paragon Trade Brands, Inc.



By:
   -------------------------------------------
Title:

Agreed to as to Paragraph XII

Official Committee of Unsecured Creditors



By:
   -------------------------------------------
Title:

                                   SCHEDULE 1

                     REORGANIZED PARAGON ASSUMED LIABILITIES

1. Pre-Effective Date accrued ordinary course operating and working capital expenses and accounts payable (as provided in Revised 1999 Budget), with the exception of:

         a.       One-half of Defined Contribution Plan Payable

         b.       One-half of Incentive PIP (1999 Bonus)

         c.       Any modification of (a)-(b)

2. Administrative Claims or expenses incurred out of the ordinary course of the Revised 1999 Budget at Wellspring's option or insistence ("Wellspring Designated Expenses")

3.       The D&O Insurance Cost

------------------------------------------------------------------------

The aggregate amount of (a)-(b) shall not exceed $2.7 million.

                                   SCHEDULE 2

The Cash Deficit and Cash Excess shall be adjusted upward or downward, as the case may be, by the amount by which the following accrued liabilities are greater or less on the Effective Date than the amounts set forth opposite such liabilities:

1. Accrued payroll, payroll taxes and related liabilities (including PTB Canada): $1.6 million

2.       Accrued P&G Royalty: $5.3 million

3.       Accrued K-C Royalty: $3 million

                                                                       EXHIBIT D



                            PRINCIPAL TERMS OF RIGHTS


                  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

                  In accordance with these Procedures, the Wellspring Rights Offering (also referred to as the "Rights Offering") will permit each holder of
(a) a Class 3A Claim (each an "Electing Holder") whose Claim is Allowed for purposes of voting on the Plan (an "Allowed Class 3A Rights Claim") as of the Voting Record Date to elect to subscribe up to an amount equal to its Pro Rata Share (as defined below) of all Rights (subject to the Exercise Limitation, as defined below) and (b) if the Rights are not fully subscribed by the Electing Holders, a Class 4 Interest (each a "Shareholder Electing Holder") as of the Voting Record Date to elect to subscribe up to an amount equal to its Shareholder Pro Rata Share (as defined below) of all Rights not subscribed to by the Electing Holders (subject to the Shareholder Exercise Limitation, as defined below). The Rights, which will not be evidenced by certificates, shall consist of the right to purchase up to 35% of the issued and outstanding shares of New Common Stock (as of the Effective Date). Each Right shall represent the right to purchase one share of New Common Stock for a purchase price equal to $10.00 per share of New Common Stock (the "Rights Exercise Price"). As used herein "Pro Rata Share" means a fraction, the numerator of which is an Electing Holder's Allowed Class 3A Rights Claim, and the denominator of which is all Allowed Class 3A Rights Claims.

                  Any Rights not subscribed to in connection with the Wellspring Rights Offering shall be canceled and of no further force and effect, and the shares of New Common Stock subject to purchase pursuant to such Rights shall be delivered to Wellspring in accordance with the provisions of the Wellspring Stock Purchase Agreement.

                  (i) Procedures for Exercise of Rights by Holders of Allowed Class 3A Rights Claims

                  Concurrently with the solicitation of acceptances to the Plan, the Debtor will distribute to each holder of an Allowed Class 3A Rights Claim as of the Voting Record Date a form of Exercise Notice (the "Exercise Notice"), together with certain accompanying instructions (the "Exercise Instructions"), which Exercise Notice shall contain a section enabling each such holder to indicate how many Rights it is willing to purchase (the "Requested Rights") and stating the amount of the Rights Exercise Price;

                                                                    Appendix 4-2



provided, however, that no Person may (x) purchase or exercise Rights in excess of its Pro Rata Share or (y) acquire Rights by way of transfer such that after giving effect to the exercise of all Rights properly subscribed to such Person, whether acquired by transfer or pursuant to distribution under the Plan, such Person would hold greater than 10% of the New Common Stock (the "Exercise Limitation"). (1)

                  In order for an exercise of Rights to be valid and effective, the Electing Holder or its transferee must deliver to the Debtor (i) at the address set forth in the Exercise Instructions a properly completed and duly executed Exercise Notice (including the Electing Holder's or its transferee's tax identification number) and (ii) except in the case of an Electing Holder (an "Allowed Claims Electing Holder") that holds an Allowed 3A Claim for distribution and voting purposes as of November 15, 1999 or such later date agreed to prior to the Plan Voting Deadline, either (x) a certified check delivered to the Debtor's address specified in the Exercise Instructions or (y) a wire transfer of immediately available funds to the Debtor's account specified in the Exercise Instructions, in each case, in an amount equal to (x) 10% times
(y) the Rights Exercise Price times the number of the Requested Rights (the "Deposit"). The Deposit shall be held in an interest bearing escrow account pending completion of the Wellspring Rights Offering. Allowed Claims Electing Holders shall not be required to provide a Deposit.

                  The Exercise Notice and certified check or wire transfer (where applicable) must be received at the specified address or account by no later than 5:00 p.m. (New York City time) on the Plan Voting Deadline for an exercise of Rights to be valid and effective. After the receipt of the Exercise Notices at the designated address, the Proponents in their reasonable discretion shall determine pursuant to these Procedures which Persons are entitled to participate in the Wellspring Rights Offering and how many Rights each Person is entitled to receive in accordance with these Procedures.

                  Promptly following the Plan Voting Deadline, the Debtor shall provide to each Electing Holder or its transferee whose Exercise Notice was properly completed, duly executed and timely received, and who has otherwise complied with these Procedures, a written notice of the acceptance of its Exercise Notice and notice of the date on which the balance of the Purchase Price (as defined below) is required to be received by the Debtor from such Electing Holder or its transferee (such notice, a "Notice of Acceptance"). The Notice of Acceptance shall specify the number of Rights that were validly and effectively exercised by such Electing Holder or its transferee, the

--------
(1) The foregoing Exercise Limitation shall also apply such that no Person may acquire Rights by way of transfer such that after giving effect to the exercise of all Rights properly subscribed to such Person, whether acquired by transfer or pursuant to distribution under the Plan, such Person would hold greater than 10% of the New Common Stock.

                                                                    Appendix 4-3



number of shares of New Common Stock that will be purchased upon such exercise of such Rights, and, except in the case of Allowed Claim Electing Holders, the remaining amount of the Purchase Price to be paid by the Electing Holder or its transferee. The number of Rights validly and effectively exercised by all Electing Holders or its transferees is referred to herein as the "Class 3A Subscribed Rights."

                  The payment to be made by each Electing Holder or its transferee who is required to pay a Cash Purchase Price for its share of the Subscribed Rights shall be in an amount equal to the product of the Rights Exercise Price and the number of Class 3A Subscribed Rights indicated in the Notice of Acceptance for such Electing Holder or its transferee (the "Purchase Price") less the sum of (x) the amount of such Electing Holder's or their transferee's Deposit plus (y) any interest actually earned on such Deposit, and shall be due on the date specified in the Notice of Acceptance (such date, the "Payment Date"). Payment of the Purchase Price shall be made by either certified check delivered to the Debtor's address specified in the Notice of Acceptance or by a wire transfer of immediately available funds to the Debtor's account identified in the Notice of Acceptance, in each case so as to be received by the Debtor no later than 5:00 p.m. (New York City time) on the Payment Date. The Purchase Price shall be held in an interest bearing escrow account by the Debtor until the Effective Date. On the Effective Date, all monies shall be released to Reorganized Paragon from such escrow and, on or as soon thereafter as is practical in accordance with the distribution provisions contained in the Plan, each Electing Holder or its transferee shall receive that number of shares of New Common Stock purchased by it pursuant to these Procedures in connection with the Wellspring Rights Offering.

                  Each Allowed Claim Electing Holder shall make payment for its share of the Class 3A Subscribed Rights in an amount equal to the product of the Rights Exercise Price and the number of Subscribed Rights indicated in the Notice of Acceptance of such Allowed Claim Electing Holder, and such payment shall be in the form of an offset against the Cash distribution to be received by such Allowed Claim Electing Holder under the Plan.

                  All transferees of Allowed Claim Electing Holders shall be required to pay a Cash Purchase Price and provide the Deposit.

                  In the event that any Electing Holder or its transferee who is required to deliver the balance of the Purchase Price to the Debtor shall fail to deliver the balance of its Purchase Price to the Debtor on or before the Payment Date, such Electing Holder or its transferee shall be deemed to have waived its right to participate in the Wellspring Rights Offering and the Debtor's acceptance of its Exercise Notice shall be automatically rescinded and of no further force and effect without the need for any further notice, and such Electing Holder's or its transferee's Deposit shall be irrevocably retained by Reorganized Paragon. In the event the Court does not confirm the Plan or the Effective

                                                                    Appendix 4-4



Date does not occur, the Wellspring Rights Offering described herein shall be automatically rescinded without notice and of no further force and effect, and any monies received by the Debtor in connection with the Wellspring Rights Offering, and any interest actually earned thereon, shall promptly be returned to the applicable Electing Holders or its transferees. There will be no further adjustments to the amounts provided in the Acceptance Notices.

                  All determinations as to the proper completion, due execution, timeliness, eligibility, compliance with these Procedures and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by the Proponents, whose determination shall be final and binding. If any Exercise Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when executing the Exercise Notice and, unless waived by the Proponents, proper evidence satisfactory to the Proponents of such person's authority to so act must be submitted. The Proponents in their reasonable discretion may waive or reject the attempted exercise of any Rights subject to any such defect or irregularity. Deliveries required to be received by the Proponents in connection with an attempted exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof has occurred at the address set forth in the Exercise Notice and any defects or irregularities shall have been waived or cured within such time as the Proponents may determine in their reasonable discretion. Neither the Proponents, Reorganized Paragon nor any other Person will have any obligation to give notice to any Electing Holder of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

         (ii)     Procedures for Exercise of Rights by Holders of Class 4A
                  Interests

                  Concurrently with the solicitation of acceptances to the Plan, the Debtor will also distribute to each holder of an Allowed Class 4A Interest as of the Voting Record Date a form of Exercise Notice (the "Shareholder Exercise Notice"), together with certain accompanying instructions (the "Shareholder Exercise Instructions"), which Shareholder Exercise Notice shall contain a section enabling each such holder to indicate how many Rights it is willing to purchase (the "Shareholder Requested Rights") and stating the amount of the Rights Exercise Price; provided, however, that no Person may purchase or exercise Rights in excess of the Shareholder Exercise Limitation (as defined herein). For purposes of these Procedures, "Shareholder Exercise Limitation" means that no Person may exercise Rights such that after giving effect to the exercise of all Rights properly subscribed to such Person, whether acquired by transfer or pursuant to distribution under the Plan, such Person would hold greater than 10% of the New Common Stock.

                                                                    Appendix 4-5


                  In order for an exercise of Rights to be valid and effective, the Shareholder Electing Holder or its transferee must deliver to the Debtor (i) at the address set forth in the Shareholder Exercise Instructions a properly completed and duly executed Shareholder Exercise Notice (including the Shareholder Electing Holder's or its transferee's tax identification number) and
(ii) either (x) a certified check delivered to the Debtor's address specified in the Shareholder Exercise Instructions or (y) a wire transfer of immediately available funds to the Debtor's account specified in the Shareholder Exercise Instructions, in each case, in an amount equal to (x) 10% times (y) the Rights Exercise Price times the number of the Shareholder Requested Rights (the "Shareholder Deposit"). The Shareholder Deposit shall be held in an interest bearing escrow account pending completion of the Wellspring Rights Offering.

                  The Shareholder Exercise Notice and certified check or wire transfer must be received at the specified address or account by no later than 5:00 p.m. (New York City time) on the Plan Voting Deadline for an exercise of Rights to be valid and effective. After the receipt of the Shareholder Exercise Notices at the designated address, the Proponents in their reasonable discretion shall determine pursuant to these Procedures which Persons are entitled to participate in the Wellspring Rights Offering and how many Rights each Person is entitled to receive in accordance with these Procedures.

                  Promptly following the Plan Voting Deadline, the Debtor shall provide to each Shareholder Electing Holder or its transferee whose Shareholder Exercise Notice was properly completed, duly executed and timely received, and who has otherwise complied with these Procedures, a written notice of the acceptance of its Shareholder Exercise Notice and notice of the date on which the balance of the Shareholder Purchase Price (as defined below) is required to be received by the Debtor from such Shareholder Electing Holder or its transferee (such notice, a "Shareholder Notice of Acceptance"). The Shareholder Notice of Acceptance shall specify the number of Rights that were validly and effectively exercised by such Shareholder Electing Holder or their transferee, the number of shares of New Common Stock that will be purchased upon such exercise of such Rights, and, the remaining amount of the Shareholder Purchase Price to be paid by the Shareholder Electing Holder or its transferee. The number of Rights validly and effectively exercised by all Shareholder Electing Holders or their transferees is referred to herein as the "Shareholder Subscribed Rights."

                  The Debtor will only accept Shareholder Exercise Notices in an aggregate amount equal to any Rights not subscribed to by holders of Allowed Class 3A Rights Claims.

                  The payment to be made by each Shareholder Electing Holder or their transferee shall be in an amount equal to the product of the Rights Exercise Price and the number of Shareholder Subscribed Rights indicated in the Notice of Acceptance for such

                                                                    Appendix 4-6


Shareholder Electing Holder or it transferee (the "Shareholder Purchase Price") less the sum of (x) the amount of such Shareholder Electing Holder's Shareholder Deposit plus (y) any interest actually earned on such Shareholder Deposit, and shall be due on the date specified in the Shareholder Notice of Acceptance (such date, the "Shareholder Payment Date"). Payment of the Shareholder Purchase Price shall be made by either certified check delivered to the Debtor's address specified in the Shareholder Notice of Acceptance or by a wire transfer of immediately available funds to the Debtor's account identified in the Shareholder Notice of Acceptance, in each case so as to be received by the Debtor no later than 5:00 p.m. (New York City time) on the Shareholder Payment Date. The Shareholder Purchase Price shall be held in an interest bearing escrow account by the Debtor until the Effective Date. On the Effective Date, all monies shall be released to Reorganized Paragon from such escrow and, on or as soon thereafter as is practical in accordance with the distribution provisions contained in the Plan, each Shareholder Electing Holder or its transferee shall receive that number of shares of New Common Stock purchased by it pursuant to these Procedures in connection with the Wellspring Rights Offering.

                  If the Shareholder Subscribed Rights exceed the number of Rights available for subscription by Shareholder Electing Holders, then each Shareholder Electing Holder shall only be entitled to exercise Shareholder Subscribed Rights in an amount equal to (x) the amount of Rights available for subscription by all Shareholder Electing Holders times (y) a fraction, the numerator of which is the number of Shareholder Subscribed Rights subscribed to by such Person and the denominator of which is all Shareholder Subscribed Rights properly subscribed to by all Shareholder Electing Holders (the "Shareholder Pro Rata Share").

                  In the event that any Shareholder Electing Holder or its transferee who is required to deliver the balance of the Shareholder Purchase Price to the Debtor shall fail to deliver the balance of its Shareholder Purchase Price to the Debtor on or before the Shareholder Payment Date, such Shareholder Electing Holder shall be deemed to have waived its right to participate in the Wellspring Rights Offering and the Debtor's acceptance of its Shareholder Exercise Notice shall be automatically rescinded and of no further force and effect without the need for any further notice, and such Shareholder Electing Holder's or its transferee's Shareholder Deposit shall be irrevocably retained by Reorganized Paragon. In the event the Court does not confirm the Plan or the Effective Date does not occur, the Wellspring Rights Offering described herein shall be automatically rescinded without notice and of no further force and effect, and any monies received by the Debtor in connection with the Wellspring Rights Offering, and any interest actually earned thereon, shall promptly be returned to the applicable Shareholder Electing Holders or its transferees. There will be no further adjustments to the amounts provided in the Shareholder Acceptance Notices.

                                                                    Appendix 4-7


                  All determinations as to the proper completion, due execution, timeliness, eligibility, compliance with these Procedures and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by the Proponents, whose determination shall be final and binding. If any Shareholder Exercise Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when executing the Shareholder Exercise Notice and, unless waived by the Proponents, proper evidence satisfactory to the Proponents of such person's authority to so act must be submitted. The Proponents in their reasonable discretion may waive or reject the attempted exercise of any Rights subject to any such defect or irregularity. Deliveries required to be received by the Proponents in connection with an attempted exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof has occurred at the address set forth in the Shareholder Exercise Notice and any defects or irregularities shall have been waived or cured within such time as the Proponents may determine in their reasonable discretion. Neither the Proponents, Reorganized Paragon nor any other Person will have any obligation to give notice to any Shareholder Electing Holder of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

         (iii)    Procedures for Transfer of Rights.

                  The Rights can be transferred only upon receipt by the Debtor of a certificate duly executed by the transferee stating that the transferee is a "qualified institutional buyer" as such term is defined in Rule 144A of the Securities Act. The assignment procedures set forth in the Exercise Instructions shall confirm that transfer of Rights to any other type of transferee shall be void.

                  The Class 3A Subscribed Rights and Shareholder Subscribed Rights will be registered on the books of the Debtor maintained at its principal office (the "Rights Register") where the Ballots, the Exercise Notices and the Shareholder Exercise Notices are to be received. The Debtor will be entitled to treat the registered holder of any Class 3A Subscribed Right or Shareholder Subscribed Right as the owner in fact thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such Class 3A Subscribed Right or Shareholder Subscribed Right on the part of any other Person, in each case, unless and until evidence satisfactory to the Proponents in their sole discretion is received by the Debtor indicating that such Class 3A Subscribed Rights or Shareholder Subscribed Rights have been transferred in accordance with the assignment procedures set forth in the Exercise Instructions or Shareholder Exercise Instructions.

================================================================================





                            STOCK PURCHASE AGREEMENT

                                 by and between

                          PTB ACQUISITION COMPANY, LLC

                                       and

                           PARAGON TRADE BRANDS, INC.




                            -------------------------

                                NOVEMBER 16, 1999

                            -------------------------





================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
1.       Sale and Purchase of Purchased Shares...........................................................1
         1.1.         Sale and Purchase of Purchased Shares..............................................1
         1.2.         Payment of Purchase Price..........................................................2
         1.3.         Delivery of Shares.................................................................2

2.       Closing; Closing Date...........................................................................2

3.       Representations and Warranties of the Seller....................................................2
         3.1.         Due Incorporation and Authority....................................................2
         3.2.         Subsidiaries and Other Affiliates..................................................2
         3.3.         Qualification......................................................................3
         3.4.         Outstanding Capital Stock..........................................................3
         3.5.         Options or Other Rights............................................................3
         3.6.         Authority Relative to This Agreement...............................................4
         3.7.         SEC Documents......................................................................4
         3.8.         Financial Statements...............................................................4
         3.9.         No Material Adverse Change.........................................................5
         3.10.        Taxes..............................................................................5
         3.11.        Compliance with Laws...............................................................7
         3.12.        Permits............................................................................8
         3.13.        No Breach..........................................................................8
         3.14.        Environmental Matters..............................................................9
         3.15.        Claims and Proceedings............................................................10
         3.16.        Contracts.........................................................................11
         3.17.        Tangible Property.................................................................11
         3.18.        Intellectual Property.............................................................12
         3.19.        Title to Properties...............................................................13
         3.20.        Employee Benefit Plans............................................................14
         3.21.        Employee Relations................................................................15
         3.22.        Insurance.........................................................................16
         3.23.        Company Products..................................................................16
         3.24.        Operations of the Company.........................................................16
         3.25.        Projections.......................................................................17
         3.26.        Inventories.......................................................................17
         3.27.        Receivables.......................................................................17

                                                                                                      Page
                                                                                                      ----
4.       Representations and Warranties of the Buyer....................................................18
         4.1.         Due Organization and Authority....................................................18
         4.2.         Authority to Execute and Perform Agreement........................................18
         4.3.         Purchase for Investment...........................................................18
         4.4.         Plan Acknowledgment...............................................................18
         4.5.         Financing.........................................................................19

5.       Covenants and Agreements.......................................................................19
         5.1.         Conduct of Business...............................................................19
         5.2.         Corporate Examinations and Investigations.........................................19
         5.3.         Publicity.........................................................................20
         5.4.         Expenses..........................................................................20
         5.5.         Brokerage.........................................................................20
         5.6.         Required Consents.................................................................21
         5.7.         Permit Transfers..................................................................21
         5.8.         Further Assurances................................................................21
         5.9.         Bankruptcy Covenants..............................................................21
         5.10.        Calculation of Cash Deficit and Cash Excess;
                      Net Working Capital...............................................................22

6.       Conditions Precedent to the Obligation of the Buyer to Close...................................23
         6.1.         Representations and Covenants.....................................................23
         6.2.         Consents and Approvals............................................................23
         6.3.         Opinion of Counsel to the Seller..................................................23
         6.4.         HSR Act Filing; Canada Acts.......................................................23
         6.5.         No Claims.........................................................................23
         6.6.         Confirmation Order................................................................24
         6.7.         Plan Confirmation.................................................................24
         6.8.         Management........................................................................24
         6.9.         No Material Adverse Change........................................................24
         6.10.        Overbid Order.....................................................................24
         6.11.        Ordinary Course...................................................................24
         6.12.        Exit Financing....................................................................25
         6.13.        Settlement Orders.................................................................25
         6.14.        Settlements.......................................................................25
         6.15.        Exclusive Period..................................................................25
         6.16.        PTB Canada........................................................................25
         6.17.        Other Documents...................................................................25

                                                                                                      Page
                                                                                                      ----
7.       Conditions Precedent to the Obligation of the Seller to Close..................................26
         7.1.         Representations and Covenants.....................................................26
         7.2.         Certain Consents and Approvals....................................................26
         7.3.         HSR Act Filing; Canadian Acts.....................................................26
         7.4.         Confirmation Order................................................................26
         7.5.         New Securities Issued.............................................................26

8.       Designation of Executory Contracts; Employment Agreements;
         Confirmation of Overbid Order and Auction......................................................26

9.       Monetization...................................................................................27

10.      Survival of Representations and Warranties of the Seller.......................................27

11.      Termination of Agreement.......................................................................28
         11.1.        Termination.......................................................................28
         11.2.        Survival After Termination; Expense Reimbursement
                      and Termination Fee...............................................................29

12.      Mabesa; Dilution...............................................................................30

13.      Miscellaneous..................................................................................31
         13.1.        Certain Definitions...............................................................31
         13.2.        Consent to Jurisdiction and Service of Process....................................41
         13.3.        Notices...........................................................................41
         13.4.        Entire Agreement..................................................................42
         13.5.        Waivers and Amendments; Non-Contractual Remedies;
                      Preservation of Remedies..........................................................42
         13.6.        Governing Law.....................................................................43
         13.7.        Binding Effect; Assignment........................................................43
         13.8.        Usage.............................................................................43
         13.9.        Counterparts......................................................................43
         13.10.       Exhibits and Schedules; Cross References..........................................43
         13.11.       Headings..........................................................................44
         13.12.       Interpretation....................................................................44
         13.13.       Severability of Provisions........................................................44
         13.14.       Assignment by Buyer...............................................................44
         13.15.       Seller's Knowledge................................................................45

EXHIBITS

A:       Form of Opinion of Counsel to the Seller
B:       Financing Commitment Letter
C:       Plan
D.       Form of Closing Balance Sheet
E.       Form of Cash Deficit/Cash Excess Calculation


Appendix 1:       Summary of Principal Terms of Notes
Appendix 2:       Summary of Management Incentive Plan
Appendix 3:       Summary of Principal Terms of Warrants
Appendix 4:       Summary of Principal Terms of Rights

                            STOCK PURCHASE AGREEMENT


                  AGREEMENT, dated November 16, 1999, by and among PTB ACQUISITION COMPANY, LLC, a Delaware limited liability company (the "Buyer"), and as of the date of the execution of this Agreement, Paragon Trade Brands, Inc. (the "Seller"), a Delaware corporation, as debtor and debtor in possession under Chapter 11 of the Bankruptcy Code.

                  WHEREAS, the Seller is the debtor and debtor in possession in Chapter 11 case number 98-60390 (the "Case") pending before the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division (the "Bankruptcy Court"); and

                  WHEREAS, subject to the terms and conditions set forth herein, and pursuant to the Plan, Buyer desires to purchase from the Seller, and the Seller desires to sell to Buyer, 11,712,635 shares of capital stock (the "New Common Stock") of the Seller, as reorganized under the Plan on the Effective Date thereof (the Seller as so reorganized, "Reorganized Paragon"), representing 98.5% of the shares of the 11,891,000 shares of New Common Stock to be issued and outstanding immediately following the Closing, subject to reduction of the number of shares of New Common Stock to be purchased by and sold to Buyer as a result of the Rights Offering and the TEEP Plan.

                  Certain terms used in this Agreement are defined in Section 13.1.

                  Accordingly, the parties agree as follows:

                  1.       Sale and Purchase of Purchased Shares.

                           1.1.     Sale and Purchase of Purchased Shares.  At
the closing provided for in Article 2 (the "Closing"), upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements of the Seller contained herein, Reorganized Paragon shall issue and sell to Buyer and/or its designees and assignees, and Buyer and/or its designees and assignees shall purchase or acquire from Reorganized Paragon, an aggregate of 11,712,635 shares of New Common Stock, at a purchase price equal to $10.00 per share; provided, however, that the number of shares to be issued and sold to, and purchased by Buyer and/or its designees and assignees shall be reduced by the number of shares (x) issued and sold by Reorganized Paragon pursuant to the Rights Offering and (y) issued and distributed under the TEEP Plan pursuant to the Plan. As used herein, the "Purchased Shares" means that number of shares of New Common Stock actually issued and sold to Buyer and/or its designees and assignees pursuant hereto.

                           1.2.     Payment of Purchase Price.  At the Closing,
Buyer shall pay or cause to be paid by wire transfer of immediately available funds to an account designated in writing by the Seller at least two Business Days prior to the Closing Date an amount (the "Purchase Price") equal to the product of $10.00 and the number of Purchased Shares.

                           1.3.     Delivery of Shares.  At the Closing, Seller
shall deliver to Buyer or its designee stock certificates representing the number of shares to be purchased by Buyer and/or its designees, calculated in accordance with Section 1.1.

                  2. Closing; Closing Date. The Closing of the sale and purchase of the Purchased Shares contemplated hereby shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York (or such other place as the Buyer and Seller may agree), on the Effective Date, provided that all of the conditions to the Closing set forth in Articles 6 and 7 have been satisfied or waived by the party entitled to waive the same. The time and date upon which the Closing occurs is herein called the "Closing Date."

                  3. Representations and Warranties of the Seller. The Seller hereby represents and warrants to Buyer as follows:

                           3.1.     Due Incorporation and Authority.  The Seller
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and lawful authority and government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such authority or approvals could not, (i) individually or in the aggregate, have a material adverse effect on the properties, businesses, prospects, results of operations or financial condition of Reorganized Paragon and the Subsidiaries (as defined below), considered as a whole, or (ii) prevent or materially interfere with the Seller's or Reorganized Paragon's ability to consummate the transactions contemplated hereby (the "Contemplated Transactions") (any event, effect or result described in clause (i) or (ii) above being a "Material Adverse Effect on the Seller").

                           3.2.     Subsidiaries and Other Affiliates.  Section
3.2(i) of Seller's Disclosure Memorandum sets forth the name and jurisdiction of organization of each corporation or other entity (collectively, "Subsidiaries") in which the Seller directly or indirectly owns or has the power to vote shares of any capital stock or other ownership interests having voting power to elect a majority of the directors of such corporation, or other persons performing similar functions for such entity, as the case may be. Section 3.2(ii) of Seller's Disclosure Memorandum identifies each entity (each, an "Investment Entity") in which the Seller or one of its Subsidiaries owns a direct or indirect equity interest which is not a Subsidiary, and with respect to each such entity identifies the type of entity, the jurisdiction in which such entity is organized, the nature of such entity's business, and the owners of the remaining equity of such entity (to the extent known to the Seller). Each of the Subsidiaries is, and to the knowledge of the Seller, each of the Investment Entities is, an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and lawful authority and government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such authority or approvals could not have a Material Adverse Effect on the Seller.

                           3.3.     Qualification.  The Seller and each of its
Subsidiaries is, and to the knowledge of the Seller, each of the Investment Entities is, duly qualified or otherwise authorized as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification or authorization is required by Law, except where the failure so to qualify or be authorized could not have a Material Adverse Effect on the Seller.

                           3.4.     Outstanding Capital Stock.  The authorized
and issued shares of capital stock or other ownership interests of each Subsidiary are set forth in Section 3.4 of Seller's Disclosure Memorandum. Except as set forth in Section 3.4 of Seller's Disclosure Memorandum, as of the Effective Date all issued and outstanding capital stock or other ownership interests of each Subsidiary, and Reorganized Paragon's or any of its Subsidiaries' equity interest in any Investment Entity, will be owned by Reorganized Paragon or a Subsidiary free and clear of any Lien other than Permitted Liens. At the Closing, all of the outstanding shares of capital stock of Reorganized Paragon and the Subsidiaries will be (in the case of Reorganized Paragon as of the Effective Date and after giving effect to the Plan), and Reorganized Paragon's or any of its Subsidiaries' equity interest in any Investment Entity will be, duly authorized and validly issued, fully paid and nonassessable (subject, in the case of the Mabesa Investment Entity, to Seller's obligation to make annual earn-out payments pursuant to the Irrevocable Call Option Agreement, dated January 26, 1996, among International Disposable Products Investments Ltd., PTB International, Inc. and the Seller). Except as set forth in Section 3.4 of Seller's Disclosure Memorandum, at the Closing, no other class of capital stock or other ownership interests of the Subsidiaries will be authorized or outstanding. Upon delivery of and payment for the Purchased Shares at the Closing as herein provided, Reorganized Paragon will convey to the Buyer and/or its designees and assignees good and valid title thereto, free and clear of any Lien.

                           3.5.     Options or Other Rights.  Except for the
Warrants to be issued under the Plan and as otherwise set forth in Section 3.5 of Seller's Disclosure Memorandum, as of the Effective Date, there will be no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Reorganized Paragon or any Subsidiary any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Reorganized Paragon or any Subsidiary or, to the knowledge of the Seller, any Investment Entity, and there will be no outstanding security of any kind of Reorganized Paragon or any Subsidiaries convertible into any such capital stock.

                           3.6.     Authority Relative to This Agreement. Except
for any required approvals of the Bankruptcy Court, the Seller has all necessary corporate power and authority to execute and deliver this Agreement and, assuming the satisfaction of the conditions set forth in Section 7, to perform its obligations hereunder. The execution and delivery of this Agreement by the Seller, the performance by the Seller of its obligations hereunder and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and (assuming due authorization, execution and delivery hereof by the Buyer and upon receipt of any required approval of the Bankruptcy Court) will constitute the legal, valid and binding obligation of the Seller (including Reorganized Paragon) enforceable against the Seller (including Reorganized Paragon) in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           3.7.     SEC Documents.  Since December 27, 1998,
Seller has filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC thereunder (the "SEC Documents;" the SEC Documents filed since December 27, 1998 and prior to the date of this Agreement are referred to as the "Identified SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents when filed contained, and, when considered as an entirety currently contain, any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           3.8.     Financial Statements.  The consolidated
balance sheets of the Seller and the Subsidiaries as of December 27, 1998 and the related consolidated statements of income, shareholders' equity and changes in financial position for the year then ended, including the notes thereto, certified by Arthur Anderson LLP, independent certified public accountants, which have been delivered to Buyer, set forth the consolidated financial position of the Seller and the Subsidiaries as at such date and the consolidated results of operations of the Seller and the Subsidiaries for such period, in each case in accordance with generally accepted accounting principles consistently applied. (The foregoing consolidated financial statements of the Seller and the Subsidiaries as of December 27, 1998 and for the year then ended are sometimes herein called the "Audited Financials.") The unaudited consolidated balance sheet of the Seller and the Subsidiaries as of September 26, 1999, and the related consolidated statement of income, including the notes thereto, which have been delivered to Buyer, set forth the consolidated financial position of the Seller and the Subsidiaries as at such date and the results of operations of the Seller and the Subsidiaries for the thirty-nine weeks then ended, in each case in conformity with generally accepted accounting principles applied on a basis consistent with that of the Audited Financials (subject to the normal year-end adjustments). The foregoing unaudited consolidated financial statements of the Seller and the Subsidiaries as of September 26, 1999 and for the thirty-nine weeks then ended are sometimes herein called the "Interim Financials," the consolidated balance sheet included in the Interim Financials is sometimes herein called the "Balance Sheet" and September 26, 1999 is sometimes herein called the "Balance Sheet Date". To the knowledge of the Seller, except as fully reflected in the Interim Financial Statements, the Seller and the Subsidiaries do not have any direct or indirect indebtedness, liability, Claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of any kind ("Liabilities") except for (a) liabilities that will be fully discharged in the Case at the Effective Date, (b) liabilities arising after the Petition Date reflected on the Balance Sheet or described in Seller's Disclosure Memorandum or in the notes to the Audited Financials or Interim Financials, and
(c) liabilities that have arisen since the Balance Sheet Date in the ordinary course of business of the Seller and the Subsidiaries and that are similar in nature and amount to the liabilities that arose during the comparable period of time in the immediately preceding fiscal period.

                           3.9.     No Material Adverse Change.  Except as set
forth in Section 3.9 of Seller's Disclosure Memorandum, since September 26, 1999 there has been no change, event or occurrence which has had a Material Adverse Effect on the Seller, and to the knowledge of the Seller no such change, event or occurrence is threatened, nor has there been any damage, destruction or loss which could have or has had a Material Adverse Effect on the Seller, whether or not covered by insurance.

                           3.10.    Taxes.

                                    (a)      Except as set forth in Section
3.10(a) of Seller's Disclosure Memorandum, the Seller and each Subsidiary have timely filed (after giving effect to any extensions of the time to file which were obtained) prior to the date of this Agreement, and will file prior to the Closing Date, all material returns required to be filed prior to the date of this Agreement or the Closing Date, as the case may be, with respect to all federal, state, local, foreign and other taxes, together with interest and penalties thereon ("Taxes") for periods ending on or after February 3, 1993, and such returns are true, correct and complete; and the Seller and each Subsidiary has paid or will pay (or the Seller has paid or will pay on its behalf), or has or will set up (or the Seller will set up on its behalf) an adequate reserve for the payment of, all material Taxes required to be paid by the Seller or any of the Subsidiaries on or before the Closing Date.

                                    (b)     Except as set forth in Section
3.10(b) of Seller's Disclosure Memorandum, none of the Seller or any Subsidiary has filed or entered into any election, consent or extension agreement that extends any applicable statute of limitations, which statute of limitations has not expired.

                                    (c)     Except as set forth in Section
3.10(c) of Seller's Disclosure Memorandum, and except as could not reasonably be expected to have a Material Adverse Effect on the Seller, (i) none of the Seller, any Subsidiary or, to the Seller's knowledge, any group of which the Seller or any Subsidiary is a member, is a party to any action or proceeding pending or, to the Seller's knowledge, threatened by any Governmental Authority for assessment or collection of Taxes, and (ii) no audit or investigation of the Seller or any Subsidiary by any Governmental Authority is pending or, to the Seller's knowledge threatened.

                                    (d)     None of the Seller nor any of the
Subsidiaries (i) is a party to, is bound by, or is under any obligation under any Tax sharing or similar agreement that includes any other person, or (ii) will be required to pay any Taxes attributable to any corporation (other than the Seller or any of the Subsidiaries) that is a member of any group of affiliated corporations that file consolidated returns for Federal income tax purposes of which the Seller or any of the Subsidiaries was a member before the Closing Date by reason of Treas. Reg. ss. 1.1502-6 or any comparable provision of state, local or foreign Law that provides for joint or several liability, in whole or in part, in each case except to the extent that the Seller is indemnified for such Taxes by any person other than the Subsidiaries.

                                    (e)     Except as could not reasonably be
expected to have a Material Adverse Effect on the Seller, none of the Seller or any of the

Subsidiaries has entered into or is bound by any closing agreement that could affect their Taxes for periods ending after the Closing Date.

                                    (f)     Except as previously disclosed in
Tax returns made available to Buyer or as set forth in Section 3.10(f) of Seller's Disclosure Memorandum, none of the Seller or any of the Subsidiaries has agreed to or, to the knowledge of Seller, is required to make any adjustments under section 481(a) of the Code by reason of a change in accounting method or otherwise.


                                    (g)     To the knowledge of Seller, except
as set forth in Section 3.10(g) of Seller's Disclosure Memorandum, and except as could not reasonably be expected to have a Material Adverse Effect on the Seller, no gain or loss from deferred intercompany transactions or excess loss accounts of the Seller or any of the Subsidiaries will be triggered by the transactions contemplated by this Agreement.

                                    (h)     The Seller and the Subsidiaries have
not at any time consented under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any sale of its capital stock.

                                    (i)     Except as set forth in Section
3.10(i) of Seller's Disclosure Memorandum and except as could not reasonably be expected to have a Material Adverse Effect on the Seller, none of the Seller or any of the Subsidiaries has been or is in violation of any applicable law relating to the payment or withholding of Taxes, and each of them has duly and timely withheld and paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over.

                                    (j)     The Seller has made available to
Buyer true and complete copies of all Tax returns of the Seller and the Subsidiaries, together with all related examination reports and statements of deficiency, and true and complete copies of the portion of all other Tax returns relating to the activities of Seller and the Subsidiaries, together with all related examination reports and statements of deficiency.

                           3.11.    Compliance with Laws.  Except as set forth
in Section 3.11 of Seller's Disclosure Memorandum, to the knowledge of Seller, neither the Seller nor any of the Subsidiaries nor any of the Investment Entities is in violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws") (including Orders or Laws that affect the use, occupancy and operation of any real property assets of the Seller or any of the Subsidiaries), of any government or political subdivision thereof, whether Federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any insurance company or fire rating and any other similar board or organization or other non-governmental regulating body (to the extent that the rules, regulations or orders of such body have the force of law) or any court or arbitrator (collectively, "Governmental Bodies") (but not including, however, Safety and Environmental Laws, which are addressed in Section 3.14, Tax Laws, which are addressed in Section 3.10, and Laws relating to Benefit Plans, which are addressed in Section 3.20), and to the knowledge of Seller, none of the Seller or any of the Subsidiaries or any of the Investment Entities has received notice that any such violation is being or may be alleged.

                           3.12.    Permits.  The Seller and the Subsidiaries
have all licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and have made all required registrations with, any Governmental Body that are required for the conduct of the business of, or the intended use of any properties of, the Seller or any of the Subsid iaries (collectively, "Permits"), not including, however, Permits relating to compliance with Safety and Environmental Laws, which are addressed in Section 3.14, and no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Seller, threatened, except where the failure to have, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, could not have a Material Adverse Effect on the Seller (Permits other than those excluded by the foregoing exception being the "Material Permits"). Except as set forth in Section 3.12 of the Seller's Disclosure Memorandum, to the knowledge of Seller, no action by the Seller, Reorganized Paragon, any Subsidiary, or the Buyer is required in order that all Material Permits will remain in full force and effect following the consummation of the Contemplated Transactions.

                           3.13.    No Breach.

                                    (a)     The execution and delivery of this
Agreement by the Seller does not, and, assuming approval of this Agreement and confirmation of the Plan by the Bankruptcy Court, the consummation of the Plan, and the performance of this Agreement by Seller (including Reorganized Paragon) will not:

                                     (i)    conflict with or violate any
         provision of any Certificate of Incorporation or by-laws of the Seller or Reorganized Paragon (to the extent that such document is then governing such entity) or any equivalent organizational documents of any Subsidiary;

                                    (ii)     conflict with or violate any Law
         applicable to the Seller or Reorganized Paragon or any Subsidiary or by which any property or asset of the Seller, Reorganized Paragon or any Subsidiary is or may be bound or affected, except for any such conflicts or violations that, individually or in the aggregate, could not have a Material Adverse Effect on the Seller; or

                                    (iii)    assuming that all Required Consents
         (as defined in Section 3.13(b)) have been obtained or deemed by operation of the Plan or the Confirmation Order to have been given, result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, other than a Permitted Lien, on any property or asset of the Seller, Reorganized Paragon or any Subsidiary under any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation (collectively, "Contracts") to which the Seller or any Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, could not have a Material Adverse Effect on the Seller.

                                    (b)     Section 3.13(b) of Seller's
Disclosure Memorandum identifies each Contract to which the Seller or any Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected in respect of which a Required Consent must be obtained. For purposes hereof, a "Required Consent" means any consent under a Contract required so that the execution, delivery and/or performance by the Seller of this Agreement, the consummation of the Contemplated Transactions, and the assumption and/or continued enforcement thereof by Reorganized Paragon will not result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, such Contract, or result in the creation of a Lien, other than a Permitted Lien, on any property or asset of the Seller, Reorganized Paragon or any Subsidiary except where the failure to obtain any such consent or consents could not, individually or in the aggregate, have a Material Adverse Effect on the Seller. For purposes hereof, the Seller shall be deemed to have obtained a Required Consent if, and to the extent that, pursuant to the Plan and the Confirmation Order the Seller is authorized to assume the Contract pursuant to section 365 of the Bankruptcy Code.

                           3.14.    Environmental Matters.

                                    (a)     Except as disclosed in the
Identified SEC Documents, the Seller and the Subsidiaries are and have been in compliance with all applicable Safety and Environmental Laws, which compliance includes the possession of permits and governmental authorizations required under applicable Safety and Environmental Laws ("Environmental Permits") and compliance with the terms and conditions thereof, except where such non-compliance would not result in a Material Adverse Effect on Seller (Environmental Permits other than those excluded by the foregoing exception being the "Material Environmental Permits").

                                    (b)     Except as disclosed in the
Identified SEC Documents or as will be discharged on the Effective Date, there are no Claims brought pursuant to any Safety or Environmental Law pending or, to the knowledge of Seller, threatened against Seller or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect on Seller.

                                    (c)     Except as disclosed in the
Identified SEC Documents, the real properties presently or to the knowledge of Seller formerly owned, leased or operated by the Seller or the Subsidiaries (including groundwater under such real properties) (the "Real Properties") do not contain any Hazardous Substance other than as permitted under applicable Safety and Environmental Law; provided, however, that with respect to Real Properties formerly owned, leased or operated by the Seller or the Subsidiaries, such representation is limited to the period prior to the disposition of such Real Properties by the Seller or the Subsidiaries.

                                    (d)     Except as disclosed in the
Identified SEC Documents, to the knowledge of Seller, no Hazardous Substance has been disposed of or transported from any of the Real Properties during the time any such Real Property was owned, leased or operated by the Seller or any of the Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Seller.

                                    (e)     Except as disclosed in the
Identified SEC Documents, to the knowledge of Seller, the Seller and the Subsidiaries have not become obligated, whether by operation of law or through contractual agreement, to indemnify any other person or otherwise to assume liability for any Claim brought pursuant to any Safety and Environmental Law which could reasonably be expected to have a Material Adverse Effect on the Seller.

                           3.15.    Claims and Proceedings.  There are no
outstanding Orders of any Governmental Body against or involving the Seller or any of the Subsidiaries which could have a Material Adverse Effect on the Seller or interfere with consummation of the Contemplated Transactions. To the knowledge of the Seller, except as to claims arising prior to the Petition Date that are within the jurisdiction of the Bankruptcy Court and are to be resolved in the Case or by force of the discharge granted to the Seller in connection with the Case, as of the date of this Agreement, there are no actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, threatened against or involving the Seller or any of the Subsidiaries or any of their properties, owned or leased, which, individually or in the aggregate, could have a Material Adverse Effect on the Seller. There are no claims pending or, to Seller's knowledge, threatened against the Seller or any Subsidiary or Wal*Mart which, if successful, would materially interfere with the Seller's or any Subsidiary's use of the White Cloud trademark in connection with Seller's performance of the White Cloud Arrangement with Wal*Mart. To the knowledge of Seller, there are no Claims pending, or threatened, against any third party which, if successful, would in the reasonable business judgment of Seller evidence a material risk with respect to Seller's use of the White Cloud trademark in connection with Seller's performance of the White Cloud Arrangement with Wal*Mart.



                           3.16.    Contracts.

                                    (a)     Section 3.16 of Seller's Disclosure
Memorandum sets forth all of the Material Contracts to which the Seller or any of the Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject (other than those specifically set forth in any other Section of Seller's Disclosure Memorandum or any Material Contracts made available to Buyer as set forth in Section 3.22 hereof); provided; however, in the case of Material Contracts to which the Seller is a party, only those Material Contracts which have or will be assumed in the Case are set forth in
Section 3.16 of Seller's Disclosure Memorandum.

                                    (b)     There have been delivered or
otherwise made available to Buyer true and complete copies of all of the Material Contracts set forth in Section 3.16 of Seller's Disclosure Memorandum. All of the Material Contracts referred to in the preceding sentence (i) to which the Seller is a party and which are susceptible of assumption, upon the assumption thereof by the Seller pursuant to section 365 of the Bankruptcy Code, are valid and binding upon the Seller and, to Seller's knowledge, the other party or parties thereto in accordance with their terms and (ii) to which any Subsidiary is a party are valid and binding upon such Subsidiary and, to Seller's knowledge, the other party or parties thereto in accordance with their terms. Except as set forth in Section 3.16(b) of Seller's Disclosure Memorandum or as will be cured upon the assumption of such Material Contract pursuant to section 365 of the Bankruptcy Code, neither the Seller nor any of the Subsidiaries is in default in any material respect under any of such Material Contracts, nor to the knowledge of Seller does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of Seller, no parties to any Material Contracts (other than the Seller or any Subsidiary) are in default thereunder in any respect nor does any condition exist that with notice or lapse of time or both would constitute such a default thereunder except where the existence of any such defaults (including the existence of any conditions that with notice or lapse of time would constitute defaults) could not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

                           3.17.    Tangible Property.  To the knowledge of
Seller, the facilities, machinery, equipment, furniture, buildings and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of the Seller or any of the Subsidiaries (the "Tangible Property") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use.

                           3.18.    Intellectual Property.

                                    (a)     The Seller or a Subsidiary owns or
is licensed or otherwise has the right to (i) with respect to such items that the Seller owns outright, sell, license and dispose of such items, without restriction, and (ii) with respect to such items with respect to which the Seller has a license, use and practice all Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Mask Works, Software and other proprietary rights (collectively, the "Intellectual Property") that are material to the businesses of the Seller and the Subsidiaries, the loss or cancellation of which would have a Material Adverse Effect on the Seller.

                                    (b)     Section 3.18(b) of Seller's
Disclosure Memorandum lists (i) all Intellectual Property (other than unregistered Copyrights and Trademarks and Trade Secrets) owned by the Seller or any of the Subsidiaries, specifying as to each such item, as applicable: (A) the category of Intellectual Property; (B) the jurisdictions in which the item is issued or registered or in which any application for issuance has been filed, including the respective issuance, registration or application number; (C) the date of application, issuance or registration and the expiration date of the item; and (D) with respect to any Trademarks, the class or classes of goods or services on which each such Trademark is or is intended to be used; and (ii) all material licenses, sublicenses and other agreements under which the Seller or any of the Subsidiaries is either a licensor or licensee of any Intellectual Property the cancellation or termination of which could have a Material Adverse Effect on the Seller (the "IP Licences"), specifying as to each such item, as applicable: (A) the category of Intellectual Property, (B) the licensor of such item, (C) the licensee of such item and (D) the term of such license agreement. The Seller heretofore has made available, or has caused the Subsidiaries heretofore to make available, to the Buyer true, correct and complete copies of all material documents evidencing Intellectual Property and IP Licenses (including all modifications, amendments and supplements thereto).

                                    (c)     None of the Seller, the Subsidiaries
or, to the knowledge of Seller, any other party, is in breach of or default under any IP License (i) which will not (in the case of Seller) be cured under section 365 of the Bankruptcy Code pursuant to the Plan or (ii) which breach or default (in the case of either the Seller or the Subsidiaries) could have a Material Adverse Effect on the Seller. As of the Effective Date, each IP License will be valid and in full force and effect.

                                    (d)     Except as will be satisfied, waived
or released in the Kimberly-Clark Settlement or the Procter & Gamble Settlement, no Claim is pending or, to the knowledge of the Seller, threatened, that challenges the validity, enforceability, ownership of or right (i) in the case of Intellectual Property owned by the Seller, to sell, license or dispose of any item of Intellectual Property, or (ii) in the case of the IP Licenses, the right to use or practice any item of Intellectual Property, nor to the knowledge of the Seller, are there any valid grounds for any such Claim.

                                    (e)     Except as will be released,
satisfied or waived in the Kimberly-Clark Settlement or the Procter & Gamble Settlement, to the knowledge of the Seller, no item of Intellectual Property is subject to any outstanding Order, Contract or Claim restricting in any manner the use or the licensing thereof by the Seller or any of the Subsidiaries.

                                    (f)     Except for issues resolved by the
Kimberly-Clark Settlement and the Procter & Gamble Settlement, to the knowledge of Seller, neither the Seller nor any of the Subsidiaries has infringed upon or otherwise violated the intellectual property rights of third parties or, except as set forth in Section 3.18(f) of Seller's Disclosure Memorandum, has received or has been the subject of any Claim, charge or notice alleging any such infringement or other violation which infringement, violation, alleged infringement or alleged violation could have a Material Adverse Effect on the Seller. To the knowledge of the Seller, the continued operation of the businesses of the Seller and the Subsidiaries as presently conducted will not infringe upon or otherwise violate any intellectual property rights of third parties, in a manner that could result in a Material Adverse Effect on the Seller.

                                    (g)     Neither Seller nor any of the
Subsidiaries is in default under any provisions of the Kimberly-Clark Settlement or the Procter & Gamble Settlement.

                                    (h)     To the knowledge of Seller, the
Seller or one of the Subsidiaries has the exclusive right to file, procure and maintain all applications and registrations with respect to the Intellectual Property owned by the Seller or any of the Subsidiaries.

                                    (i)     To the knowledge of Seller, all
Patents and registered Trademarks and Copyrights held by the Seller or any of the Subsidiaries are presumed valid and subsisting. The Seller and the Subsidiaries have taken all necessary action to maintain and, in the case of Trade Secrets, protect each item of Intellectual Property owned or used by the Seller or any of the Subsidiaries.

                           3.19.    Title to Properties.  The Seller and the
Subsidiaries (a) have good and marketable title in fee simple to all real property owned by them (as reflected in the Identified SEC Documents) and valid leasehold interests in all leased real property leased by them (as reflected in the Identified SEC Documents), and

(b) own outright and have good title to all of their properties, including all of the assets reflected on the Balance Sheet, free and clear of any Lien, except in the case of each of clauses (a) and (b) hereof for (i) Liens which will be released pursuant to the Plan; (ii) properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (iii) Liens securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or are being contested in good faith, so long as such contest does not involve any substantial danger of the sale, forfeiture or loss of any assets which individually or in the aggregate are material to Seller; (iv) Liens securing Reorganized Paragon's obligations to its lenders in respect of the Exit Financing and (v) Liens set forth in Section 3.19 of Seller's Disclosure Memorandum (the Liens described in clauses (i) through
(v) above being "Permitted Liens").

                           3.20.    Employee Benefit Plans.

                                    (a)     Section 3.20 of Seller's Disclosure
Memorandum contains a true and complete list of each "material employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, welfare benefit, collective bargaining, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other material arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Seller or any of the Subsidiaries has any present or future right to benefits or under which the Seller or any of the Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Benefit Plans."

                                    (b)     With respect to each Benefit Plan,
the Buyer has made available to the Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by Seller to its employees concerning the extent of the benefits provided under a Benefit Plan; and (iv) for the three most recent years
(A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

                                    (c)      (i) Each Benefit Plan has been
established and administered in all material respects in accordance with its terms, and in material compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) to the knowledge of the Seller, no event has occurred and no condition exists that would subject the Seller or any of the Subsidiaries, either directly or by reason of its affiliation with any Commonly Controlled Entity (defined as any organization which is a member of a controlled group of organizations within the meaning of Code section 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iii) to the knowledge of the Seller, no "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) has occurred with respect to any Benefit Plan; (iv) each Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof;
(v) each Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (vi) except as provided in the TEEP Plan, for each Benefit Plan that is a "welfare plan" within the meaning of ERISA section 3(1), neither the Seller nor any of the Subsidiaries has nor will have any liability or obligation under any plan which provides medical or death benefits with respect to current or former employees of the Seller beyond their termination of employment (other than coverage mandated by law); and (vii) no Benefit Plan is subject to Title IV of ERISA.

                                    (d)     With respect to any Benefit Plan, no
actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Seller's knowledge, threatened, and no facts or circumstances exist that could give rise to any such actions, suits or claims which individually or in the aggregate could have a Material Adverse Effect on the Seller.

                                    (e)     Except as set forth in Section
3.20(e) of the Seller's Disclosure Memorandum, no Benefit Plan exists that provides for, or to the Seller's knowledge could result in, the payment to any present or former employee of any Seller or any of the Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of any Seller as a result of the transaction contemplated by this Agreement.

                                    (f)     With respect to each Benefit Plan,
there are no funded post-petition benefit obligations for which contributions have not been made or properly accrued and there are no unfunded post-petition benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Audited Financials except for such unfunded post-petition benefit obligations as could not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

                           3.21.    Employee Relations.  None of the Employees
is represented by a union, and to the knowledge of the Seller no union organizing efforts are now being conducted. Neither the Seller nor any of the Subsidiaries has at any time during the last three years had, nor to the knowledge of any of the Seller, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor dispute.

                           3.22.    Insurance.  Seller has heretofore made
available for inspection to Buyer true and correct copies of all policies or binders of fire, liability, product liability, worker's compensation, directors and officers liability, vehicular and other insurance held by or on behalf of the Seller or any of the Subsidiaries and which are presently in effect. Such policies and binders are valid and binding in accordance with their terms, are in full force and effect, and, to the knowledge of Seller, insure against risks and liabilities to an extent and in a manner customary in the industries in which the Seller and the Subsidiaries operate. Neither the Seller nor any of the Subsidiaries has received any notice of cancellation or non-renewal of any such policy or binder.

                           3.23.    Company Products.  Except as set forth in
Section 3.23 of Seller's Disclosure Memorandum, to the knowledge of Seller, there are no statements, citations or decisions by any Governmental Body specifically stating that any Company Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. Except as set forth in Section 3.23 of Seller's Disclosure Memorandum, there have been no recalls ordered by any such Governmental Body with respect to any Company Product. Except as set forth in Section 3.23 of Seller's Disclosure Memorandum, to the knowledge of any of the Seller, there is no (a) fact relating to any Company Product that may impose upon the Seller or any of the Subsidiaries a duty to recall any Company Product or a duty to warn customers of a defect or of any Hazardous Substance in any Company Product, (b) latent or overt design, manufacturing or other defect in any Company Product, (c) Company Product, the reasonably foreseeable use of which may expose any person to any Hazardous Substance or (d) material liability for warranty claims or returns with respect to any Company Product not fully reflected on the Audited or Interim Financials.

                           3.24.    Operations of the Company.  Except as set
forth in Section 3.24 of Seller's Disclosure Memorandum or as contemplated by this Agreement, since June 27, 1999 neither the Seller nor any of the Subsidiaries has:

                                    (a)     waived any material right under any
Material Contract or other agreement of the type required to be set forth in Seller's Disclosure Memorandum;

                                    (b)     made any material change in its
accounting methods or practices or made any material change in depreciation or amortization policies or rates adopted by it;

                                    (c)     materially changed any of its
business policies, including advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies;

                                    (d)     except for inventory or equipment in
the ordinary course of business, sold, abandoned or made any other disposition of any of its properties or assets or made any acquisition of all or any part of the properties, capital stock or business of any other person;

                                    (e)     terminated or failed to renew, or
received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Material Contract or other agreement that is or was material to the properties, business, prospects, results of operations or financial condition of the Seller and its Subsidiaries;

                                    (f)     entered into any Material Contract;
or

                                    (g)     engaged in any other material
transaction other than in the ordinary course of business.

                           3.25.    Projections.  The projections relating to
operations of the Seller and the Subsidiaries dated September 7, 1999 (the "Projections"), heretofore delivered by the Seller to the Buyer, have been prepared in good faith on a reasonable basis. The assumptions on which the Projections are based are consistent with past practices (including accounting practices) of the Seller and the Subsidiaries and with historical conditions applicable to the business of the Seller and the Subsidiaries. Except as set forth in Section 3.25 of the Seller's Disclosure Memorandum, to Seller's knowledge there is nothing to indicate that the Projections or the assumptions upon which they are based are not reasonable.

                           3.26.    Inventories.  Since the Balance Sheet Date,
the Inventories related to the Seller's and its Subsidiaries' business have been maintained in the ordinary course of business. After giving effect to any applicable reserves, all of the Inventories recorded on the Balance Sheet consist of, and all Inventories related to the business on the Closing Date will consist of, items of a quality usable or saleable in the normal course of the business consistent with past practices and are and will be in quantities reasonable for the normal operation of such business in accordance with past practice.

                           3.27.    Receivables.  All Accounts Receivable (other
than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are valid and fully collectible in the aggregate amount thereof, subject to trade discounts, less any applicable reserves recorded on the Balance Sheet. All Accounts Receivable arising out of or relating to the business at the Balance Sheet Date have been included in the Balance Sheet, in accordance with GAAP applied on a consistent basis.

                  4. Representations and Warranties of the Buyer. Buyer represents and warrants to the Seller as follows:

                           4.1.     Due Organization and Authority. Buyer is
duly organized, validly existing and in good standing under the Laws of the jurisdiction under which it was organized and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

                           4.2.     Authority to Execute and Perform Agreement.
Buyer has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which Buyer is or will be a party and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Buyer, and on the Closing Date each and every agreement and instrument contemplated hereby to which Buyer is a party will be duly executed and delivered by Buyer and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms. The execution and delivery by Buyer of this Agreement and each and every other agreement and instrument contemplated hereby to which Buyer is a party, the consummation of the transactions contemplated hereby and thereby and the performance by Buyer of this Agreement and each such other agreement and instrument in accordance with their respective terms and conditions will not (a) violate any provision of Buyer's governing or organizational documents; (b) except for filings or approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder (the "HSR Act"), and the Investment Canada Act and the Competition Act of Canada (together, the "Canadian Acts"), if applicable, require Buyer to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Body or any other person; (c) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which Buyer is a party or by or


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                                                                              19




to which Buyer or any of its properties is or may be bound or subject; or (d) violate any Law or Order of any Governmental Body applicable to Buyer.

                           4.3.     Purchase for Investment.  Buyer is
purchasing the Purchased Shares for its own account for investment and not with a view to public resale or distribution thereof.

                           4.4.     Plan Acknowledgment.  The Plan in the form
attached hereto as Exhibit C is satisfactory to Buyer in all material respects.

                           4.5.     Financing.  At the Closing, the Buyer,
together with its designees and assignees, considered together, will have the financial ability to purchase the Purchased Shares. The Buyer has delivered true and correct copies of commitments that it has heretofore received from potential assignees, which commitments have not been withdrawn or modified as of the date of this Agreement.

                  5.       Covenants and Agreements.

                           5.1.     Conduct of Business.  From the date hereof
through the Closing Date, the Seller agrees that it (a) shall conduct its (and shall cause its Subsidiaries to conduct their) business in the ordinary course and, without the prior written consent of the Buyer, not to undertake any of the actions specified in Section 3.24; (b) shall (and shall cause its Subsidiaries to) use commercially reasonable efforts to preserve intact its business relationships with third parties and (c) shall conduct its (and shall cause its Subsidiaries to conduct their) business in a manner such that the representations and warranties contained in Article 3 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Seller shall give the Buyer prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of (i) any representation or warranty, whether made as of the date hereof or as of the Closing Date, or (ii) any covenant of Seller contained in this Agreement.

                           5.2.     Corporate Examinations and Investigations.
Prior to the Closing Date, the Seller agrees that the Buyer shall be entitled, through their employees and representatives, including, without limitation, Paul, Weiss, Rifkind, Wharton & Garrison, Kenyon & Kenyon, and KPMG Peat Marwick (collectively, the "Representatives"), to make such investigation of the properties, businesses and operations of the Seller and the Subsidiaries, and such examination of the books, records and financial condition of the Seller and the Subsidiaries, as they wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the Seller shall, and shall cause the Subsidiaries to, cooperate fully therein. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this

Agreement. In order that the Buyer may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as they may wish of the affairs of the Seller and the Subsidiaries, the Seller shall make available and shall cause the Subsidiaries to make available to the Representatives during such period all such information and copies of documents concerning the affairs of the Seller and the Subsidiaries as the Representatives may reasonably request, shall permit the Representatives reasonable access to the properties of the Seller and the Subsidiaries and all parts thereof including access for the purpose of conducting sampling of the air, soil, surface water and groundwater and shall cause their officers, Employees, consul tants, agents, accountants and attorneys to cooperate fully with the Representatives in connection with such review and examination. The Seller shall make reasonably available and shall cause the Subsidiaries to make reasonably available to the Representatives during such period all reports, assessments, audits, reviews, plans, analyses and other documents or correspondence in the possession or control of the Seller or any of the Subsidiaries relating to the condition of the Environment, the effect of the operations of the Seller or any of the Subsidiaries on the Environment or the compliance of the Seller or any of the Subsidiaries with Safety and Environmental Laws. If this Agreement terminates, (a) the Buyer shall keep confidential and shall not use in any manner any information or documents obtained from the Seller or the Subsidiaries concerning their properties, businesses and operations, unless (i) use or disclosure of such information or documents shall, based on the advice of its legal counsel, be required by applicable Law or Order of any Governmental Body,
(ii) use or disclosure of such information or documents is reasonably required, based on the advice of its legal counsel, in connection with any Claim against or involving the Buyer or (iii) such information or documents are readily ascertainable from public or published information or trade sources (other than information known generally to the public as a result of a violation of this
Section 5.2) or are already known or subsequently developed by the Buyer independently of any investigation of the Seller or the Subsidiaries; and (b) any documents obtained from the Seller or the Subsidiaries and all copies thereof shall be returned.

                           5.3.     Publicity.  The parties will cooperate in
the issuance of any press releases or otherwise in making any public statements with respect to the Contemplated Transactions. The parties further agree that no publicity release or public statement or public communication concerning this Agreement or the Contemplated Transactions shall be made without written advance approval thereof by the Seller and Buyer, which approval shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law or any listing agreement with any national securities exchange.

                           5.4.     Expenses. Subject to the occurrence of the
Closing hereunder, Reorganized Paragon shall bear the reasonable out-of-pocket expenses incurred by each party (including any assignee of the Buyer), in connection with the



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                                                                              21




preparation, execution and performance of this Agreement and the Contemplated Transactions, including the reasonable fees and expenses of agents, representatives, counsel and accountants.

                           5.5.     Brokerage.  The Seller represents and
warrants to Buyer that, except for The Blackstone Group LP, no broker, finder, agent or similar intermediary (a "Broker") has acted on behalf of the Seller or any of the Subsidiaries in connection with this Agreement or the Contemplated Transactions, and that, except for a fee to The Blackstone Group LP payable pursuant to a Final Order of the Bankruptcy Court (the "Seller's Fee") there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Seller or any of the Subsidiaries, or any action taken by the Seller or any of the Subsidiaries. Buyer shall have no responsibility to pay the Seller's Fee.

                           5.6.     Required Consents.  The Seller shall use
commercially reasonable best efforts, prior to the Closing, to obtain all Required Consents and undertake all actions required pursuant to the Required Consents. Buyer shall not incur or be liable for any expenses, costs or obligations in connection therewith.

                           5.7.     Permit Transfers.  The Seller shall use
commercially reasonable best efforts, at and as of the Closing, to cause the transfer, reissuance or modification of any Material Permits or Material Environmental Permits to the extent that such is required to cause the Material Permits and Material Environmental Permits to remain in full force and effect in the possession of Reorganized Paragon or any of the Subsidiaries, as the case may be, after the Closing. Buyer shall not incur or be liable for any expenses, costs or obligations in connection therewith.

                           5.8.     Further Assurances.  Each of the parties
shall execute such Documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Contemplated Transactions. Each such party shall use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 6 and 7.

                           5.9.     Bankruptcy Covenants.

                                    (a)     The Seller shall promptly provide
the Buyer with (i) proposed final drafts of all documents, motions, orders, filings or pleadings that the Seller proposes to file with the Bankruptcy Court which relate to the consummation or approval of the Plan, this Agreement or any provision therein or herein, and will provide the Buyer with reasonable opportunity to review such filings and (ii) copies of any written objections to the Plan or Disclosure Statement.

                                    (b)     In the event an appeal is taken, or
a stay pending appeal is requested or reconsideration is sought, from either the Confirmation Order or the Order of the Bankruptcy Court approving the Disclosure Statement, the Seller shall promptly after becoming aware thereof notify the Buyer of such notice of appeal, request for a stay pending appeal or motion for reconsideration. The Seller shall also provide the Buyer with written notice (and copies) of any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders and any related briefs.

                           5.10.    Calculation of Cash Deficit and Cash Excess;
Net Working Capital.

                                    (a)     For purposes of determining the
principal amount of the New Notes to be issued under the Plan, the Cash Deficit and Cash Excess shall be determined as of the Measuring Date and shall be adjusted upward or downward, as the case may be, by (1) the amount by which the liabilities listed on Schedule 5.10 hereto are greater or less on the Measuring Date than the amounts set forth on Schedule 5.10 hereto and (2) any change in Seller's Net Working Capital from June 27, 1999. As used herein, the "Measuring Date" shall mean the last day of the fiscal month immediately preceding the fiscal month in which the Closing occurs, unless the Buyer and Seller agree to use a different date.

                                    (b)     Seller's Net Working Capital as of
the Measuring Date (the "Measuring Date Working Capital"), will be calculated using the balance sheet (the "Measuring Date Balance Sheet"), substantially in the form attached hereto as Exhibit D, prepared by Seller in accordance with past practice and with the consultation and full participation of Buyer and as of the close of business on the Measuring Date. The Measuring Date Balance Sheet together with the calculation of the Measuring Date Net Working Capital shall be certified by the Seller's chief financial officer as having been prepared in accordance with the terms of this Agreement. The Measuring Date Balance Sheet shall (a) fairly present in all material respects the consolidated financial position of the Seller and the Subsidiaries as at the close of business on the Measuring Date in accordance with GAAP applied on a basis consistent with those used in the preparation of the Balance Sheet (but shall not include the footnotes and other disclosures normally required by GAAP), (b) include line items substantially consistent with those in the Balance Sheet, and (c) be prepared in accordance with accounting policies and practices consistent with those used in the preparation of the Balance Sheet (including calculating reserves in accordance with the same methodology used to calculate such reserves in preparation of the Balance Sheet).

                                    (c)     Simultaneously with the delivery of
the Measuring Date Balance Sheet, Seller will also prepare with the consultation and full participation of the Buyer and cause to be delivered to Buyer a calculation of the Cash Deficit or Cash

Excess as of the Measuring Date (the "Measuring Date Statement"), in the form attached hereto as Exhibit E, together with a certificate from its chief financial officer certifying that the Measuring Date Statement has been prepared in accordance with the terms of this Agreement, and a schedule based on such Measuring Date Statement setting forth Seller's calculation of the projected Cash Deficit or Cash Excess as of the Measuring Date (the "Measuring Date Costs").

                                    (d)     Buyer and Seller agree that they
will, and agree to cause their respective employees to, cooperate in good faith and assist in the preparation of the Measuring Date Statement and Measuring Date Balance Sheet and the calculation of Measuring Date Working Capital and Measuring Date Costs and in the conduct of the audits, reviews and negotiations referred to in this Section, including without limitation, making available their books, records, work papers and personnel.

                  6. Conditions Precedent to the Obligation of the Buyer to Close. The obligation of Buyer to enter into and complete the Closing is subject, at the option of Buyer acting in accordance with the provisions of
Article 11 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

                           6.1.     Representations and Covenants.  All
representations and warranties of the Seller contained in this Agreement (disregarding all qualifications and exceptions contained therein related to materiality) shall be true in all respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date, except for such breaches that, individually or in the aggregate, would not have a Material Adverse Effect on the Seller. The Seller shall have performed and complied in all respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date, except for such breaches that, individually or in the aggregate, would not have a Material Adverse Effect on the Seller. The Seller shall have delivered to Buyer a certificate, dated the date of the Closing and signed by the Seller, to the foregoing effect.

                           6.2.     Consents and Approvals.  All Required
Consents shall have been obtained or deemed by operation of the Plan and/or the Confirmation Order to have been given and shall be in full force and effect, and Buyer shall have been furnished with evidence reasonably satisfactory to it that each such Required Consent has been either (i) expressly granted, or (ii) deemed, by operation of the Plan and/or the Confirmation Order, to have been given.

                           6.3.     Opinion of Counsel to the Seller.  The Buyer
shall have received the opinion of bankruptcy counsel to the Seller, dated the date of the Closing, addressed to Buyer, in the form of Exhibit A.


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                                                                              24




                           6.4.     HSR Act Filing; Canada Acts.  Any person
required in connection with the Contemplated Transactions to file a notification and report form in compliance with, or obtain any consent or approval required under, the HSR Act and/or the Canadian Acts shall have filed such form or requested such consent or approval and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated or the requisite consent or approval required thereby shall have been obtained without any material condition or limitation.

                           6.5.     No Claims.  No Claims shall be pending or,
to the knowledge of the Buyer, the Seller or any of the Subsidiaries, threatened, before any Governmental Body (including investigations instituted by the United States Department of Justice or the Federal Trade Commission in connection with antitrust regulations) to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions or which has had or may have, in the reasonable judgment of the Buyer, a Material Adverse Effect on the Seller.

                           6.6.     Confirmation Order.  The Confirmation Order
in form and substance satisfactory to the Buyer, shall have been entered by the Bankruptcy Court and shall not be stayed or reversed, ordered to be reconsidered, or, in any manner not approved by Buyer, amended or modified.

                           6.7.     Plan Confirmation.  The Plan shall have been
confirmed by January 15, 2000 and shall have become effective in accordance with its terms. Sections 7.5, 7.6, 9.5 (other than 9.5(b)), 9.6, 9.10, (other than 9.10(a)(ii)), 9.16(a), 9.22, 14.1, 14.2, 14.3, 14.4, 15.4, and any definition of
New Notes, New Securities, New Organizational Documents, Wellspring Investment Price, Wellspring Rights Offering, New Notes Amount, Warrants or Rights, of the Plan shall not have been modified or supplemented without the prior consent of the Buyer and the Plan shall otherwise be satisfactory to Buyer in all material respects.

                           6.8.     Management. Senior management of Reorganized
Paragon shall be reasonably acceptable to Buyer (i.e., Reorganized Paragon shall retain at least the previously identified senior management team, with exception of Kevin Higgins and David W. Cole, which team presently includes Seller's present senior management, including those individuals currently covered by the TEEP Plan).

                           6.9.     No Material Adverse Change.  No material
adverse change (or event or condition that could result in a material adverse change) shall have occurred in Seller's or any of the Subsidiaries' business, condition (financial or otherwise), prospects, operations, assets or liabilities or in financial markets generally ("Material Adverse Change") between September 26, 1999 and the Effective Date.

                           6.10.    Overbid Order.  The Overbid Order shall
remain in full force and effect, and shall not have been stayed, vacated, modified or supplemented without Buyer's prior consent, and the Seller shall have complied with the terms of the Overbid Procedures and Overbid Order.

                           6.11.    Ordinary Course.  Seller shall (and shall
have caused its Subsidiaries to) have operated its business in the ordinary course consistent with past practices and substantially consistent with the Projections from September 26, 1999 through the Effective Date.

                           6.12.    Exit Financing.  All conditions precedent to
closing and initial borrowing under the Exit Financing (other than the occurrence of the Effective Date) shall have been satisfied or waived and the Exit Financing shall have been consummated in accordance with the material terms contained in the Financing Commitment Letter and the Exit Financing shall otherwise be reasonably satisfactory in form and substance to the Buyer in all material respects.

                           6.13.    Settlement Orders.  The Kimberly-Clark
Settlement Order and Procter & Gamble Settlement Order shall be Final Orders; provided, however, that if such Orders are not Final Orders on the Effective Date they shall be deemed Final Orders upon the occurrence of the Effective Date.

                           6.14.    Settlements.  The Kimberly-Clark Settlement
and the Procter & Gamble Settlement (including the licenses provided for therein) shall have been extended through the Effective Date and shall be in full force and effect.

                           6.15.    Exclusive Period.  Seller shall have
maintained its exclusive period to file and solicit acceptances of a plan through January 15, 2000, and Seller shall not have either (i) filed with the Bankruptcy Court a chapter 11 plan providing for the acquisition of Seller (or a substantial portion of its ownership or assets) by a person or entity other than Buyer, (ii) sought Bankruptcy Court approval of an acquisition of Seller (or a substantial portion of its ownership or assets) other than by Buyer, or (iii) except as described in the Plan, filed any amendment or modification to the chapter 11 plan for Seller dated August 24, 1999 (the "Standalone Plan") or any other chapter 11 plan providing for an internal reorganization of Seller, or obtained Bankruptcy Court approval of a disclosure statement for the Standalone Plan.

                           6.16.    PTB Canada.  PTB Canada shall have retained
$200,000, or such lesser amount as is required to satisfy its potential liabilities. (It is understood that PTB Canada shall dividend any excess cash to Seller for distribution pursuant to the Plan).

                           6.17.    Other Documents.  The form and substance of
each of the New Notes (whose material terms shall include, among other things, substantially the same terms as the material terms contained in Appendix 1), New
Note Indenture (whose material terms shall include, among other things, substantially the same terms as the material terms contained in Appendix 1), Restated Bylaws, Restated Certificate of Incorporation, Registration Rights Agreement and Warrants, shall be satisfactory to Buyer in all material respects and all conditions precedent to the issuance by Reorganized Paragon of the New Notes and the Warrants other than the Closing hereunder shall have been satisfied.

                  7. Conditions Precedent to the Obligation of the Seller to Close. The obligation of the Seller to enter into and complete the Closing is subject, at the option of the Seller acting in accordance with the provisions of
Article 11 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller:

                           7.1.     Representations and Covenants.  The
representations and warranties of the Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Buyer shall have delivered to the Seller a certificate, dated the date of the Closing and signed by an officer of Buyer, to the foregoing effect.

                           7.2.     Certain Consents and Approvals. The Required
Consents shall have been obtained or deemed by operation of the Plan and/or the Confirmation Order to have been given and shall be in full force and effect.

                           7.3.     HSR Act Filing; Canadian Acts. Any person
required in connection with the Contemplated Transactions to file a notification and report form in compliance with, or obtain any consent or approval required under, the HSR Act and/or the Canadian Acts shall have filed such form or requested such consent or approval and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated or the requisite consent or approval required thereby shall have been obtained without any material condition or limitation.

                           7.4.     Confirmation Order.  The Confirmation Order
shall have been entered by the Bankruptcy Court and shall not be stayed or reversed, ordered to be reconsidered, or, in any manner not approved by Seller, amended or modified.

                           7.5.     New Securities Issued.  All conditions
precedent to the issuance of the New Notes and Warrants (other than the Closing hereunder) shall have been satisfied.

                  8. Designation of Executory Contracts; Employment Agreements; Confirmation of Overbid Order and Auction.

                           (a)      The Buyer will have until thirty days before
the Confirmation Hearing to designate in writing the previously nonassumed executory Contracts and unexpired Leases it wishes Seller to assume or reject, in addition to the executory contracts and unexpired leases that Seller shall have identified to the Buyer on or before thirty-five days before the Confirmation Hearing that it intends to assume or reject. The Seller has determined to reject all non-designated, nonassumed executory Contracts and unexpired Leases and to assume all designated executory Contracts and unexpired Leases.

                           (b)      Buyer shall use its good faith efforts to
agree to mutually acceptable employment terms with the senior management team referred to in Section 6.8 on or before one day before the Disclosure Statement Hearing; provided that if Buyer does not either (a) waive the condition set forth in Section 6.8 on or prior to the scheduled Closing Date, or (b) agree to such employment terms on or before such date other than as a result of Seller's actions, Buyer shall waive its rights to the Termination Fee.

                           (c)      Seller agrees that (i) Buyer's bid is the
best bid and that the Bid Deadline has passed and the Auction is concluded and
(ii) other than sales to customers in the ordinary course of Seller's and its Subsidiaries' businesses, it shall not seek any higher or better offer for all or any portion of the Seller, its Subsidiaries or any of their respective assets or businesses unless this Agreement is terminated according to its terms.

                  9. Monetization. Buyer shall use its best efforts (which shall not require Buyer to commit or expend its own funds) prior to the Effective Date to obtain third party financing for Reorganized Paragon if such third party financing is available on commercially reasonable terms that (i) will not, among other things, materially diminish the value of the New Common Stock and (ii) will not be materially different than the terms of the New Notes, in lieu of all or a portion of the New Notes (the "Monetization"), in each case in the determination of Seller and Buyer. Any Monetization shall be described in the form of a binding commitment delivered to the Seller not later than ten days prior to the Confirmation Hearing. Reorganized Paragon shall distribute the net cash proceeds of such Monetization, if any, pursuant to the Plan on the Effective Date or as soon thereafter as practicable in place of New Notes with a principal amount equal to such net cash proceeds. The Monetization shall not delay the occurrence of the Effective Date if all other conditions to the Effective Date are satisfied.

                  10. Survival of Representations and Warranties of the Seller. Notwithstanding any right of the Buyer to investigate fully the affairs of the Seller and the Subsidiaries and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement or in any documents delivered pursuant to this Agreement. All representations and warranties of the Seller contained in this Agreement shall terminate on the Closing Date.

                  11.      Termination of Agreement.

                           11.1.    Termination.  This Agreement may be
terminated prior to the Closing as follows:

                                    (a)     at the election of the Seller, if
any one or more of the conditions to the obligation of the Seller to close set forth in Article 7 has not been fulfilled as of the scheduled Closing Date;

                                    (b)     at the election of the Buyer, if any
one or more of the conditions to the obligation of the Buyer to close set forth in Article 6 has not been fulfilled as of the scheduled Closing Date;

                                    (c)     at the election of the Buyer, if
there is any injunction, stay, order, or decree of any nature of any Governmental Body of competent jurisdiction that is in effect that prohibits or materially restrains the consummation of the Contemplated Transactions;

                                    (d)     at the election of the Seller, if
the Buyer has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured prior to the scheduled Closing Date;

                                    (e)     at the election of the Buyer, if the
Seller has breached any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured prior to the scheduled Closing Date and which breach(es), individually or in the aggregate, would have a Material Adverse Effect on the Seller;

                                    (f)     at any time on or prior to the
Closing Date, by mutual written consent of the Seller and the Buyer;

                                    (g)     at any time after February 15, 2000,
at the election of the Buyer, if by such date the Effective Date has not occurred; or

                                    (h)     at any time after January 15, 2000,
at the election of Buyer, if by such date the Confirmation Order has not been entered.

                  If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

                           11.2.    Survival After Termination; Expense
Reimbursement and Termination Fee.

                                    (a)     If this Agreement terminates
pursuant to Section 11.1 and the Contemplated Transactions are not consummated, this Agreement shall become null and void and have no further force or effect except that any such termination shall be without prejudice to the rights of (i) Buyer to receive the damages and payments described in Section 11.2(b) and 11.2(g) or (ii) Seller to seek damages on account of the nonsatisfaction of the conditions set forth in Article 7 resulting from the material breach or violation of the representations, warranties, covenants or agreements of Buyer under this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 5.2 relating to the obligation of the Buyer to keep confidential and not to use certain information and data obtained by them from the Seller or the Subsidiaries, as the case may be, and to return documents to the Seller or the Subsidiaries, as the case may be, shall remain in full force and effect.

                                    (b)     The parties agree that if this
Agreement is terminated under Section 11.1 for any reason other than (i) the occurrence of a Material Adverse Change, (ii) notwithstanding the reasonable efforts of Seller, the Plan is not confirmed or confirmable by the Bankruptcy Court or not consummated due to, as applicable, (x) failure to obtain the requisite votes accepting the Plan or (y) the Plan's failure to comply with the provisions of the Bankruptcy Code, (iii) pursuant to Sections 11.1(b), but only if the failure to satisfy such condition is as a result of the non-satisfaction of Section 6.4, which was not the result of the failure by Seller to make any timely filing or provide any required submission or information, 11.1(c) or 11.1(d), or (iv) pursuant to Sections 11.1(g) or 11.1(h), but only if the event specified in such Section has not occurred on or prior to the date giving rise to such termination right (and could not have occurred on or prior to the date of Buyer's termination pursuant thereto) solely as a result of an act of God, the Buyer shall be entitled at its option to either (1) the remedy of specific performance or (2) payment of a $2 million Termination Fee, which shall be in lieu of any Termination Fee provided under the Overbid Order and the Stipulation. Buyer shall not otherwise have the right to a Termination Fee arising from the confirmation of a chapter 11 plan providing for an internal reorganization of Seller.

                                    (c)     If Buyer elects to receive payment
of the Termination Fee (in lieu of specific performance) under Section 11.2(b), such payment, together with the Expense Reimbursement, shall (i) be full consideration for the Buyer's efforts and expenses in connection with this Agreement and the Contemplated Transactions, including the substantial due diligence efforts of the Buyer and its professionals and advisors and (ii) constitute liquidated and agreed damages in respect of this Agreement and the Contemplated Transactions, and Seller and Reorganized Paragon shall have no further obligations under this Agreement or further liability to Buyer. The Buyer and Seller believe that it is impossible to determine accurately the amount of all damages that Buyer would incur by virtue of the failure to proceed with the Contemplated Transactions, and Buyer's sole and exclusive remedy for any such failure shall be to receive payment of the Expense Reimbursement and, at Buyer's election, either specific performance or the Termination Fee. Except as provided in this Section, Buyer shall have no right or remedy against Seller, at law or in equity, by reason of a breach by Seller of its obligation to proceed with the Contemplated Transactions.

                                    (d)     The Expense Reimbursement and
Termination Fee shall constitute first priority administrative expenses of the Seller pursuant to sec tion 503(b) of the Bankruptcy Code.

                                    (e)     Notwithstanding anything herein to
the contrary, in no event shall the aggregate of all damages for which Seller shall have an obligation to compensate Buyer in respect of any Claim or Claims for breach of this Agreement exceed the Termination Fee and Expenses Reimbursement.

                                    (f)     The Seller acknowledges that the
Buyer would not have invested efforts in negotiating and documenting the Contemplated Transactions and incurring duties to pay its Representatives if the Buyer were not entitled to the Termination Fee plus Expense Reimbursement in accordance with the terms hereof.

                                    (g)     Seller, after consultation with the
Creditors' Committee, the Equity Committee, Procter & Gamble and Kimberly-Clark, hereby acknowledges and reconfirms that the Buyer shall receive the Expense Reimbursement if this Agreement is terminated for any reason, except that Buyer shall only receive the Partial Expense Reimbursement if this Agreement is terminated pursuant to Section 11.1(d).

                                    (h)     If this Agreement is terminated by
Seller pursuant to Section 11.1(d), Seller shall set-off the Partial Expense Reimbursement against damages (if any) which it may be awarded by Final Order against Buyer.

                  12.      Mabesa; Dilution.

                           (a)      On the Effective Date, Reorganized Paragon
and Buyer shall enter into an option agreement (the "Mabesa Option Agreement") which shall provide that if during the period commencing on the Effective Date and ending on the date which is three hundred and sixty-five days thereafter, Reorganized Paragon determines to cause its Subsidiary to exercise its option (the "Mabesa Option") to acquire up to an additional 34% of the shares of Groupo P.I. Mabe, S.A. de C.V., Buyer shall have the right to invest up to an additional $25 million (the "Mabesa Amount") to be used by Reorganized Paragon for such purpose. The Mabesa Option Agreement will also provide that the if Buyer invests the Mabesa Amount in Reorganized Paragon, upon making such investment, Buyer and those persons who exercise preemptive rights shall acquire additional shares of New Common Stock attributable to the Mabesa Amount (the "Mabesa Shares") at a purchase price per share based on the price per share paid for the Purchased Shares hereunder. The Mabesa Shares will dilute, pro rata, the percentage of New Common Stock that will be issued (x) to Buyer and (y) to Classes 4 and 5 under the Plan. The Mabesa Option Agreement will provide that the investment of the Mabesa Amount will be on terms mutually acceptable to Buyer and Reorganized Paragon and that Buyer reserves the right to fund the exercise of the Mabesa Option in any other economically equivalent manner permitted under applicable law; provided, however, that such investment will be in a form which allows for the exercise of preemptive rights.

                           (b)      The New Common Stock to be purchased by
Buyer and any New Common Stock purchased pursuant to the Rights Offering shall be subject to pro rata dilution pursuant to Section 12(a) and the Management Incentive Plan.

                  13.      Miscellaneous.

                           13.1.    Certain Definitions.

                                    (a)     Capitalized terms used herein but
not otherwise defined herein have the meaning assigned thereto in the Bankruptcy Code or in the Plan, as applicable. In addition to the terms defined above, as used in this Agreement, the following terms have the following meanings:

         "Accounts Payable" means all accounts payable of the Seller and the Subsidiaries, taken as a whole, whether arising under a Contract or otherwise.

         "Accounts Receivable" means any right to payment for goods sold or leased or for services rendered, whether arising under a Contract or otherwise.

         "affiliate" means, with respect to any person, any other person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such person.

         "Auction" has the meaning set forth in the Overbid Order.

         "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Case.

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended, promulgated under section 2075 of title 28 of the United States Code, as applicable to the Case.

         "Bid Deadline" has the meaning set forth in the Overbid Order.

         "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

         "Cash Deficit" means the amount, if any, by which the amount of (a) Exit Financing Costs and other closing expenses (not to exceed $2 million), Monetization costs, the amount of any proceeds of sales or other dispositions of assets out of the ordinary course consummated after October 14, 1999 (with the exception of the Macon equipment line sale to Groupo P.I. Mabe, S.A. de C.V.), reductions in capital expenditures from the amount included in the Projections (such amount to be determined in consultation with Buyer), the amount of any income tax refunds not included in the Projections, any payments after October 14, 1999 in respect of indebtedness of PMI to Seller in excess of $2.9 million, and Allowed Administrative Claims (exclusive, however, of the Assumed Liabilities listed on Schedule 13.1 hereto), including without limitation all bankruptcy-related professional fees, (1) "confirmation bonuses," and paid and estimated pro rated 1999 tax liabilities, (b) Priority Tax Claims and Other Priority Claims, and (c) Priority Claims and Class 2 Claims (secured) paid in cash or reinstated by Reorganized Paragon ((a), (b) and (c), above, collectively, the "Cash Deductions") exceeds cash available for distribution under the Plan on the Effective Date.

         "Cash Excess" means the amount, if any, by which the amount of cash available for distribution on the Effective Date exceeds the Cash Deductions.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Products" means all goods manufactured by the Seller or any of its Subsidiaries.


--------
(1) Non-ordinary course professionals shall submit an estimate of their total unpaid fees and expenses at least 10 days prior to the date of the Confirmation Hearing.

         "Confirmation Date" means the date that the Confirmation Order is entered by the Bankruptcy Court.

         "Confirmation Hearing" means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code on confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

         "Confirmation Order" means the Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         "Copyrights" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

         "Creditors Committee" means the Official Committee of Unsecured Creditors appointed in the Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, on or about January 16, 1998, as reconstituted from time to time.

         "DIP Credit Agreement" means that certain Debtor in Possession credit facility approved by the Bankruptcy Court by interim order dated January 21, 1998 and Final Order dated January 30, 1998, as provided under the Revolving Credit and Guaranty Agreement dated as of January 7, 1998, among the Debtor, as borrower, certain subsidiaries of the Debtor, as guarantors, and the DIP Bank Agent, as agent for the lenders thereunder, as amended by the First Amendment, dated January 30, 1998, the Second Amendment, dated March 23, 1998, the Third Amendment, dated April 15, 1998, the Fourth Amendment, dated September 28, 1998, and the Fifth Amendment, dated as of June 14, 1999, and as thereafter amended in accordance with its terms up to and including the Effective Date, or the agreement or other documents evidencing any successor or replacement postpetition financing facility, and all documents related thereto.

         "Disclosure Statement" means the disclosure statement, including all exhibits, appendices and attachments thereto, filed in connection with the Plan and approved by Order of the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code, as such statement may be amended or supplemented from time to time.

         "Disclosure Statement Hearing" means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement, as such hearing may be adjourned or continued from time to time.

         "D&O Insurance" means tail coverage for a period of six years under Seller's existing or comparable directors and officers insurance policy covering its current directors and officers.

         "D&O Insurance Cost" means the cost of the D&O Insurance.

         "Effective Date" means the first Business Day following satisfaction of the conditions precedent to the effectiveness of the Plan specified in the Plan (subject to the terms of this Agreement), unless otherwise waived as provided in the Plan (subject to the terms of this Agreement), or such other date fixed by the Seller upon notice to the Bankruptcy Court.

         "Employee" means any individual employed by the Seller or any of the Subsidiaries.

         "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

         "Equity Committee" means the Official Committee of Interest Holders appointed in the Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, on or about November 2, 1998, as reconstituted from time to time.

         "Exit Financing" means a working capital line of credit for post-Effective Date operations that provides for a committed facility of not less than $75 million (subject to borrowing availability) as of the Effective Date (including the DIP Credit Agreement, if reinstated pursuant to the Plan).

         "Exit Financing Costs" means all fees and expenses payable on or prior to the Effective Date in connection with the Exit Financing pursuant to the Financing Commitment Letter.

         "Expense Reimbursement" has the meaning set forth in the Overbid Order.

         "Final Order" means an order or judgment of the Bankruptcy Court that has not been reversed, stayed, modified or amended and as to which the time to appeal or seek review, rehearing, reargument or certiorari has expired and as to which no appeal or petition for review, rehearing, reargument, stay or certiorari is pending, or as to which any right to appeal or to seek certiorari, review, or rehearing has been waived, or, if an appeal, reargument, petition for review, certiorari or rehearing has been sought, the order or judgment of the Bankruptcy Court that has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or certiorari has been denied, and as to which the time to take any further appeal or seek further reargument, review or rehearing has expired.

         "Financing Commitment Letter" means the commitment and/or agreement from financial institutions with respect to a revolver/working capital facility (not for purposes of the Monetization and which would be undrawn on the Effective Date except for purposes of funding the Cash Deficit) of at least $75 million (subject to borrowing availability) that would be available to Reorganized Paragon on the Effective Date. A copy of the Financing Commitment Letter is attached hereto as Exhibit B.

         "Hazardous Substance" means any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste regulated under or defined by any Safety and Environmental Law.

         "IRS" means the Internal Revenue Service.

         "Internet Assets" means any internet domain names and other computer user identifiers and any rights in and to sites on the world wide web including rights in and to any text, graphics, audio and video files, and html or other code incorporated in such sites.

         "Inventories" means all of the inventory of the Seller and its Subsidiaries including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the business of the Seller and its Subsidiaries; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by the Seller and its Subsidiaries.

         "Kimberly-Clark" means Kimberly-Clark Corporation, a Delaware corporation.

         "Kimberly-Clark Settlement" means the settlement agreement dated March 19, 1999, as amended through the date of this Agreement, by and between the Seller and Kimberly-Clark (including all exhibits thereto and any related agreements).

         "Kimberly-Clark Settlement Order" means the Order of the Bankruptcy Court authorizing and approving the Kimberly-Clark Settlement.

         "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

         "Management Employment Agreement" means the existing or superseding employment contracts agreed to between Seller's senior management and Buyer.

         "Management Incentive Plan" means the equity incentive plan for members of Reorganized Paragon's management on terms which are otherwise mutually acceptable for Seller and Buyer in substantially the form set forth in Appendix 2.

         "Mask Works" has the meaning set forth in section 901(a)(2) of Title 17 of the United States Code.

         "Material Contract" means (i) any (x) Lease for real property or (y) Lease for personal property, in each case requiring aggregate payments after Closing of $250,000 or more; (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets that has a term of at least one year and that requires aggregate payments after Closing of $250,000 or more;
(iii) any contract that requires aggregate payments after Closing of $250,000 or more; (iv) any sales, distribution or other similar contracts not entered into in the ordinary course providing for the sale by the Seller or any of its Subsidiaries of materials, supplies, goods, services, equipment or other assets that requires aggregate payments after Closing of $250,000 or more; or (v) any partnership, joint venture or other similar Contract.

         "Net Working Capital" means Accounts Receivable plus Inventories less Accounts Payable (including checks issued but not cleared) as determined in accordance with GAAP as consistently applied.

         "New Note Indenture" means the indenture, dated as of the Effective Date, executed by Reorganized Paragon and the New Note Indenture Trustee, pursuant to which the New Notes will be issued, which Indenture will contain terms substantially similar to the summary of terms contained on Appendix 1 annexed hereto.

         "New Note Indenture Trustee" means any person denominated as the trustee in the New Note Indenture.

         "New Notes" means, collectively, the notes to be issued on or after the Effective Date by Reorganized Paragon pursuant to the New Note Indenture in the principal amount of $160,000,000, as adjusted in accordance with the Note Adjustment provisions of the Plan.(2) The principal terms of the New Notes are attached hereto as Appendix 1.

--------
(2) Alternatively, Reorganized Paragon would issue $150 million of New Notes (subject to the Monetization and the Note Adjustment) in substantially the form set forth in Appendix 1 hereto, with the exception that the interest rate for such New Notes shall not be the rate provided in Appendix 1 but, instead, shall be the prevailing market rate for high-yield notes rated "B" on the most recent weekly rating date prior to the Effective Date, as reported by Salomon Smith Barney, rounded down to the nearest 1/8th. Seller, after consultation with the
                                                                  (continued...)

         "Overbid Order" means that certain Order entered by the Bankruptcy Court on July 13, 1999 approving the Expense Reimbursement and Termination Fee and "Overbid Procedures" (as defined therein); as modified by that certain Stipulation approved by the Bankruptcy Court on September 13, 1999 and the commitment letter between Wellspring Capital Management LLC and Seller dated October 14, 1999.

         "Overbid Procedures" means the Overbid Procedures approved by the Overbid Order as amended or modified from time to time with the consent of the Buyer and Seller.

         "PMI" means Paragon-Mabesa International, S.A. de C.V.

         "PTB Canada" means Paragon Trade Brands (Canada) Inc., a Canadian corporation.

         "Partial Expense Reimbursement" means $565,000, representing fees, costs and expenses included in the Expense Reimbursement which were incurred (i) on or prior to October 14, 1999 and (ii) in connection with the Wellspring Commitment (as defined in the Overbid Order) and the satisfaction of the conditions thereof.

         "Patents" means any foreign or United States patents and patent applications including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

         "person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "Petition Date" means January 6, 1998.

         "Plan" means the Second Amended Plan of Reorganization, dated November 15, 1999, for the Seller, and all exhibits and supplements hereto, as amended or modified by the Proponents (as defined in the Plan) in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules and the terms of this Agreement, pursuant to which the Contemplated Transactions will be consummated in accordance with the terms of this Agreement. A copy of the Plan is attached hereto as Exhibit C.


-----------
(2)      (...continued)
         Creditors Committee, Procter & Gamble, Kimberly-Clark and the Equity Committee, shall elect whether to accept this alternate form of the New Notes on or prior to the second day prior to the Disclosure Statement Hearing.

         "Procter & Gamble" means The Procter & Gamble Company, an Ohio corporation.

         "Procter and Gamble Settlement Agreement" means the settlement agreement dated February 2, 1999, as amended through the date of this Agreement, by and between the Seller and P&G (including all exhibits thereto and any related agreements).

         "Procter and Gamble Settlement Order" means the Order of the Bankruptcy Court authorizing and approving the Procter and Gamble Settlement Agreement.

         "property" or "properties" means real, personal or mixed property, tangible or intangible.

         "Restated Bylaws" means the bylaws of Reorganized Paragon, as amended and restated in connection with the Plan.

         "Restated Certificate of Incorporation" means the certificate of incorporation of Reorganized Paragon, as amended and restated in connection with the Plan, which shall provide that holders of New Common Stock will have the right to participate on a pro rata basis in any offering of New Common Stock by Reorganized Paragon on the same terms and conditions as Buyer, including, without limitation, with respect to the Mabesa Amount (the "Preemptive Rights"), provided that Buyer shall have no obligation to invest the Mabe S.A. Amount or any portion thereof.

         "Rights" means the rights to purchase shares of New Common Stock for a purchase price based upon the Buyer's purchase price in accordance with the principal terms set forth on Appendix 4.

         "Rights Offering" has the meaning set forth in Appendix 4.

         "Safety and Environmental Laws" means all Laws and Orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act, 42

U.S.C. ss. 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., and analogous state acts.

         "Seller's Disclosure Memorandum" means the disclosure memorandum of even date herewith delivered by the Seller to the Buyer in connection with the execution and delivery of this Agreement by the parties hereto.

         "Software" means any computer software programs, source code, object code, data and documentation.

         "TEEP Plan" means that certain top eight executives incentive plan authorized and approved by Final Order of the Bankruptcy Court dated August 10, 1998.

         "Termination Fee" has the meaning set forth in the Overbid Order.

         "Trade Secrets" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

         "Trademarks" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

         "Wal*Mart" means Wal*Mart Stores, Inc.

         "Warrants" means warrants to purchase New Common Stock of Recognized Paragon which shall contain terms substantially similar to the summary of terms contained on Appendix 3.

         "Weyerhaeuser" means Weyerhaeuser Company, a Washington corporation.

         "White Cloud Arrangement" means the placement of orders by Wal*Mart, and Seller's or Reorganized Paragon's fulfillment of such orders for diaper products manufactured under the "White Cloud" trademark or any understanding or agreement between Wal*Mart and Seller or Reorganized Paragon as to the placement of such orders and the fulfillment thereof.

                           (b)      The following capitalized terms are
defined in the folowing Sections of this Agreement:

Term                                                           Section
----                                                           -------
Audited Financials                                               3.8
Balance Sheet                                                    3.8
Balance Sheet Date                                               3.8
Bankruptcy Court                                               Recitals
Benefit Plan                                                    3.20
Broker                                                           5.5
Buyer                                                         Preamble
Canadian Acts                                                    4.2
Case                                                           Recitals
Claims                                                           3.15
Closing                                                          1.1
Closing Costs                                                   5.10(e)
Closing Date                                                      2
Closing Statement                                               5.10(e)
Code                                                            3.10(f)
Commonly Controlled Entity                                      3.20(c)
Contemplated Transactions                                       3.1
Contracts                                                       3.13
ERISA                                                           3.20
Exchange Act                                                     3.7
Governmental Bodies                                             3.11
HSR Act                                                          4.2
Identified SEC Documents                                         3.7
Intellectual Property                                          3.18(a)
Interim Financials                                               3.8
IP Licenses                                                    3.18(b)
Laws                                                            3.11
Liabilities                                                      3.8
Mabesa Amount                                                    12
Mabesa Shares                                                    12
Mabesa Option                                                    12
Mabesa Option Agreement                                          12
Material Adverse Change                                          6.9
Material Adverse Effect on Seller                                3.1
Material Environment Permits                                   3.14(a)
Material Permits                                                3.12
Measuring Date                                                 5.10(a)
Measuring Date Balance Sheet                                   5.10(b)
Measuring Date Costs                                           5.10(c)
Measuring Date Statement                                       5:10(c)
Measuring Date Working Capital                                 5.10(b)

Term                                                           Section
----                                                           -------
Monetization                                                      9
New Common Stock                                              Recitals
Orders                                                          3.11
Permits                                                         3.12
Permitted Liens                                                 3.19
Projections                                                     3.25
Purchase Price                                                   1.1
Purchased Shares                                                 1.1
Real Properties                                                3.14(c)
Reorganized Paragon                                           Recitals
Representatives                                                  5.2
Required Consents                                               3.13
SEC                                                              3.7
SEC Documents                                                    3.7
Seller                                                        Preamble
Sellers' Fee                                                     5.5
Seller's Termination Fee                                       11.2(d)
Standalone Plan                                                 6.15
Subsidiaries                                                     3.2
Tangible Property                                               3.17
Taxes                                                          3.10(a)



                           13.2.    Consent to Jurisdiction and Service of
Process. All disputes arising out of or related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved in the Bankruptcy Court and the parties hereto each submit to the exclusive jurisdiction of the Bankruptcy Court for the purpose of adjudicating any such dispute.

                           13.3.    Notices.  Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                      (i)  if to the Buyer, to:

                              PTB Acquisition Company, LLC
                              c/o Wellspring Capital Management, LLC
                              620 Fifth Avenue
                              New York, New York 10020-1579

                              Attention:  David C. Mariano
                              Telephone:  (212) 332-7555
                              Facsimile:  (212) 332-7575

                              with a copy to:

                              Paul, Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York  10019-6064

                              Attention:  Robert Drain, Esq.
                              Telephone:  (212) 373-3000
                              Facsimile:  (212) 757-3990

                      (ii) if to the Seller, to:

                              Paragon Trade Brands, Inc.
                              180 Technology Parkway
                              Norcross, Georgia 30092

                              Attention:  General Counsel
                              Telephone:  (678) 969-5000
                              Facsimile:  (678) 969-4000

                              with a copy to:

                              Alston & Bird LLP
                              One Atlantic Center
                              1201 West Peachtree Street
                              Atlanta, Georgia 30309

                              Attention:  Alexander W. Patterson, Esq.
                              Telephone:  (404) 881-7000
                              Facsimile:  (404) 881-7777

                              and

                              Willkie Farr & Gallagher
                              787 Seventh Avenue
                              New York, New York 10019

                              Attention:  Myron Trepper, Esq.
                              Telephone:  (212) 728-8000
                              Facsimile:  (212) 728-8111

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                           13.4.    Entire Agreement.  This Agreement and any
other collateral agreements executed in connection with the consummation of the Contemplated Transactions (including, without limitation, the Overbid Order) contain the entire agreement among the parties with respect to the purchase of the Purchased Shares and supersede all prior agreements, written or oral, with respect thereto.

                           13.5.    Waivers and Amendments; Non-Contractual
Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any documents delivered pursuant to this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any documents delivered pursuant to this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                           13.6.    Governing Law.  This Agreement shall be
governed and construed in accordance with (a) the laws of the State of New York applicable to agreements made and to be performed entirely within such State and
(b) any applicable provisions of the Bankruptcy Code.

                           13.7.    Binding Effect; Assignment.  This Agreement
shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, except that Buyer may assign its rights hereunder to any of its affiliates, to any successor to all or substantially all of its business or assets or to any bank or other financial institution that may provide financing for the Contemplated Transactions.

                           13.8.    Usage.  All pronouns and any variations
thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

                           13.9.    Counterparts.  This Agreement may be
executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                           13.10.  Exhibits and Schedules; Cross References.
The Exhibits, Schedules and Seller's Disclosure Memorandum are a part of this Agreement as if fully set forth herein and all references to this Agreement shall be deemed to include the Exhibits, Schedules and Seller's Disclosure Memorandum. All references herein to Sections, Exhibits, Schedules and Seller's Disclosure Memorandum shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Disclosure of any fact or item in any Schedule hereto or in any Section of Seller's Disclosure Memorandum referenced by a particular Section in this Agreement shall not be deemed disclosed with respect to any other Section or Schedule or in any other section of Seller's Disclosure Memorandum unless an explicit cross-reference appears indicating the other Sections or Schedules to which such fact or item also relates.

                           13.11.  Headings.  The headings in this Agreement are
for reference only, and shall not affect the interpretation of this Agreement.

                           13.12.  Interpretation.  The parties acknowledge and
agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

                           13.13.  Severability of Provisions.

                                    (a)     If any provision or any portion of
any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby.

                                    (b)     If the application of any provision
or any portion of any provision of this Agreement to any person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

                           13.14.  Assignment by Buyer.  Subject to, and without
limiting Buyer's obligation to timely consummate this Agreement in accordance with its terms, the parties acknowledge and agree that the Buyer may assign its right to purchase any or all of the Purchased Shares to one or more assignees upon written notice to the Seller at any time prior to the Closing, subject only to such assignee confirming in writing to the Seller as follows:

                                    (a)     Such assignee is duly organized,
validly existing and in good standing under the Laws of the jurisdiction under which it was organized and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

                                    (b)     Such assignee agrees to assume the
obligations of the Buyer to purchase the Purchased Shares assigned to such assignee.

                                    (c)     Such assignee has the full legal
right and power and all authority and approvals required to enter into, execute and deliver its assumption confirmation and to perform fully its obligations hereunder and thereunder. Such assumption confirmation has been duly executed and delivered by such assignee, and is a valid and binding obligation of such assignee enforceable against such assignee in accordance with its terms. The execution and delivery by such assignee of such assignment confirmation, the consummation of the transactions contemplated thereby and the performance by such assignee of its obligations thereunder will not (a) violate any provision of such assignee's governing or organizational documents; (b) except for filings under the HSR Act, require such assignee to obtain any consent, approval, authorization or action of, or make any filing with or give any notice to, any Governmental Body or any other person; (c) violate, conflict with or result in the breach of any of the terms and conditions of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which such assignee is a party or by or to which such assignee or any of its properties is or may be bound or subject; or (d) violate any Law or Order of any Governmental Body applicable to such assignee.

                                    (d)     Such assignee is purchasing the
Purchased Shares assigned to it for its own account for investment and not with a view to public resale or distribution thereof.

                           13.15.  Seller's Knowledge.  For purposes of any
representation or warranty of Seller set forth in this Agreement, the words "to Seller's knowledge" or "to the knowledge of Seller" shall mean the actual knowledge as of the date of such representation or warranty of any of the persons identified on Schedule 13.15 hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                            BUYER:

                                            PTB ACQUISITION COMPANY, LLC


                                            By  /s/ David C. Mariano
                                               --------------------------
                                               Name:  David C. Mariano
                                               Title: President and Treasurer


                                            SELLER:

                                            PARAGON TRADE BRANDS, INC.



                                            By /s/ Alan J. Lyron
                                              ---------------------------
                                              Name:  Alan J. Lyron
                                              Title: Chief Financial Officer



                  The undersigned hereby agrees that it shall cause the Buyer to pay, or that it shall pay, any damages to which the Seller may be entitled in the event that the foregoing Stock Purchase Agreement is terminated by the Seller pursuant to Section 11.1(d) thereof.

                                            WELLSPRING CAPITAL MANAGEMENT LLC


                                            By  /s/ David C. Mariano
                                               --------------------------
                                               Name:  David C. Mariano
                                               Title: Partner